Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AND GUARANTY AGREEMENT
This AMENDMENT NO. 2 TO CREDIT AND GUARANTY AGREEMENT, dated as of February 20, 2026 (this “Agreement”), by and among LADDER CAPITAL FINANCE HOLDINGS LLLP, a Delaware limited liability limited partnership (“Parent”), LADDER CAPITAL FINANCE CORPORATION, a Delaware corporation (“LCFC” and, together with Parent, “Borrowers” and each, individually, a “Borrower”), LADDER CAPITAL CORP, a Delaware corporation (the “Guarantor”, and together with each Borrower, the “Credit Parties” and each, individually, a “Credit Party”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (“Administrative Agent”).
RECITALS:
WHEREAS, reference is hereby made to that certain Credit and Guaranty Agreement, dated as of December 20, 2024 (as amended by that certain Amendment No. 1 to Credit and Guaranty Agreement dated as of September 15, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Agreement, the “Existing Credit Agreement” and, as amended by this Agreement, the “Amended Credit Agreement”; capitalized terms used but not defined herein having the meanings set forth in the Amended Credit Agreement), among Borrowers, the Guarantors party thereto, Administrative Agent and the lenders party thereto (such lenders, the “Existing Lenders”);
WHEREAS, on the Amendment No. 2 Effective Date (as defined below), (i) the financial institutions listed on Schedule A-1 hereto under the heading “Amendment No. 2 Incremental Revolving Lenders” (each, an “Amendment No. 2 Incremental Revolving Lender”, and collectively, the “Amendment No. 2 Incremental Revolving Lenders”) will provide to Borrowers the Amendment No. 2 Incremental Revolving Commitments (as defined below) in an aggregate principal amount equal to $400,000,000 and (ii) the financial institutions listed on Schedule B hereto under the heading “Delayed Draw Term Loan Lenders” (each, a “Delayed Draw Term Loan Lender”, and collectively, the “Delayed Draw Term Loan Lenders”) will provide to Borrowers the Delayed Draw Term Loan Commitments (as defined below) in an aggregate principal amount equal to $275,000,000;
WHEREAS, (i) JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, BofA Securities, Inc., Société Générale, M&T Bank, Citibank, N.A., The Huntington National Bank, Barclays Bank PLC, Raymond James Bank, Citizens Bank, N.A. and U.S. Bank National Association have been appointed as the joint lead arrangers for the Amendment No. 2 Incremental Revolving Commitments (in such capacity, each an “Amendment No. 2 Incremental Revolving Commitment Lead Arranger” and, collectively, the “Amendment No. 2 Incremental Revolving Commitment Lead Arrangers”) and (ii) JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, M&T Bank and U.S. Bank National Association have been appointed as the joint lead arrangers for the Delayed Draw Term Loan Commitments (in such capacity, each an “Amendment No. 2 Delayed Draw Term Loan Lead Arranger” and, collectively, the “Amendment No. 2 Delayed Draw Term Loan Lead Arrangers”, and, together with the Amendment No. 2 Incremental Revolving Commitment Lead Arrangers, each an “Amendment No. 2 Lead Arranger” and, collectively, the “Amendment No. 2 Lead Arrangers”); and
WHEREAS, pursuant to Section 10.5 of the Existing Credit Agreement, Borrowers, the Guarantor, Administrative Agent, the Amendment No. 2 Incremental Revolving Lenders, the Delayed Draw Term Loan Lenders and the Existing Lenders party hereto, who collectively constitute the Required

Lenders under the Existing Credit Agreement, desire to make certain amendments to the Existing Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1.Amendment No. 2 Incremental Revolving Commitments.
(a)Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, effective as of the Amendment No. 2 Effective Date, each Amendment No. 2 Incremental Revolving Lender agrees, on a several and not joint basis, to provide Amendment No. 2 Incremental Revolving Commitments to Borrowers in Dollars in an aggregate amount not to exceed the amount set forth opposite such Amendment No. 2 Incremental Revolving Lender’s name on Schedule A-1 hereto (the “Amendment No. 2 Incremental Revolving Commitments”).
(b)The Amendment No. 2 Incremental Revolving Commitments shall be one Class (as defined in the Amended Credit Agreement) with, and increase the amount of, the Revolving Commitments in effect immediately prior to the Amendment No. 2 Effective Date.
(c)Upon the Amendment No. 2 Effective Date, each Amendment No. 2 Incremental Revolving Lender shall be a Lender for all purposes of the Amended Credit Agreement with a Revolving Commitment. Upon and following the Amendment No. 2 Effective Date, (x) each reference to “Revolving Commitments” in the Credit Documents shall include the Amendment No. 2 Incremental Revolving Commitments, (y) each reference to “Revolving Loans” in the Credit Documents shall include the Revolving Loans made available by the Amendment No. 2 Incremental Revolving Lenders in accordance with the terms hereof and (z) each reference to “Lenders” in the Credit Documents shall include the Amendment No. 2 Incremental Revolving Lenders, in each case, unless the context shall require otherwise, and the Amendment No. 2 Incremental Revolving Lenders shall have the rights and obligations of a “Lender” under the Amended Credit Agreement and the other Credit Documents.
SECTION 2.Delayed Draw Term Loan Commitments.
(a)Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, effective as of the Amendment No. 2 Effective Date, each Delayed Draw Term Loan Lender agrees, on a several and not joint basis, to provide Delayed Draw Term Loan Commitments to Borrowers in Dollars in an aggregate amount not to exceed the amount set forth opposite such Delayed Draw Term Loan Lender’s name on Schedule B hereto (the “Delayed Draw Term Loan Commitments”).
(b)Upon the Amendment No. 2 Effective Date, each Delayed Draw Term Loan Lender shall be a Lender for all purposes of the Amended Credit Agreement. Upon and following the Amendment No. 2 Effective Date, (x) each reference to “Commitments” in the Credit Documents shall include the Delayed Draw Term Loan Commitments, (y) each reference to “Loans” in the Credit Documents shall include the Delayed Draw Term Loans (as defined in the Amended Credit Agreement) made available by the Delayed Draw Term Loan Lenders in accordance with the terms hereof and (z) each reference to “Lenders” in the Credit Documents shall include the Delayed Draw Term Loan Lenders, in each case, unless the context shall require otherwise, and the Delayed Draw Term Loan Lenders shall have the rights and obligations of a “Lender” under the Amended Credit Agreement and the other Credit Documents.
(c)The Delayed Draw Term Loans shall be designated as a new Class of Loans under the Amended Credit Agreement, with terms and provisions applicable thereto as set forth herein and in the Amended Credit Agreement.
SECTION 3.Subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 4 hereof, effective on and as of the Amendment No. 2 Effective Date:

(a)the Existing Credit Agreement is hereby amended in accordance with Section 10.5 of the Existing Credit Agreement to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), as set forth in Annex A hereto;
(b)Appendix A-1 of the Existing Credit Agreement is hereby amended and restated in its entirety as set forth in the pages attached hereto as Schedule A-2;
(c)Appendix A-2 is hereby added in its entirety to the Existing Credit Agreement as set forth in the pages attached hereto as Schedule B;
(d)each of Exhibit A-1 (Funding Notice), Exhibit A-2 (Conversion/Continuation Notice), Exhibit B (Revolving Loan Note) and Exhibit E (Assignment Agreement) to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth in the pages attached as Annex B hereto; and
(e)a new Exhibit B-2 (Delayed Draw Term Loan Note) is added to the Existing Credit Agreement in the form attached hereto as Annex C hereto.
SECTION 4.Conditions to Effectiveness. This Agreement shall become effective on the date when, and only when, each of the conditions set forth below have been satisfied (such date, if any, the “Amendment No. 2 Effective Date”):
(a)Administrative Agent shall have received a counterpart of this Agreement, duly executed and delivered by a duly authorized officer of Borrowers, each other Credit Party, each Amendment No. 2 Incremental Revolving Lender, each Delayed Draw Term Loan Lender and Existing Lenders constituting the Required Lenders.
(b)Administrative Agent shall have received a duly authorized and executed Note for the account of each Lender requesting a Note in writing at least one (1) Business Day prior to the Amendment No. 2 Effective Date or a replacement Note, as applicable, payable to each such requesting Lender, executed by an Authorized Officer.
(c)Administrative Agent shall have received, in respect of each Credit Party, (i) copies of the Organizational Documents of such Credit Party, certified as of a recent date by the appropriate Governmental Authority if applicable; (ii) signature and incumbency certificates of the officers of such Credit Party; (iii) copies of resolutions of the Board of Directors or similar governing body of such Credit Party, approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Amendment No. 2 Effective Date, certified as of the Amendment No. 2 Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business where the failure to be so qualified would have a Material Adverse Effect, each dated the Amendment No. 2 Effective Date or a recent date prior thereto.
(d)Administrative Agent and Lenders and their respective counsel shall have received an originally executed copy of the favorable written opinion of Kirkland & Ellis LLP, counsel for the Credit Parties, as to such matters as Administrative Agent may reasonably request, dated as of the Amendment No. 2 Effective Date.

(e)Administrative Agent shall have received a certificate from Borrowers signed by an Authorized Officer of the Borrower Representative, certifying as to the satisfaction of the conditions set forth in clauses (g), (h) and (i) of this Section 4.
(f)Administrative Agent shall have received a Solvency Certificate (on the Amendment No. 2 Effective Date immediately after giving effect to this Agreement) from the Guarantor.
(g)The representations and warranties in Section 5 of this Agreement shall be true and correct in all respects as of the date hereof and as of the Amendment No. 2 Effective Date.
(h)At the time of and immediately after giving effect to this Agreement, no Default or Event of Default has occurred that is continuing or would result from this Agreement.
(i)After giving effect to the Amendment No. 2 Incremental Revolving Commitments, the aggregate amount of Revolving Commitments (for the avoidance of doubt, together with the Amendment No. 2 Incremental Revolving Commitments and any other Incremental Revolving Commitments previously established) does not exceed $1,250,000,000.
(j)Prior to or substantially concurrently with the effectiveness of this Agreement, (i) all fees required to be paid by Borrowers on the Amendment No. 2 Effective Date pursuant to that certain Fee Letter, dated February 4, 2026 and (ii) all actual, documented and reasonable out-of-pocket costs and expenses of Administrative Agent incurred in connection with the negotiation, preparation and execution of this Agreement, to the extent invoiced at least one (1) Business Day prior to the Amendment No. 2 Effective Date (except as otherwise agreed by the Borrower Representative), shall have been paid.
(k)At least five (5) days prior to the Amendment No. 2 Effective Date, Administrative Agent and the Lenders shall have received (i) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act that has been reasonably requested by Administrative Agent at least ten (10) days prior to the Amendment No. 2 Effective Date and (ii) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower.
(l)Administrative Agent shall have received, for the benefit of the Existing Lenders, all fees, accrued and unpaid interest and other amounts due and payable on or prior to the Amendment No. 2 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrowers under the Existing Credit Agreement.
SECTION 5.Representations and Warranties. By its execution of this Agreement each Credit Party hereby represents and warrants to Administrative Agent and the Lenders party hereto as of the Amendment No. 2 Effective Date that:
(a)Each of Parent and its Subsidiaries (i) is duly organized, validly existing and in good standing (where relevant) under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and to carry out the transactions contemplated hereby, and (iii) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except (1) in the case of clauses (i) (other than (x) in the case of due organization and valid existence, with respect to any Borrower and any Credit Party that is a Material Subsidiary and (y) in the case of good standing (where relevant) any Borrower), (ii) and (iii) to the extent failure to comply therewith has not had, and would not be reasonably expected to have, a Material Adverse Effect and (2) for assets disposed of in an Asset Disposition.
(b)The execution, delivery and performance of this Agreement and the Amended Credit Agreement, have been duly authorized by all necessary action on the part of each Credit Party that is a party hereto.
(c)The execution, delivery and performance by Credit Parties of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate (1) any provision of any law or any governmental rule or regulation applicable to Parent or any of its Subsidiaries, (2) any of the Organizational Documents of any Credit Party, or (3) any order, judgment or decree of any court or other agency of government binding on Parent or any of its Subsidiaries; (ii) conflict with, result in a breach of or constitute a default under any Material Contract of Parent or any of its Subsidiaries; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries; or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract of Parent or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Amendment No. 2 Effective Date and disclosed in writing to Lenders, except with respect to any violation, conflict, breach, default referred to in the foregoing clauses (i)(1), (i)(3), (iii) and (iv), as would not, individually or in the aggregate, have a Material Adverse Effect.
(d)The representations and warranties set forth in Section 4 of the Amended Credit Agreement are true and correct in all material respects as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(e)No Default or Event of Default has occurred and is continuing or would result upon the effectiveness of this Agreement.
SECTION 6.[Reserved].
SECTION 7.Reaffirmation. Each Credit Party hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Credit Document to which such Credit Party is a party is, and the obligations of such Credit Party contained in the Existing Credit Agreement, this Agreement or in any other Credit Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Agreement. For greater certainty and without limiting the foregoing, each Credit Party hereby confirms that the existing guarantee of the Guaranteed Obligations made by such Credit Party in favor of Administrative Agent for the ratable benefit of the Beneficiaries pursuant to the Credit Documents shall continue in full force and effect under the Amended Credit Agreement and the other Credit Documents.
SECTION 8.Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with Section 10.5 of the Amended Credit Agreement.
SECTION 9.Entire Agreement. This Agreement, the Amended Credit Agreement, and the other Credit Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under the Existing Credit Agreement nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Credit Document to the Amended Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Existing Credit Agreement as amended hereby and that this Agreement is a Credit Document. This Agreement shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Credit Documents shall, to the extent not paid or exchanged on or prior to the date hereof, continue to be owing under the Amended Credit Agreement or such other Credit Documents until paid in accordance therewith.
SECTION 10.GOVERNING LAW. SECTIONS 10.14, 10.15 AND 10.16 OF THE AMENDED CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT, MUTATIS MUTANDIS, AND SHALL APPLY HERETO.
SECTION 11.Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, to the fullest extent permitted by applicable law, shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 12.Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (including “pdf”) shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Administrative Agent may also require that any such documents and signatures delivered by facsimile or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic transmission.
SECTION 13.Amendment No. 2 Lead Arrangers. Each Borrower hereby acknowledges and agrees that (a) the Amendment No. 2 Lead Arrangers shall be entitled to the privileges, indemnification, immunities and other benefits afforded to Administrative Agent and the Arrangers pursuant to Section 9 and Section 10.3 of the Amended Credit Agreement and (b) except as otherwise agreed to in writing by Borrowers and the Amendment No. 2 Lead Arrangers, no Amendment No. 2 Lead

Arranger shall have any duties, responsibilities or liabilities with respect to this Agreement, the Delayed Draw Term Loan Commitments, the Delayed Draw Term Loans, the Amended Credit Agreement or any other Credit Document.
SECTION 14.Direction to Administrative Agent. By signing below, the Lenders party hereto, constituting all Lenders under the Existing Credit Agreement, consent to this Agreement, authorize and direct Administrative Agent to execute, deliver and perform any obligations to be performed by Administrative Agent under this Agreement and confirm that their obligations to Administrative Agent under Section 9.6 of the Existing Credit Agreement extend to the actions taken by Administrative Agent in connection with this Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement as of the date first written above.
BORROWERS:

LADDER CAPITAL FINANCE CORPORATION,
as a Borrower

By: /s/ Paul J. Miceli
    Name: Paul J. Miceli
    Title:    Chief Financial Officer

LADDER CAPITAL FINANCE HOLDINGS LLLP,
as a Borrower

By: /s/ Paul J. Miceli
    Name: Paul J. Miceli
    Title:    Authorized Person

Amendment No. 2 to Credit Agreement – Signature Page

LADDER CAPITAL CORP,
as a Guarantor

By: /s/ Paul J. Miceli
    Name: Paul J. Miceli
    Title:    Chief Financial Officer

Amendment No. 2 to Credit Agreement – Signature Page

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, an Amendment No. 2 Incremental Revolving Lender, a Delayed Draw Term Loan Lender, an Existing Lender and an Issuing Bank

By:     /s/ Jennifer M. Dunneback
Name: Jennifer M. Dunneback
    Title: Executive Director

Amendment No. 2 to Credit Agreement – Signature Page

[LENDER SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENT]

Amendment No. 2 to Credit Agreement – Signature Page

Annex A
Amended Credit Agreement
(See attached)

EXECUTION VERSION
Conformed through Amendment No. ~~1~~2
Deal CUSIP 50574HAA1
Delayed Draw Term Loan Facility CUSIP 50574HAC7
Revolving Facility CUSIP 50574HAD5

CREDIT AND GUARANTY AGREEMENT

dated as of December 20, 2024
(as amended by Amendment No. 1 to Credit and Guaranty Agreement, dated as of September 15, 2025 and as further amended by Amendment No. 2 to Credit and Guaranty Agreement, dated as of February 20, 2026), among

LADDER CAPITAL FINANCE HOLDINGS LLLP and
LADDER CAPITAL FINANCE CORPORATION,
as Borrowers,

LADDER CAPITAL CORP and
CERTAIN SUBSIDIARIES OF
LADDER CAPITAL FINANCE HOLDINGS LLLP,
as Guarantors,

VARIOUS LENDERS,

JPMORGAN CHASE BANK, N.A.,
WELLS FARGO SECURITIES, LLC,
~~BANK OF AMERICA, N.A. and~~
BOFA SECURITIES, INC.,
SOCIÉTÉ GÉNÉRALE and M&T BANK,
as Joint Lead Arrangers and Joint Bookrunners for the Revolving Facility,

CITIBANK, N.A.,
RAYMOND JAMES BANK ~~and~~,
U.S. BANK, NATIONAL ASSOCIATION, CITIZENS BANK, N.A., BARCLAYS BANK PLC and THE HUNTINGTON NATIONAL BANK,
as Joint Lead Arrangers for the Revolving Facility,

JPMORGAN CHASE BANK, N.A.,
WELLS FARGO SECURITIES, LLC, M&T BANK and U.S. BANK, NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners for the Delayed Draw Term Loan Facility,

WELLS FARGO BANK, N.A,
BANK OF AMERICA, N.A.,
SOCIÉTÉ GÉNÉRALE, M&T BANK,
CITIBANK, N.A.,
RAYMOND JAMES BANK ~~and~~ ,

U.S. BANK NATIONAL ASSOCIATION, CITIZENS BANK, N.A., BARCLAYS BANK PLC and THE HUNTINGTON NATIONAL BANK,
as Syndication Agents for the Revolving Facility,

WELLS FARGO BANK, N.A, M&T BANK and U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agents for the Delayed Draw Term Loan Facility,

~~BARCLAYS BANK PLC and~~
DEUTSCHE BANK ~~AG NEW YORK BRANCH~~SECURITIES INC. and PINNACLE BANK,
as Documentation Agents for the Revolving Facility,

and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
________________________________________________________

5

6

TABLE OF CONTENTS
Page
SECTION 1. DEFINITIONS AND INTERPRETATION    2
1.1. Definitions    2
1.2. Accounting Terms.    ~~62~~55
1.3. Interpretation, Etc.    ~~63~~56
1.4. Rates    ~~63~~56
1.5. Borrower Representative    ~~64~~57
1.6. Divisions    ~~64~~57

SECTION 2. LOANS AND LETTERS OF CREDIT    ~~66~~57
2.1. ~~[Reserved]    66~~Delayed Draw Term Loans 57
2.2. Revolving Loans    ~~66~~59
2.3. Increase of Commitments; Additional Lenders    ~~67~~60
2.4. Issuance of Letters of Credit and Purchase of Participations Therein    ~~69~~64
2.5. Pro Rata Shares; Availability of Funds    ~~74~~69
2.6. Use of Proceeds    ~~75~~70
2.7. Evidence of Debt; Register; Lenders’ Books and Records; Notes.    ~~75~~70
2.8. Interest on Loans    ~~76~~71
2.9. Conversion/Continuation    ~~78~~73
2.10. Default Interest    ~~79~~74
2.11. Fees    ~~79~~74
2.12. Scheduled Payments/Commitment Reductions.    ~~80~~76
2.13. Voluntary Prepayments/Commitment Reductions    ~~80~~76
2.14. Extension of ~~the Revolving Commitments    82~~Maturity Date 77
2.15. Application of Prepayments/Reductions    ~~83~~79
2.16. General Provisions Regarding Payments    ~~83~~80
2.17. Ratable Sharing    ~~84~~82
2.18. Making or Maintaining SOFR Loans    ~~85~~82
2.19. Increased Costs; Capital Adequacy    ~~87~~84
2.20. Taxes; Withholding, Etc.    ~~88~~85
2.21. Obligation to Mitigate    ~~92~~90
2.22. Defaulting Lenders    ~~93~~90
2.23. Removal or Replacement of a Lender    ~~94~~92
2.24. Benchmark Replacement Setting.    ~~96~~93

SECTION 3. CONDITIONS PRECEDENT    ~~97~~95
3.1. Closing Date    ~~97~~95
3.2. Conditions to Each Credit Extension    ~~99~~97

SECTION 4. REPRESENTATIONS AND WARRANTIES    ~~101~~98
4.1. Organization; Requisite Power and Authority; Qualification.    ~~101~~98
4.2. Capital Stock and Ownership    ~~101~~98
4.3. Due Authorization    ~~101~~98
4.4. No Conflict    ~~101~~99
7

4.5. Governmental Consents    ~~102~~99
4.6. Binding Obligation    ~~102~~99
4.7. Historical Financial Statements    ~~102~~99
4.8. No Material Adverse Effect    ~~102~~99
4.9. Adverse Proceedings, Etc.    ~~102~~99
4.10. Payment of Taxes.    ~~102~~100
4.11. Properties    ~~103~~100
4.12. Environmental Matters    ~~103~~100
4.13. No Defaults    ~~104~~101
4.14. Governmental Regulation    ~~104~~101
4.15. Margin Stock    ~~104~~101
4.16. Employee Matters    ~~104~~101
4.17. Employee Benefit Plans    ~~104~~101
4.18. Solvency    ~~104~~101
4.19. [Reserved]    ~~104~~102
4.20. Compliance with Statutes, Etc.    ~~105~~102
4.21. Disclosure    ~~105~~102
4.22. PATRIOT Act    ~~105~~102
4.23. Sanctioned Persons    ~~105~~102
4.24. Use of Proceeds    ~~105~~102

SECTION 5. AFFIRMATIVE COVENANTS    ~~106~~102
5.1. Financial Statements and Other Reports    ~~106~~103
5.2. Existence    ~~108~~105
5.3. Payment of Taxes, Claims, and Obligations    ~~108~~105
5.4. Maintenance and Operation of Properties    ~~109~~106
5.5. Insurance    ~~109~~106
5.6. Books and Records; Inspections    ~~109~~106
5.7. Compliance with Laws    ~~109~~106
5.8. Subsidiaries    ~~109~~106
5.9. Use of Proceeds    ~~110~~107
5.10. [Reserved]    ~~110~~107
5.11. Designation of Restricted and Unrestricted Subsidiaries    ~~111~~107
5.12. Environmental Compliance    ~~111~~107
5.13. Post Closing Obligations    ~~112~~108

SECTION 6. NEGATIVE COVENANTS    ~~112~~108
6.1. [Reserved]    ~~112~~108
6.2. Liens    ~~117~~108
6.3. [Reserved]    ~~117~~108
6.4. Restricted Payments    ~~117~~108
6.5. [Reserved]    ~~123~~108
6.6. [Reserved]    ~~126~~108
6.7. Financial Covenants    ~~127~~109
6.8. [Reserved]    ~~128~~109
8

6.9. Limitation on Affiliate Transactions.    ~~129~~109
6.10. Conduct of Business    ~~131~~111
6.11. Amendments or Waivers of Organizational Documents    ~~131~~111
6.12. Fundamental Changes    ~~131~~111
6.13. Fiscal Year    ~~132~~112

SECTION 7. GUARANTY    ~~132~~112
7.1. Guaranty of the Obligations    ~~132~~112
7.2. Contribution by Guarantors    ~~132~~113
7.3. Payment by Guarantors    ~~133~~113
7.4. Liability of Guarantors Absolute    ~~133~~114
7.5. Waivers by Guarantors    ~~135~~115
7.6. Guarantors’ Rights of Subrogation, Contribution, Etc.    ~~136~~116
7.7. Subordination of Other Obligations    ~~137~~117
7.8. Continuing Guaranty    ~~137~~117
7.9. Authority of Guarantors or Borrowers    ~~137~~117
7.10. Financial Condition of Borrowers    ~~137~~117
7.11. Bankruptcy, Etc.    ~~137~~117
7.12. Discharge of Guaranty Upon Sale of Guarantor    ~~138~~118

SECTION 8. EVENTS OF DEFAULT    ~~139~~118
8.1. Events of Default    ~~139~~118
8.2. Application of Proceeds    ~~142~~121
8.3. Right to Cure Financial Covenant; Credit Extension Limitation    ~~143~~122

SECTION 9. AGENTS    ~~145~~124
9.1. Appointment of Agents.    ~~145~~124
9.2. Powers and Duties    ~~146~~125
9.3. General Immunity    ~~146~~126
9.4. Agents Entitled to Act as Lender    ~~149~~128
9.5. Lenders’ Representations, Warranties and Acknowledgment    ~~149~~128
9.6. Right to Indemnity    ~~149~~128
9.7. Successor Administrative Agent.    ~~150~~129
9.8. Guaranty    ~~151~~130
9.9. Erroneous Payments    ~~153~~130
9.10. Prior Collateral Agent    ~~156~~134
9.11. Certain ERISA Matters    ~~157~~134

SECTION 10. MISCELLANEOUS    ~~159~~135
10.1. Notices    ~~159~~135
10.2. Expenses    ~~161~~137
10.3. Indemnity    ~~162~~138
10.4. Set-Off    ~~163~~140
10.5. Amendments and Waivers    ~~164~~140
10.6. Successors and Assigns; Participations    ~~166~~143
9

10.7. Independence of Covenants    ~~170~~147
10.8. Survival of Representations, Warranties and Agreements    ~~170~~147
10.9. No Waiver; Remedies Cumulative    ~~170~~147
10.10. Marshalling; Payments Set Aside    ~~171~~148
10.11. Severability    ~~171~~148
10.12. Obligations Several; Independent Nature of Lenders’ Rights    ~~171~~148
10.13. Headings    ~~171~~148
10.14. APPLICABLE LAW    ~~171~~148
10.15. CONSENT TO JURISDICTION    ~~171~~149
10.16. WAIVER OF JURY TRIAL    ~~172~~149
10.17. Confidentiality    ~~173~~150
10.18. Usury Savings Clause    ~~174~~151
10.19. Counterparts; Electronic Execution    ~~174~~151
10.20. Effectiveness; Entire Agreement    ~~175~~152
10.21. PATRIOT Act    ~~175~~152
10.22. Joint and Several    ~~175~~153
10.23. No Fiduciary Duty    ~~175~~153
10.24. Disclosure of Information Relating to Agreement    ~~176~~153
10.25. Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~176~~153

10

APPENDICES:    A-1    Revolving Commitments
            A-2    Delayed Draw Term Loan Commitments
B    Letter of Credit Commitments
C    Notice Addresses

SCHEDULES:    1.1(a)    Closing Date Guarantors
            3.1(c)    Organizational and Capital Structure
            4.2    Capital Stock and Ownership
4.12    Title to Properties
5.13    Post Closing Obligations

EXHIBITS:        A-1    Funding Notice
A-2    Conversion/Continuation Notice
A-3    Issuance Notice
B-1    Revolving Loan Note
B-2    Delayed Draw Term Loan Note
C    Compliance Certificate
D    Reserved
E    Assignment Agreement
F-1    Form of U.S. Tax Compliance Certificate
F-2    Form of U.S. Tax Compliance Certificate
F-3    Form of U.S. Tax Compliance Certificate
F-4    Form of U.S. Tax Compliance Certificate
G-1    Closing Date Certificate
G-2    Solvency Certificate
H    Counterpart Agreement
11

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of December 20, 2024 is entered into by and among LADDER CAPITAL FINANCE HOLDINGS LLLP, a Delaware limited liability limited partnership (“Parent”), LADDER CAPITAL FINANCE CORPORATION, a Delaware corporation (“LCFC” and, together with Parent, “Borrowers” and each, individually, a “Borrower”), LADDER CAPITAL CORP, a Delaware corporation (“Ladder Capital Corp”), and CERTAIN SUBSIDIARIES OF PARENT, as Guarantors, the Lenders party hereto from time to time and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”).
RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;
WHEREAS, on February 26, 2016, Ladder Corporate Revolver I LLC, a Delaware limited liability company, as borrower, Parent, LCFC, Ladder Capital Corp and certain Subsidiaries of Parent, as guarantors, certain of the Lenders, JPMorgan, as administrative agent and collateral agent, entered into an Amended and Restated Credit and Guaranty Agreement (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, ~~Borrowers have requested that~~on the Closing Date, the Lenders ~~make~~made available to Borrowers a $725,000,000 revolving credit facility;
WHEREAS, the Lenders and Issuing Banks party hereto ~~have~~ agreed to amend and restate the Existing Credit Agreement on the terms and conditions set forth in this Agreement and to provide and/or continue the Revolving Commitments, as the case may be, in the amounts set forth for each such Lender on Appendix A hereto on the Closing Date;
WHEREAS, on the Closing Date, the Refinanced Indebtedness together with all accrued interest, fees and other amounts payable thereon and all accrued fees and other amounts payable in respect of all “Letters of Credit” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement ~~shall be paid~~were Paid in ~~full~~Full and all “Letters of Credit” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement ~~shall be~~were terminated; ~~and~~
WHEREAS, this Agreement was automatically and irrevocably amended (without the requirement for any action by any Person) immediately upon the occurrence of a Covenant Termination Date (such automatic amendment, the “IG Status Achievement Amendment”);
WHEREAS, pursuant to Section 2.3 and that certain Incremental Commitment Joinder No. 1, dated as of January 2, 2025, certain Additional Lenders agreed to provide $125,000,000 in

Incremental Revolving Commitments, as an increase to the then existing Revolving Commitments under this Agreement; and
WHEREAS, pursuant to Section 2.3 and Amendment No. 2 (as defined below), certain Lenders agreed to provide (i) $400,000,000 in Incremental Revolving Commitments, as an increase to the then existing Revolving Commitments under this Agreement, and (ii) $275,000,000 in Delayed Draw Term Loan Commitments (as defined below).
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1. DEFINITIONS AND INTERPRETATION
1.1. Definitions
. The following terms used herein, including (except to the extent specifically stated otherwise) in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
“2025 Notes” as defined in the definition of “Senior Notes.”
“2027 Notes” as defined in the definition of “Senior Notes.”
“2029 Notes” as defined in the definition of “Senior Notes.”
“2031 Notes” as defined in the definition of “Senior Notes.”
“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary, or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Subsidiary of Parent or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with Parent or any Subsidiary. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.
“Additional Lenders” as defined in Section 2.3(b).
“Additional Notes” as defined in the definition of “Senior Notes.”
“Administrative Agent” as defined in the preamble hereto.
“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Parent or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, whether pending or, to the knowledge of Parent or any of its Subsidiaries, threatened against or affecting Parent or any of its Subsidiaries or any property of Parent or any of its Subsidiaries.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” as defined in Section 2.18(b).
“Affected Loans” as defined in Section 2.18(b).
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means each of (a) Administrative Agent, (b) Joint Lead Arrangers, (c) Joint Bookrunners, (d) Documentation Agent, (e) Syndication Agent and (f) any other Person appointed under and in accordance with the Credit Documents to serve in an agent or similar capacity, in each case, as the context may require.
“Agent Affiliates” as defined in Section 10.1(b)(iii).
“Agent Fee Letter” means that certain Fee Letter dated as of December 6, 2024, among JPMorgan and Borrowers.
“Aggregate Amounts Due” as defined in Section 2.17.
“Aggregate Payments” as defined in Section 7.2.
“Agreement” means this Credit and Guaranty Agreement, dated as of December 20, 2024, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Amendment No. 2” means that certain Amendment No. 2 to Credit and Guaranty Agreement, dated as of February 20, 2026, among Borrowers, the other Credit Parties party thereto, Administrative Agent and the Lenders party thereto.
“Amendment No. 2 Effective Date” as defined in Amendment No. 2.
“Amendment No. 2 Fee Letter” means that certain Fee Letter, dated as of February 4, 2026, among JPMorgan, Wells Fargo Securities, LLC, Wells Fargo Bank, N.A. and Borrowers.
“Ancillary Document” as defined in Section 10.13.

“Applicable Assets” as defined in the definition of “Repurchase Agreement.”
“Applicable Rate” means, for any day, with respect to (a) any Revolving Loan that is a Base Rate Loan, SOFR Loan or RFR Loan ~~or with respect to the facility fees payable pursuant to Section 2.11(a)(i),~~ , as the case may be, the applicable rate per annum ~~set forth below under the~~  set forth below the column “Revolving Loans” under the caption “Base Rate Spread”, “SOFR Spread”~~,~~ or “RFR Spread” ~~or~~, as the case may be, (b) any Delayed Draw Term Loan that is a Base Rate Loan, SOFR Loan or RFR Loan, as the case may be, the applicable rate per annum set forth below the column “Delayed Draw Term Loans” under the caption “Base Rate Spread”, “SOFR Spread” or “RFR Spread”, and (c) facility fees payable pursuant to Section 2.11(a)(i), the percentage set forth below under the column “Facility Fee Rate”, ~~as the~~in each case ~~may be~~, based upon the then-applicable Debt Rating:

Debt Ratings:	~~Base Rate Spread~~	~~SOFR Spread~~Revolving Loans	Delayed Draw Term Loans			~~RFR Spread~~	Facility Fee Rate
	Base Rate Spread	SOFR Spread	RFR Spread	Base Rate Spread	SOFR Spread	RFR Spread
A- or better by S&P, A- or better by Fitch or A3 or better by Moody’s	0.000%	0.775%	0.775%	0.000%	0.800%	0.800%	0.125%
BBB+ or better but less than A- by S&P, BBB+ or better but less than A- by Fitch or Baa1 or better but less than A3 by Moody’s	0.000%	0.800%	0.800%	0.000%	0.850%	0.850%	0.150%
BBB or better but less than BBB+ by S&P, BBB or better but less than BBB+ by Fitch or Baa2 or better but less than Baa1 by Moody’s	0.100%	1.100%	1.100%	0.200%	1.200%	1.200%	0.200%
BBB- or better but less than BBB by S&P, BBB- or better but less than BBB by Fitch or Baa3 or better but less than Baa2 by Moody’s	0.250%	1.250%	1.250%	0.400%	1.400%	1.400%	0.250%
Less than BBB- by S&P, less than BBB- by Fitch or less than Baa3 by Moody’s	0.700%	1.700%	1.700%	0.900%	1.900%	1.900%	0.300%

If Parent’s Debt Rating consists of three ratings and such ratings are split, then, if the difference between the highest and lowest is one level apart, it will be the highest of the three, provided that if the difference is more than one level, the average Debt Rating of the two highest will be used (or, if such average Debt Rating is not a recognized category, then the second highest Debt

Rating will be used), (ii) if Parent has only two Debt Ratings, it will be the higher of the two, provided that if such Debt Ratings are more than one level apart, the average Debt Rating will be used (or, if such average Debt Rating is not a recognized category, then the higher Debt Rating will be used), and (iii) if Parent has only one Debt Rating, then the Debt Rating for purposes of determining the Applicable Rate shall be deemed to be less than BBB- by S&P, less than BBB- by Fitch and less than Baa3 by Moody’s. If the rating system of Moody’s, S&P or Fitch shall change, or if any such Rating Agency shall cease to be in the business of rating corporate debt obligations, Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation. For the avoidance of doubt, changes in the Applicable Rate resulting from changes in the Debt Rating shall be effective as of the date specified by the definition of “Debt Rating”.
“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to Agents, Lenders or Issuing Banks by means of electronic communications pursuant to Section 10.1(b).
“Arranger Fee Letter” means that certain Fee Letter dated as of December 6, 2024, among JPMorgan, Wells Fargo Securities, LLC, Wells Fargo Bank, N.A. and Borrowers.
“Asset Disposition” means:
(a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of Parent (other than Capital Stock of Parent) or any of its Subsidiaries (each referred to in this definition as a “disposition”); or
(b) the issuance or sale of Capital Stock of any Subsidiary, whether in a single transaction or a series of related transactions.
“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.
“Assignment Effective Date” as defined in Section 10.6(b).
“Associate” means (i) any Person engaged in a Similar Business of which Parent or its Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any Joint Venture entered into by Parent or any Subsidiary of Parent.
“Authorized Officer” means, as applied to any Person, (1) any individual holding the position of chairman of the board (if an officer), chief executive officer, president,

chief financial officer, treasurer, general counsel, head of asset management (a) of such Person, (b) if such Person is owned or managed by a single entity, of such entity or (c) if such Person is serialized, of any series of such Person; or (2) any individual designated as an “Officer”, “Authorized Officer”, “Authorized Person” for purposes of this Agreement by the Board of Directors of such Person; provided that the secretary or any assistant secretary of such Person shall have delivered an incumbency certificate to Administrative Agent as to the authority of such Authorized Officer.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 2.18.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. For the avoidance of doubt, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, (i) with respect to any RFR Loan, Daily Simple SOFR or (ii) with respect to any SOFR Loan, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR or the Term SOFR Reference Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.24.
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by Administrative Agent and Borrower Representative giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrower Representative, giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO)

Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.24 and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.24.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Beneficiary” means each Agent and each Lender Party.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code to which Section 4975 of the Internal Revenue Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“Board of Directors” means (1) with respect to any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).
“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Borrower Representative” as defined in Section 1.5.
“Borrowers” as defined in the preamble hereto.
“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Term SOFR Reference Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Term SOFR Reference Rate or any other dealings of such Loans referencing the Term SOFR Reference Rate.
“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
“Capital Stock” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
“Cash” means money, currency or a credit balance in any demand or Deposit Account.
“Cash Equivalents” means:
(1) (a) United States dollars, euro, or any national currency of any member state of the European Union; or (b) any other foreign currency held by Parent and the Restricted Subsidiaries in the ordinary course of business;
(2) securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;
(3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100,000,000;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;
(5) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;
(6) readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;
(7) Indebtedness or Preferred Stock issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;
(8) bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent); and
(9) interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (8) above.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.
“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, debit and purchase cards, deposit and other accounts and merchant services.
“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.
“Change in Law” as defined in Section 2.19(a).

“Change of Control” means:
(1) Parent becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of Parent other than in connection with any transaction or series of transactions in which Parent shall become the wholly owned subsidiary of a Parent Company of which no person or group, as noted above, holds more than 50.0% of the total voting power (other than a Permitted Holder);
(2) Parent shall cease to directly or indirectly own, beneficially and of record, 100% of the issued and outstanding Capital Stock of LCFC; or
(3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Restricted Subsidiaries, taken as a whole (other than (i) sales, leases, conveyances, assignments, transfers or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case, in the ordinary course of business and (ii) any Required Asset Sale), to a Person (other than Parent or any of its Restricted Subsidiaries or one or more Permitted Holders).
Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement; (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of Parent owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred; (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50.0% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity; (iv) a transaction will not be deemed to involve a Change of Control if Parent becomes a direct or indirect wholly owned subsidiary of a holding company and (1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) immediately following that transaction no “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date), other than a holding company satisfying the requirements of this sentence or a

Permitted Holder, is the beneficial owner, directly or indirectly, of more than 50.0% of the Voting Stock of such holding company; and (v) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.
“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Delayed Draw Term Loan Exposure and (b) Lenders having Revolving Exposure, (ii) with respect to Loans, each of the following classes of Loans: (a) Delayed Draw Term Loans and (b) Revolving Loans and (iii) with respect to Commitments, each of the following classes of Commitments: (a) Delayed Draw Term Loan Commitments and (b) Revolving Commitments.
“CLO Equity” means, as of any date of determination, all residual equity interests in the form of a subordinated note, trust certificate or preference share issued pursuant to a collateralized loan obligations of Parent or its Subsidiaries.
“Closing Date” means December 20, 2024.
“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-1.
“Commitment” means any Revolving Commitment ~~and~~, any Letter of Credit Commitment or Delayed Draw Term Loan Commitment, as the context may require.
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.
“Conforming Changes” means, with respect to either the use, administration, adoption or implementation of any Benchmark Replacement or, if Borrower Representative has consented to such Conforming Changes, the administration of Term SOFR or Daily Simple SOFR, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.18(c) and other technical, administrative or operational matters) that Administrative Agent decides (in good faith) in consultation with, but without the consent of, Borrower Representative may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides in good faith that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Administrative Agent in consultation with Borrower Representative decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Securitization Subsidiary” means, any special-purpose consolidated Subsidiary of Parent that is a payor, obligor or trustee or Person acting in a similar capacity in respect of a commercial mortgage-backed securitization, collateralized debt or collateralized loan obligation or similar securitization transaction, or other sale or transfer of loans (collectively, “Securitization Transactions”) that exclusively holds collateral assets of a Securitization Transaction, as to which in any such case neither Parent nor any of Parent’s Subsidiaries is the obligor or has any direct liability (in each such case other than as special-purpose Subsidiaries of Parent that are payors or obligors in respect of such Securitization Transaction).
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:
(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(2) to advance or supply funds:
(a) for the purchase or payment of any such primary obligation; or
(b) to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Contributing Guarantors” as defined in Section 7.2.
“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.
“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.8.

“Covenant Termination Date” means the first day following the Closing Date that (a) any Senior Notes have received an Investment Grade Rating from at least two Rating Agencies and (b) no Default or Event of Default has occurred and is continuing under this Agreement.
“Credit Date” means the date of a Credit Extension.
“Credit Document” means any of this Agreement, the Notes, if any, the Agent Fee Letter, the Arranger Fee Letter, Amendment No. 2, the Amendment No. 2 Fee Letter, each Counterpart Agreement, if any, each Incremental Commitment Joinder, if any, each Incremental Term Loan Amendment, if any, and each other document delivered in connection with the foregoing that is, by its terms, expressly identified as a “Credit Document”.
“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by Parent, any of its Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by Parent) with respect to any Funding Indebtedness or Securitization Indebtedness.
“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.
“Credit Facility” means, with respect to Parent or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including commercial paper facilities and overdraft facilities) providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks, institutions, investors or other similar entities and whether provided under one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of Parent as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.
“Credit Party” means Borrowers, Ladder Capital Corp and each Guarantor Subsidiary from time to time party to a Credit Document.

“CRE Mezzanine Finance Assets” means loans made for the purposes of financing commercial real estate and secured primarily by the Capital Stock of Persons that directly or indirectly own commercial real estate.
“Cure Period” as defined in Section 8.3(a).
“Cure Right” as defined in Section 8.3(a).
“Cure Trigger Commencement Date” as defined in Section 8.3(a).
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to Borrowers. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Debt Rating” means, as of any date of determination, the rating assigned and published by a Rating Agency to the senior unsecured long term Indebtedness of a Person. Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade or a downgrade, during the period commencing on the third Business Day after the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. If S&P, Moody’s or Fitch shall change the basis on which ratings are established, each reference to the Debt Rating announced by S&P, Moody’s or Fitch, as the case may be, shall refer to the then equivalent rating by S&P, Moody’s or Fitch, as the case may be. In no event shall Administrative Agent be responsible for, or have any liability for, monitoring the Debt Rating.
“Default” means a condition or event that, with notice or lapse of time or both, shall become an Event of Default.
“Default Excess” means, with respect to any Funds Defaulting Lender, (a) in the case of a failure to fund a Loan, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Funds Defaulting Lenders (including such Funds Defaulting Lender) had funded all of their respective

Defaulted Loans) over the aggregate outstanding principal amount of all Loans actually funded by such Funds Defaulting Lender and (b) in the case of a failure to purchase participations under Section 2.4(e) or to fund its Pro Rata Share of any payment under Section 9.6, such Lender’s Pro Rata Share with respect to such participation or payment.
“Default Period” means, (a) with respect to any Defaulting Lender, the period commencing on the date that such Lender became a Defaulting Lender and ending on the earlier of: (i) the date on which (x) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any of its Defaulted Loans or by the non-pro rata application of any voluntary prepayments of the Loans in accordance with the terms of Section 2.13 or by a combination thereof) and/or such Defaulting Lender shall have purchased all participations required under Section 2.4(e) or shall have paid all amounts required to be paid by it under Section 9.6, as the case may be, and (y) such Defaulting Lender shall have delivered to Borrower Representative and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (ii) the date on which Borrowers, Administrative Agent and Requisite Lenders waive all failures of such Defaulting Lender to fund or make payments required hereunder in writing; and (b) with respect to any Insolvency Defaulting Lender, the period commencing on the date such Lender became an Insolvency Defaulting Lender and ending on the date that such Defaulting Lender ceases to hold any portion of the Loans or Commitments; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrowers while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
“Defaulted Loan” means any Revolving Loan or portion of any unreimbursed payment under Section 2.4(e) not made by any Lender when required hereunder.
“Defaulting Lender” means any Funds Defaulting Lender or Insolvency Defaulting Lender.
“Delayed Draw Commitment Period” means the time period commencing on the Amendment No. 2 Effective Date through and including the Delayed Draw Commitment Termination Date.
“Delayed Draw Commitment Termination Date” means the earliest to occur of (i) the date the Delayed Draw Term Loan Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.15, (ii) the date of the termination of the Delayed Draw Term Loan Commitments pursuant to Section 8.1, and (iii) the date that is twelve (12) months after the Amendment No. 2 Effective Date.
“Delayed Draw Term Loan” means a term loan made by a Lender to a Borrower pursuant to Section 2.1(a).

“Delayed Draw Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Delayed Draw Term Loan and “Delayed Draw Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Amendment No. 2 Effective Date is $275,000,000.
“Delayed Draw Term Loan Exposure” means, with respect to any Delayed Draw Term Loan Lender, (a) prior to the termination of the Delayed Draw Commitment Termination Date, the sum of (x) the outstanding principal amount of the Delayed Draw Term Loans of such Delayed Draw Term Loan Lender, plus (y) the unused Delayed Draw Term Loan Commitments of such Delayed Draw Term Loan Lender and (b) on and after the Delayed Draw Commitment Termination Date, the outstanding principal amount of the Delayed Draw Term Loans of such Delayed Draw Term Loan Lender.
“Delayed Draw Term Loan Facility” means, at any time, the aggregate amount of the Delayed Draw Term Loan Lenders’ Delayed Draw Term Loan Commitments and the Delayed Draw Term Loans made thereunder at such time.
“Delayed Draw Term Loan Lender” means a Lender having a Delayed Draw Term Loan Exposure.
“Delayed Draw Term Loan Maturity Date” means the earlier of (i) February 20, 2029, and (ii) the date that all Delayed Draw Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Delayed Draw Term Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of Parent having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of Parent shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of Parent or any options, warrants or other rights in respect of such Capital Stock.
“Disqualified Institution” means: (i) any banks, financial institutions and other institutional lenders and investors that have been specified in writing to Joint Lead Arrangers prior to December 6, 2024, (ii) competitors of Parent and its Subsidiaries that have been specified in writing to (x) Joint Lead Arrangers prior to the Closing Date or (y) so long as no Event of Default under Section 8.1(a), Section 8.1(f) or Section 8.1(g) has occurred that is then continuing, Administrative Agent from time to time from and after the Closing Date and (iii) in the case of clauses (i) and (ii), any of their Affiliates that are (A) specified in writing to Joint Lead Arrangers (or, from and after the Closing Date, Administrative Agent) from time to time or (B) reasonably identifiable as an Affiliate solely on the basis of its legal name; it being understood that any subsequent designation or re-designation of a Disqualified Institution shall not apply retroactively to disqualify any person that has been assigned any Commitments or Loans or acquired a participation therein and such designation shall not be effective until two Business Days after notice to Joint Lead Arrangers (or, from and after the Closing Date, Administrative Agent). Borrowers shall be permitted to remove any Person from the list of Disqualified Institutions without the consent of any Lender, Administrative Agent or any other Person; provided that at any time after the removal of such Person, Borrowers shall be permitted to re-designate such Person as a Disqualified Institution without the consent of any Lender, Administrative Agent or any other Person.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:
(1) matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or
(2) is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Latest Maturity Date or (b) the date on which there are no Loans outstanding and ~~the~~all Commitments have been terminated; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Parent to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with Section 6.4 hereof; provided, further, however, that if such Capital Stock is issued to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Documentation Agent” means ~~Barclays Bank PLC and~~ Deutsche Bank ~~AG New York Branch~~Securities Inc. and Pinnacle Bank, each in its capacity as a Documentation Agent.
“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means any Person other than a natural Person that is (a) a Lender or an affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof); provided, that for purposes of an assignment of Revolving Loans or Revolving Commitments pursuant to this clause (a), such Lender, affiliate or Related Fund, as applicable, shall only be an Eligible Assignee if such Lender, affiliate or Related Fund is a Revolving Lender under this Agreement or an affiliate or Related Fund of a Revolving Lender, or (b) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, (i) neither any Defaulting Lender nor any Credit Party nor any Affiliate thereof shall be an Eligible Assignee and (ii) no Disqualified Institution shall be an Eligible Assignee.
“Employee Benefit Plan” means (a) any “employee benefit plan” as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, which is sponsored, maintained or contributed to by, or required to be contributed by, a Credit Party, or (b) any “employee benefit plan” as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA, and which is sponsored, maintained, or contributed to, or required to be contributed to, by any of its ERISA Affiliates.
“Environmental Claim” means any investigation, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority, arising or resulting from or related to any Hazardous Material Activity or violation of any Environmental Law.

“Environmental Laws” means any and all Legal Requirements, Governmental Authorizations, or any other legally binding requirements of Governmental Authorities relating to (a) the protection of the environment, including those relating to any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of Hazardous Materials, in any manner applicable to Parent or any of its Subsidiaries or any Facility.
“Equity Cure” as defined in Section 8.3(a).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) solely for purposes of Sections 412 and 430 of the Internal Revenue Code, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person is a member. Any former ERISA Affiliate of a Credit Party shall continue to be considered an ERISA Affiliate of a Credit Party within the meaning of this definition solely with respect to liabilities arising after such period for which a Credit Party would be liable under the Internal Revenue Code or ERISA.
“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure of a Credit Party or any of its ERISA Affiliates to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure of a Credit Party or any of its ERISA Affiliates to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure of a Credit Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by a Credit Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to a Credit Party or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on a Credit Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of a Credit Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by a Credit Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) receipt by a Credit Party from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (i) the imposition of a lien on the assets of a Credit Party pursuant to Section 430(k) of the Internal Revenue Code or ERISA.
“Erroneous Payment” ~~has the meaning set forth~~as defined in Section 9.9(a).
“Erroneous Payment Deficiency Assignment” ~~has the meaning set forth~~as defined in Section 9.9(d)(i).
“Erroneous Payment Impacted Class” ~~has the meaning set forth~~as defined in Section 9.9(d)(i).
“Erroneous Payment Return Deficiency” ~~has the meaning set forth~~as defined in Section 9.9(d)(i).
“Erroneous Payment Subrogation Rights” ~~has the meaning set forth~~as defined in Section 9.9(e).
“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or Incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means each of the conditions or events set forth in Section 8.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Exchange Notes” as defined in the definition of “Senior Notes.”
“Excluded Subsidiary” means any Subsidiary of Parent that is designated as a Subsidiary but (i) is prohibited, in the reasonable judgment of senior management of Parent, from guaranteeing the Obligations by any applicable law, regulation or contractual restrictions existing at the time such Subsidiary becomes a Subsidiary and which, in the case of any such contractual restriction, in the reasonable judgment of senior management of Parent, cannot be removed through commercially reasonable efforts or (ii) is reasonably expected to be prohibited, in the reasonable judgment of senior management of Parent, from guaranteeing the Obligations by any applicable law, regulation or contractual restrictions that, at the time such Subsidiary becomes a Subsidiary, are reasonably expected to exist at a future time and, in the case of any such contractual restriction, the primary purpose of which is not to circumvent the Guaranty contemplated under the Credit Documents; provided that a Subsidiary shall be deemed to be an Excluded Subsidiary if, in the reasonable judgment of senior management of Parent, such a Subsidiary guaranteeing the Obligations would require Parent or any of its Subsidiaries to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940, as amended. As of the Closing Date, all of Parent’s Wholly-Owned Domestic Subsidiaries are Excluded Subsidiaries other than the Credit Parties and any such Domestic Subsidiary that is an Immaterial Subsidiary, Securitization Entity or Unrestricted Subsidiary as of such date.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrowers under Section 2.23) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(g) and (d) any withholding Taxes imposed under FATCA.
“Existing Credit Agreement” as defined in the recitals hereto.
“Existing Notes” as defined in the definition of “Senior Notes.”
“Exposure” means, as applicable, the aggregate Delayed Draw Term Loan Exposure of all Delayed Draw Term Loan Lenders and/or the aggregate Revolving Exposure of all Revolving Lenders.
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) at any time owned, leased, or operated by Parent or any of its Subsidiaries or any of their respective Affiliates.
“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable with and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any law, regulation, intergovernmental agreement or official guidance relating to any of the foregoing.
“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/10,000 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent. For the avoidance of doubt, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Final Extended Termination Date” as defined in Section 2.14(~~b~~a)(ii).
“Financial Covenant” as defined in Section 8.3(a).
“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Parent that such financial statements fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates and for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of Parent and its Subsidiaries ending on December 31 of each calendar year.
“Fitch” means Fitch, Inc.
“Fixed Charge Coverage Ratio” means, as of the end of each calendar quarter, for the period covering the immediately preceding four calendar quarter period, with respect to Parent and its consolidated Subsidiaries, the sum of (a) Interest Income, (b) rental income from real estate and (c) fee income associated with the management of real estate and real estate related assets for such period divided by the sum of (i) Interest Expense and (ii) rental expense related to leasing of corporate facilities by Parent and its Subsidiaries for such period.
“Floor” means a rate of interest equal to 0% per annum.
“Foreign Subsidiary” means, with respect to any Person, (a) any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary and (b) any Restricted Subsidiary of such Person that has no material assets other than Capital Stock of one or more Foreign Subsidiaries (or Subsidiaries thereof).
“Funding Guarantors” as defined in Section 7.2.
“Funding Indebtedness” means (i) any Indebtedness Incurred in connection with investment activities of a Similar Business, including Indebtedness to finance real estate and real estate related assets and Non-Recourse Indebtedness, as well as any Indebtedness Incurred by Parent and its Subsidiaries in the ordinary course of their respective businesses and (ii) any Refinancing of the Indebtedness under clause (i).
“Funding Notice” means a notice substantially in the form of Exhibit A-1.
“Funds Defaulting Lender” means a Lender that has (a) failed to fund any portion of the Loans, or participations in Letter of Credit exposure required to be funded by it on the date required, (b) otherwise failed to pay Administrative Agent or any other Lender any other amount required to be paid under the Credit Documents on the date when due unless the subject of a good faith dispute, (c) notified Administrative Agent or Borrower Representative in writing that it does not intend to comply with any of its obligations under the Credit Documents or has made a public statement to that effect with respect to its obligations under the Credit Documents or (d) failed, within three (3) Business Days after request by Administrative Agent or the Partnership, to affirm its willingness to comply with its funding obligations under the Credit Documents.
“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles in the United States of America as in effect from time to time; provided that, for purposes of determining such amounts and ratios, Parent shall make such adjustments as it determines in good faith are necessary to remove the impact of consolidating any variable interest entities under the requirements of Accounting Standards Codification Topic 810, as such section is in effect on the Covenant Termination Date.
“Good Faith Contest” means, in the case of any disputed Tax, Lien, or Environmental Claim, that such matter is being contested in good faith by appropriate proceedings diligently conducted, so long as adequate reserves or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor or has been bonded or collateralized.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future Governmental Authority.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity of competent authority and jurisdiction exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Guaranteed Obligations” as defined in Section 7.1.
“Guarantor” means (a) Ladder Capital Corp and (b) any Specified Subsidiary that is required to become a Guarantor pursuant to Section 5.8 (including, for the avoidance of doubt, each Guarantor Subsidiary).
“Guarantor Subsidiary” means each Guarantor other than Ladder Capital Corp.
“Guaranty” means the guaranty of each Guarantor set forth in Section 7.
“Hazardous Materials” means any substance, material, or waste that is classified, characterized or regulated as “hazardous”, “toxic”, a “pollutant”, or “contaminant”, or words of similar meaning under the Environmental Laws due to its hazardous, toxic, dangerous or deleterious characteristics; provided, however, that “Hazardous Materials” shall not include the foregoing items to the extent (a) the same exist on the applicable Real Estate Asset in retail packaging for sale as consumer products or are present in negligible amounts in connection with the construction, heating and cooling or repair and maintenance activities at such property and are stored and used in accordance with all applicable Environmental Laws or (b) are used in connection with a tire or battery retail store provided the same are stored, sold and used in accordance with all applicable Environmental Laws.
“Hazardous Materials Activity” means the use, manufacture, possession, storage, holding, presence, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials in violation of Environmental Laws.
“Hedge Agreement” means an interest rate or currency swap, cap or collar agreement, foreign exchange agreement, commodity contract or similar arrangement entered into by Parent or any of its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.
“Historical Financial Statements” means as of the Closing Date, (a) the audited financial statements of Ladder Capital Corp, for the Fiscal Year ended December 31, 2023, consisting of balance sheets and the related consolidated statements of income and cash flows for such Fiscal Year, and (b) the unaudited financial statements of Parent and its Subsidiaries for each Fiscal Quarter ended after December 31, 2023 and at least 60 days prior to the Closing Date (other than the fourth Fiscal Quarter of any Fiscal Year), consisting of a balance sheet and the related consolidated statements of income and cash flows for the three-, six-or nine-month period, as applicable, ending on such date.
“IG Status Achievement Amendment” as defined in the recitals hereto.
“Immaterial Subsidiaries” means any Subsidiary that (i) has not guaranteed any other Indebtedness of Parent and (ii) has Total Assets together with all other Immaterial Subsidiaries (as determined in accordance with GAAP) and consolidated operating income of less than 5.0% of Parent’s Total Assets and consolidated operating income (measured, in the case of operating income, at the end of the most recent fiscal period for which internal financial statements are available and, in the case of operating income, for the four quarters ended most recently for which internal financial statements are available, in each case measured on a pro forma basis giving effect to any acquisitions or dispositions of companies, divisions or lines of business since such balance sheet date or the start of such four quarter period, as applicable, and on or prior to the date of acquisition of such Subsidiary).
“Increased-Cost Lender” as defined in Section 2.23.
“Incremental Commitment Joinder” as defined in Section 2.3(~~c~~d)(i).
“Incremental Revolving Commitment” as defined in Section 2.3(a).
“Incremental Revolving Loans” as defined in Section 2.3(a).
“Incremental Term Loan” as defined in Section 2.3(b).
“Incremental Term Loan Amendment” as defined in Section 2.3(d)(i).
“Incremental Term Loan Commitment” as defined in Section 2.3(b).
“Incremental Term Loan Lender” as defined in Section 2.3(c).
“Incur” means issue, create, assume, enter into any guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(1) the principal of indebtedness of such Person for borrowed money;
(2) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);
(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;
(5) Capitalized Lease Obligations of such Person;
(6) the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);
(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by Parent) and (b) the amount of such Indebtedness of such other Persons;
(8) Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and
(9) to the extent not otherwise included in this definition, net obligations of such Person under Hedge Agreements (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement).
The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on February 26, 2016, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or

Guarantees given in respect of such obligations) Incurred prior to the Closing Date or in the ordinary course of business. For purposes of clarity, it is understood and agreed that anything in this Agreement to the contract notwithstanding, Indebtedness of variable interest entities (within the meaning of GAAP) shall not be deemed Indebtedness of any Person or any of its Subsidiaries.
The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Agreement, and (other than with respect to letters of credit or Guarantees or Indebtedness specified in clause (7) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP.
Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:
(i) Contingent Obligations Incurred in the ordinary course of business;
(ii) Cash Management Services;
(iii) in connection with the purchase by Parent or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; or
(iv) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments and suits and related reasonable and documented out of pocket costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable out of pocket fees and disbursements of counsel for the Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable and documented out of pocket fees or expenses incurred by Indemnitees in enforcing this indemnity; provided that the Indemnitees shall only be reimbursed for the use of a single outside counsel for all such Indemnitees taken as a whole (and, if reasonably necessary, one local counsel in any relevant material jurisdiction) to represent them, with one additional counsel in the case of actual or potential conflicts of interest for each group of similarly situated affected Indemnitees disclosed to Borrowers, and only to the extent of such conflict), whether direct, indirect, special or consequential (but subject to Section 10.3(b)) and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, in any manner relating to or arising out of any claim or any litigation or other proceeding of any kind or nature, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any way relating to or arising out of (a) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Credit Documents, or any enforcement of any of the Credit Documents (including the enforcement of the Guaranty)); (b) the Agent Fee Letter, the Arranger Fee Letter and any other fee letter delivered to Borrowers with respect to the transactions contemplated by this Agreement; or (c) any Environmental Claim or any Hazardous Materials Activity relating to or arising from any past or present activity, operation, land ownership, or practice of Parent or any of its Subsidiaries.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” as defined in Section 10.3(a).
“Independent Financial Advisor” means an investment banking or accounting firm of national standing or any third party appraiser of national standing; provided, however, that such firm or appraiser is not an Affiliate of Parent.
“Initial Extended Termination Date” as defined in Section 2.14(a)(i).
“Insolvency Defaulting Lender” means any Lender that, or that has a direct or indirect parent company that, (a) has become insolvent, (b) has become or is the subject of a receivership, bankruptcy or other insolvency proceeding, (c) has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (d) has become the subject of a Bail-in Action; provided that a Lender shall not be an Insolvency Defaulting Lender solely by virtue of the ownership or acquisition by a Governmental Authority or an instrumentality thereof of any Capital Stock in such Lender or a parent company thereof.
“Interest Expense” means, for any period with respect to Parent and its consolidated Subsidiaries, the amount of total interest expense incurred by such Person, excluding previously paid capitalized or accruing interest and excluding interest funded under a construction loan, plus such Person’s allocable share of interest expense from any Joint Venture investments and unconsolidated Affiliates of such Person, all determined in accordance with GAAP, but excluding the total interest expense incurred (x) in connection with any non-recourse real estate related debt, (y) in connection with loan interests that were conveyed to third parties in transactions treated as financings in accordance with GAAP and (z) by any Consolidated Securitization Subsidiary, in the case of clauses (x) through (z), whether or not such interest expense is included in the consolidated financial statements of Parent and its Subsidiaries in accordance with GAAP.
“Interest Income” means, for any period with respect to Parent and Parent’s Subsidiaries, the amount of total interest income earned by such Person, including capitalized or accruing interest, plus, to the extent actually received in cash by such Person, such Person’s allocable share of interest income from any Joint Venture investments, unconsolidated Affiliates, and investments in Consolidated Securitization Subsidiaries of such Person, all determined in accordance with GAAP, but excluding the total interest income earned (x) by Consolidated Securitization Subsidiaries and (y) on loan interests that were conveyed to third parties in transactions treated as financings in accordance with GAAP (but for the avoidance of doubt including any interest income earned on loan interests retained by Parent and its Subsidiaries other than Consolidated Securitization Subsidiaries), in the case of clauses (x) and (y), whether or not such interest income is included in the consolidated financial statements of Parent and its Subsidiaries in accordance with GAAP.
“Interest Payment Date” means with respect to (a) any Loan that is a Base Rate Loan, the last day of each March, June, September and December and the Maturity Date applicable to such Loan; (b) any Loan that is a SOFR Loan, the last day of each Interest Period applicable to such Loan and, in the case of a SOFR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date applicable to such Loan; and (c) any RFR Loan, the fifth (5th) U.S. Government Securities Business Day of each January, February, March, April, May, June, July, August, September, October, November and December and the Maturity Date applicable to such Loan.
“Interest Period” means, in connection with a SOFR Loan, ~~an interest~~the period ~~of one month~~commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, three or six-months thereafter (in each case, subject to the availability thereof), as selected by the Borrower Representative in the applicable Funding Notice or Conversion/Continuation Notice, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (i) if an Interest Period would otherwise expire on a day that is not a U.S. Government Securities Business Day, such Interest Period shall expire on the next succeeding U.S. Government Securities Business Day unless no further U.S. Government Securities Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding U.S. Government Securities Business Day; (ii) any Interest Period that begins on the last U.S. Government Securities Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this definition, end on the last U.S. Government Securities Business Day of a calendar month; and (iii) no Interest Period with respect to any portion of the ~~Revolving~~ Loans shall extend beyond the Maturity Date applicable to such Class of Loans.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two U.S. Government Securities Business Days prior to the first day of such Interest Period.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided, however, that (x) endorsements of negotiable instruments and documents in the ordinary course of business, (y) accounts receivable, extensions of trade credit or advances by Parent and its Restricted Subsidiaries on commercially reasonable terms in accordance with Parent’s or its Restricted Subsidiaries’ normal trade practices, as the case may be and (z) deposits made in the ordinary course of business and customary deposits into reserve accounts related to securitizations will not be deemed to be an Investment. If Parent or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by Parent or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.
“Investment Grade Rating” means a rating equal to or higher than (a) “BBB-” from S&P, (b) “Baa3” from Moody’s or (c) “BBB-” from Fitch, or the equivalent of any such rating by any Rating Agency.
“IRS” means the United States Internal Revenue Service.
“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3.
“Issuing Bank” means (a) JPMorgan, Wells Fargo Bank, N.A., Bank of America, N.A. ~~and~~, Société Générale and M&T Bank, each as an Issuing Bank hereunder and (b) any other Lender with a Revolving Commitment that agrees in writing with Borrower Representative and Administrative Agent to issue Letters of Credit hereunder, in each case, together with their respective permitted successors and assigns in such capacity.
“Joint Bookrunners” means the Joint Bookrunners - Revolving Facility and/or the Joint Bookrunners - Delayed Draw Term Loan Facility, as applicable.

“Joint Lead Arrangers” means the Joint Lead Arrangers - Revolving Facility and/or the Joint Lead Arrangers - Delayed Draw Term Loan Facility, as applicable.
“Joint Bookrunners - Delayed Draw Term Loan Facility” means, collectively, JPMorgan, Wells Fargo Securities, LLC, M&T Bank ~~of America, N.A.~~ and U.S. Bank National Association, each in its capacity as a Joint Bookrunner for the Delayed Draw Term Loan Facility.
“Joint Lead Arrangers – Delayed Draw Term Loan Facility” means, collectively, JPMorgan, Wells Fargo Securities, LLC, M&T Bank and U.S. Bank National Association, each in its capacity as a Joint Lead Arranger for the Delayed Draw Term Loan Facility.
“Joint Bookrunners – Revolving Facility” means, collectively, JPMorgan, Wells Fargo Securities, LLC, BofA Securities, Inc., Société Générale and M&T Bank, each in its capacity as a Joint Bookrunner for the Revolving Facility.
“Joint Lead Arrangers – Revolving Facility” means, collectively, JPMorgan, Wells Fargo Securities, LLC, ~~Bank of America~~BofA Securities, ~~N.A~~Inc., Société Générale, M&T Bank, Citibank, N.A., The Huntington National Bank, Barclays Bank PLC, Raymond James Bank, Citizens Bank, N.A. and U.S. Bank National Association, each in its capacity as a Joint Lead Arranger for the Revolving Facility.
“Joint Venture” means, as to any Person, any other Person designated as a “joint venture” (1) that is not a Subsidiary of such Person, (2) in which such Person owns less than 100% of the equity or voting interests and (3) which Person is engaged in a Similar Business, including making Investments in real estate and real estate related assets.
“JPMorgan” as defined in the preamble hereto.
“Ladder Capital Corp” as defined in the preamble hereto.
“Latest Maturity Date” means, as of any time of determination, the latest possible maturity or expiration date applicable to any Loan or Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time, as the case may be.
“LCFC” as defined in the preamble hereto.
“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including the Executive Order and the Patriot Act) affecting Lenders, Borrowers or the property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations issued by Governmental Authorities relating thereto.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement, an Incremental Term Loan Amendment and/or an Incremental Commitment Joinder.
“Lender Parties” means Lenders and Issuing Banks.
“Letter of Credit” means a standby letter of credit issued or to be issued by an Issuing Bank pursuant to this Agreement.
“Letter of Credit Commitment” shall mean, as to any Issuing Bank, (i) the amount set forth opposite such Issuing Bank’s name on Appendix B or (ii) if such Issuing Bank has entered into an Assignment Agreement that has been consented to by Borrower Representative and Administrative Agent, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register.
“Letter of Credit Sublimit” means the lesser of (a) $50,000,000 and (b) the aggregate unused amount of the Commitments then in effect.
“Letter of Credit Usage” means, as at any date of determination, the sum of (a) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (b) the aggregate amount of all drawings under Letters of Credit honored by an Issuing Bank and not theretofore reimbursed by or on behalf of Borrowers.
“Leverage Ratio” means, as at the end of any Fiscal Quarter, the ratio of (a) the sum of total Indebtedness for borrowed money for Parent and its Subsidiaries determined without duplication to the extent that such total Indebtedness would appear on a consolidated balance sheet of Parent and its Subsidiaries as of such date, prepared in accordance with GAAP but excluding any Indebtedness (without duplication) that is non-recourse to Parent and each of its Subsidiaries and incurred (x) by a Consolidated Securitization Subsidiary, (y) by any other investment vehicle where an Affiliate of Parent is a general partner or managing member with Capital Stock of no more than two percent (2%) of the entire Capital Stock, but no direct liability (other than liability of no more than two percent (2%) of the entire Indebtedness) for such Indebtedness and (z) in connection with loan interests that were conveyed to third parties in transactions treated as financings, in the case of clauses (x) through (z), whether or not such Indebtedness is included in the consolidated financial statements of Parent and its Subsidiaries in accordance with GAAP to (b) Net Worth of Parent and its Subsidiaries as determined in accordance with GAAP and that would appear on a consolidated balance sheet of Parent and its Subsidiaries as of such date.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Liquidity” means the sum of (i) the aggregate sum of all unrestricted and unencumbered Cash plus Cash Equivalents, determined in accordance with GAAP, held by Parent and its Subsidiaries and (ii) the product of (a) the market value of all unrestricted and unencumbered AAA rated and U.S. Government guaranteed debt instruments held by Parent and its Subsidiaries and (b) 85%.
“Loan” means ~~a~~any Delayed Draw Term Loan or Revolving Loan.
“Management Advances” means loans or advances made to, or guarantees with respect to loans or advances made by third parties to, directors, officers, employees or consultants of any Parent Companies, Parent or any Subsidiary:
(1) (a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or (b) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of Parent, its Subsidiaries or any Parent Companies with (in the case of this sub-clause (b)) the approval of the Board of Directors;
(2) in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or
(3) not exceeding $10,000,000 in the aggregate outstanding at any time.
“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.
“Material Adverse Effect” means, a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), results of operations or financial condition of Parent and its Subsidiaries, taken as a whole; (b) the material rights and remedies of Administrative Agent and the Lenders, taken as a whole, under the Credit Documents; or (c) the legality, validity or enforceability of the Credit Documents, taken as a whole.
“Material Contract” means any contract or other arrangement to which Parent or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.
“Material Real Estate Asset” means a Real Estate Asset owned or operated (within the meaning of applicable Environmental Laws) by Parent or any of its Material Subsidiaries.
“Material Subsidiary” means each Subsidiary of Parent that is not an Immaterial Subsidiary.
“Maturity Date” means (a) with respect to the Revolving Facility, the Original Stated Termination Date, as such date may be extended by Borrowers pursuant to Section 2.14(a), (b) with respect to the Delayed Draw Term Loan Facility, the Delayed Draw Term Loan Maturity Date, as such date may be extended by Borrowers pursuant to Section 2.14(b) and (c)

with respect to any other tranche of Incremental Term Loans, subject to Section 2.3(b), the date set forth in the applicable Incremental Term Loan Amendment as the “Maturity Date” for such tranche of Incremental Term Loans.
“Moody’s” means Moody’s Investors Services, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Multiemployer Plan” means any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which a Credit Party or any of its ERISA Affiliates is required to contribute.
“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.
“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a customary narrative report describing the operations of Parent and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate. For the avoidance of doubt, any such narrative report in compliance with the requirements of Form 10-Q (in the case of each applicable Fiscal Quarter) and Form 10-K (in the case of each Fiscal Year) under the Exchange Act shall satisfy this definition.
“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.
“Net Worth” means, with respect to any Person and at any date of determination, the net worth of such Person at such time (including (i) any unencumbered, unconditional and unfunded investor capital commitments, (ii) current expected credit losses and (iii) the value of Undepreciated Real Estate Assets (after impairments)), determined in accordance with GAAP.
“New Notes” as defined in the definition of “Senior Notes.”
“Non-Consenting Lender” as defined in Section 2.23.
“Non-Funding Indebtedness” means, Indebtedness other than Funding Indebtedness.
“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.
“Non-Recourse Indebtedness” means Indebtedness for borrowed money of a Restricted Subsidiary (or group of Restricted Subsidiaries) of Parent, with respect to which recourse for payment is limited to investment assets of such Restricted Subsidiary (or such group of Restricted Subsidiaries) encumbered by a Lien securing such Indebtedness and/or the general credit of such Restricted Subsidiary (or group of Restricted Subsidiaries) but for which recourse shall not extend to the general credit of Parent or any other of its Restricted Subsidiaries, it being understood that the instruments governing such Indebtedness may include customary carve-outs to such limited recourse such as, for example, personal recourse to Parent or its Subsidiaries for breach of representations, fraud, misapplication or misappropriation of cash, voluntary or involuntary bankruptcy filings, violation of Credit Document prohibitions against transfer of assets or ownership interests therein, environmental liabilities, and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in financings of loan assets, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of Parent for GAAP purposes.
“Non-US Lender” means a Recipient that is not a U.S. Person.
“Note” means a Revolving Loan Note and a Delayed Draw Term Loan Note, as applicable.
“Notice” means a Funding Notice, an Issuance Notice, or a Conversion/ Continuation Notice.
“Obligations” means all obligations of every nature of each Borrower and each Guarantor owing from time to time to Agents, Joint Lead Arrangers, Lenders or any of them under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Borrower or Guarantor, would have accrued on any Obligation, whether or not a claim is allowed against such Borrower or Guarantor for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise required under any Credit Document.
“Obligee Guarantor” as defined in Section 7.7.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person and meeting the requirements of this Agreement.
“Organizational Documents” means (a) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, (d) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended, and (e) for any trust, the trust agreement and any other instrument or agreement relating to the rights between the trustors, trustees and beneficiaries or pursuant to which such trust is formed.
“Original Stated Termination Date” means December 20, 2028.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).
“Paid in Full” and “Payment in Full” mean, with respect to any or all of the Obligations or Guaranteed Obligations, as the context requires, that each of the following events has occurred, as applicable: (a) the payment or repayment in full in immediately available funds of (i) the principal amount of all outstanding Loans, (ii) all accrued and unpaid interest, fees, premiums or other charges owing in respect of any Loan or Commitment or otherwise under any Credit Document, and (iii) all accrued and unpaid costs and expenses payable by any Credit Party to the Administrative Agent or Lender pursuant to any Credit Document, whether or not demand has been made therefor, including any and all indemnification and reimbursement claims that have been asserted by any such Person prior to such time, (b) the payment or repayment in full in immediately available funds or all other outstanding Obligations or Guaranteed Obligations other than unasserted contingent indemnification and contingent reimbursement obligations, (c) the termination in writing of all of the Commitments and (d) the termination in writing, expiration, Cash Collateralization, cancellation or expiration (without any pending drawing on), backstop, or rollover of all Letters of Credit to the satisfaction of each relevant Issuing Bank in its sole discretion.
“Parent” as defined in the preamble hereto.
“Parent Companies” means Ladder Capital Corp and any Person of which Parent at any time is or becomes a Subsidiary after the Closing Date and any holding companies established by any Permitted Holder for purposes of holding its investment in any Parent Company.
“Parent Successor” as defined in the definition of “Parent Successor Conditions.”
“Parent Successor Conditions” means, with respect to any transaction described in Section 6.12(1) or Section 6.12(3) in respect of which Parent is not the survivor, that:
(a) the survivor of such transaction (“Parent Successor”) is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b) both immediately before and immediately after giving effect to such transaction, no Event of Default has occurred and is continuing;
(c) Administrative Agent shall have received (i) a borrower assumption agreement in form reasonably acceptable to Administrative Agent pursuant to which (x) Parent Successor shall expressly assume the Obligations of Parent under the Credit Documents and (y) each Person that is a Guarantor as of the date of consummation of such transaction reaffirms its Guaranty of the Obligations (including Parent Successor’s obligations under this Agreement), (ii) such documents, instruments and certificates to effect such survivor to become a Borrower hereunder that are reasonably requested by Administrative Agent, including those which are similar to those described in Sections 3.1(b), 3.1(e) and 3.1(n) and (iii) an opinion of counsel to Parent Successor covering such matters related to such transaction that are similar to those addressed in the opinion delivered pursuant to Section 3.1(g) on the Closing Date as Administrative Agent may reasonably request, dated as of the date of consummation of such transaction; and
(d) at least five (5) days prior to the consummation of such transaction, Administrative Agent and Lenders shall have received (i) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been reasonably requested by Administrative Agent at least ten (10) days prior to the date of the consummation of such transaction and (ii) if Parent Successor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Parent Successor.
“Participant Register” as defined in Section 10.6(g)(i).
“PATRIOT Act” as defined in Section 3.1(m).
“Payment Recipient” ~~has the meaning set forth~~as defined in Section 9.9(a).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.
“Periodic Term SOFR Determination Day” ~~has the meaning set forth~~as defined in the definition of “Term SOFR”.
“Permitted Holders” means, collectively, (1) any Person who beneficially owns more than 10% of the total voting power of the Voting Stock of Parent or any of its Parent Companies as of the Closing Date, together with such Persons’ Affiliates (other than an operating company with an existing business), (2) any one or more Persons, together with such Persons’ Affiliates, whose beneficial ownership constitutes or results in a Change of Control, (3) Senior Management, (4) any Person who is acting as an underwriter in connection with a public or private offering of Capital Stock of any Parent Companies or Parent, acting in such capacity, and (5) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Parent or any of its Parent Companies held by such group.
“Permitted Liens” means, with respect to any Person:
(1) Liens on assets or property of a Subsidiary that is not a Guarantor securing Indebtedness of any Subsidiary that is not a Guarantor;
(2) pledges, deposits or Liens under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;
(3) Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s and repairmen’s or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;
(4) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;
(5) encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of Parent and its Subsidiaries or to the ownership of their properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of Parent and its Subsidiaries;
(6) Liens (a) on assets or property of Parent or any Subsidiary securing obligations under Hedge Agreements or Cash Management Services permitted under this Agreement; (b) that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of Parent or any Subsidiary in the ordinary course of business; (c) on cash accounts securing Indebtedness incurred with financial institutions by (x) Parent or any Subsidiary Incurred or issued to finance an acquisition or (y) Persons that are acquired by Parent or any Subsidiary or merged into or consolidated with Parent or a Subsidiary, in either case, that constitutes Acquired Indebtedness (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Subsidiary or was otherwise acquired by Parent or a Subsidiary); (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, consistent with past practice and not for speculative purposes; and/or (e) (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not to secure any Indebtedness;
(7) leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;
(8) Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;
(9) (i) Liens on assets or property of Parent or any Subsidiary for the purpose of securing Capitalized Lease Obligations or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, development, construction, lease, repairs, maintenance or improvement of assets or property acquired or constructed in the ordinary course of business; provided that any such Lien may not extend to any assets or property of Parent or any Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property and (ii) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;
(10) Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by Parent and its Subsidiaries in the ordinary course of business;
(11) Liens existing on the Closing Date;
(12) Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Subsidiary (or at the time Parent or a Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into Parent or any Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;
(13) Liens on assets or property of Parent or any Subsidiary securing Indebtedness or other obligations of Parent or such Subsidiary owing to Parent or another Subsidiary, or Liens in favor of Parent or any Subsidiary;
(14) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Agreement; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;
(15) (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which Parent or any Subsidiary of Parent has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;
(16) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement;
(17) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;
(18) Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;
(19) Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(20) Liens in favor of Administrative Agent for its benefit and the benefit of the Lender Parties;
(21) Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;
(22)    any security granted over the marketable securities portfolio described in clause (9) of the definition of “Cash Equivalents” in connection with the disposal thereof to a third party;
(23) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods (which for the avoidance of doubt excludes Receivables);
(24) Liens on equipment of Parent or any Subsidiary and located on the premises of any client or supplier in the ordinary course of business;
(25) Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by this Agreement;
(26) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;
(27) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;
(28) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment by Parent or its Restricted Subsidiaries to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an Asset Disposition, in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;
(29) Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed the greater of (a) $200,000,000 and (b) 3.33% of Total Assets at any one time outstanding;
(30) Liens securing Non-Recourse Indebtedness (solely as assets of the type permitted to be secured pursuant to the definition hereof);
(31) Liens securing Funding Indebtedness so long as any such Lien shall encumber only (i) the assets acquired or originated with the proceeds of Funding Indebtedness, assets that consist of loans, mortgage related securities and other mortgage related receivables, residual assets and other similar assets subject to and pledged to secure such Indebtedness and (ii) any intangible contract rights and proceeds of, and other, related documents, records and assets directly related to the assets set forth in clause (i);
(32) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of Parent or any Subsidiary;
(33) Liens to secure Indebtedness of any Excluded Subsidiary securing Indebtedness of such Excluded Subsidiary that is permitted by this Agreement to be Incurred;
(34) Liens on Securitization Assets and the proceeds thereof Incurred in connection with Securitization Indebtedness or permitted guarantees thereof; and
(35) Liens on spread accounts and credit enhancement assets, Liens on the stock of Subsidiaries of Parent substantially all of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Entities, in each case Incurred in connection with Credit Enhancement Agreements.
For purposes of this definition, the term Indebtedness shall be deemed to include interest and other amounts on or payable in respect of such Indebtedness including interest which increases the principal amount of such Indebtedness.
“Person” means any individual, corporation, partnership, Joint Venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity. Any reference in this Agreement to a Person shall be construed to apply to any series of such Person to the extent applicable if such Person is a serialized entity.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Platform” as defined in Section 5.1(i).
“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.
“Principal Office” means, for each of Administrative Agent and each Issuing Bank, such Person’s “Principal Office” as set forth on Appendix C, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower Representative, Administrative Agent and each Lender.
“Pro Rata Share” means (i) with respect to ~~any~~all payments, computations and other matters relating to the Delayed Draw Term Loan of any Delayed Draw Term Loan Lender ~~means~~, the percentage obtained by dividing (a) the Delayed Draw Term Loan Exposure of that Delayed Draw Term Loan Lender, by (b) the aggregate Delayed Draw Term Loan Exposure of all Delayed Draw Term Loan Lenders; and (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Revolving Lender or any Letters of Credit issued or participations purchased therein by any Revolving Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Revolving Lender, by (b) the aggregate Revolving Exposure of all Revolving Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Delayed Draw Term Loan Exposure and the Revolving Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Delayed Draw Term Loan Exposure and the aggregate Revolving Exposure of all Lenders.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lenders” means Lenders that do not wish to receive material Non-Public Information with respect to Parent, its Subsidiaries or their securities.
“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.
“Rating Agency” or “Rating Agencies” means (1) each of Fitch, Moody’s and S&P and (2) if any of Fitch, Moody’s or S&P (the “Retiring Agency”) ceases to rate any of the Senior Notes for reasons outside of Borrowers’ control, a Nationally Recognized Statistical Rating Organization selected by Borrowers as a replacement agency for the Retiring Agency; provided that, notwithstanding the provisions of clause (2) above, Borrowers may, at their option and in their sole discretion, elect not to select a replacement agency for a Retiring Agency if, at the time such Retiring Agency ceases to rate any of the Senior Notes or fails to make a rating on any of the Senior Notes publicly available, any two other Rating Agencies are rating such Senior Notes; and provided, further, that, if at any time there are only two Rating Agencies rating any of the Senior Notes, Borrowers may, at their option and in their sole discretion, select any Nationally Recognized Statistical Rating Organization that is rating the Senior Notes as a third Rating Agency.
“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then directly owned by any Credit Party or any Subsidiary of a Credit Party in any real property.

“Receivables” means loans and other mortgage-related receivables (excluding and net interest margin securities) purchased or originated by Parent or any Subsidiary of Parent or otherwise arising in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.
“Recipient” means (a) Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Recourse Indebtedness” means Indebtedness which is not Non-Recourse Indebtedness.
“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Agreement shall have a correlative meaning.
“Refinanced Indebtedness” means all “Revolving Loans” and “Swing Line Loans” (each as defined in the Existing Credit Agreement) outstanding as of the Closing Date under the Existing Credit Agreement.
“Refinancing” means (a) the payment in full of the Refinanced Indebtedness together with all accrued interest, fees and other amounts payable thereon and all accrued fees and other amounts payable in respect of all “Letters of Credit” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and (b) the termination of all “Letters of Credit” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement.
“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the Closing Date, Incurred in compliance with this Agreement (including Indebtedness of Parent that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of Parent or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:
(1) the Refinancing Indebtedness has a final Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or greater than the final Weighted Average Life to Maturity of the Indebtedness being refinanced or, if less, the final stated maturity thereof shall not be earlier than the applicable Maturity Date;
(2) if the Indebtedness being refinanced constituted Subordinated Indebtedness, such Refinancing Indebtedness is subordinated to the Obligations under the Credit Documents on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced; and

(3) Refinancing Indebtedness shall not include:
(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of a Borrower that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Borrower or a Guarantor; or
(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Borrower or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary.
Refinancing Indebtedness in respect of any Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any Indebtedness.
“Register” as defined in Section 2.7(b).
“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.
“Regulation FD” means Regulation FD as promulgated by the U.S. Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.
“Regulatory Authority” as defined in Section 10.17.
“Reimbursement Date” as defined in Section 2.4(d).
“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.
“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Taxes” means:
(1) any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income and (y) withholding imposed on payments made by any Parent Companies), required to be paid (provided such Taxes are in fact paid) by any Parent Companies by virtue of its:
(a) being organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, Parent or any of its Subsidiaries);

(b) being a holding company parent, directly or indirectly, of Parent or any of its Subsidiaries;
(c) receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, Parent or any of its Subsidiaries; or
(d) having made any payment in respect to any of the items for which Parent is permitted to make payments to any Parent Companies pursuant to Section 6.4; or
(2) for any taxable period of Parent, either
(a) if, for such period, Parent is a corporation for U.S. federal income tax purposes and for so long as Parent is a member of a group filing a consolidated, unitary or combined tax return with any Parent Companies, any Taxes measured by income for which such Parent Companies are liable, up to an amount not to exceed the amount of any such Taxes that Parent and its Subsidiaries that are members of such group would have been required to pay on a separate group basis if Parent and such Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of Parent and its Subsidiaries; provided that the amount of such Taxes with respect to any Unrestricted Subsidiary shall not exceed the amount actually paid by such Unrestricted Subsidiary to Parent or its Subsidiaries for the relevant taxable period; or
(b) if, for such period (or portion thereof corresponding to a period used for computing estimated tax of a calendar year corporation), Parent is a partnership or disregarded entity for U.S. federal income tax purposes, tax distributions (in the case of an estimated tax period, prior to the related due date) to the owner or owners of equity of Parent in an aggregate amount equal to the greater of (1) the product of (i) Parent’s “taxable income” (in the case of a disregarded entity, computed as if such entity were a partnership) for such period (or portion thereof), reduced by the cumulative net taxable loss of Parent for all prior periods ending after the Closing Date (determined as if all such prior periods were one taxable period) to the extent such loss is of a character that would permit such loss to be deducted against the current period’s income, and (ii) the highest combined marginal federal, state and/or local income tax rate applicable to an individual residing in New York City for such period or (2) the sum of the alternative minimum tax owed by an individual residing in New York City as a result of the income of Parent and the corresponding state and local tax (taking into account in each case the deductibility of state and local income taxes for U.S. federal income tax purposes), as properly adjusted to reflect the final determination of any previously estimated taxable income or loss; provided that the aggregate amount of Related Taxes determined under this paragraph for any taxable period shall be reduced by the excess of (A) the product of (x) the taxable income of any Unrestricted Subsidiary for such taxable period included in the calculation of clause (i) above and (y) the rate described in clause (ii) above, over (B) the amount distributed by such Unrestricted Subsidiary to Parent or its Subsidiaries for the relevant taxable period.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the environment.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York (including the Alternative Reference Rates Committee) or any successor thereto.
“Replacement Lender” as defined in Section 2.23.
“Repo Buyer” as defined in the definition of “Repurchase Agreement.”
“Repo Seller” as defined in the definition of “Repurchase Agreement.”
“Repurchase Agreement” means an agreement between Parent and/or any of its Subsidiaries, as seller (in any such case, the “Repo Seller”), and one or more banks, other financial institutions and/or other investors, lenders or other Persons, as buyer (in any such case, the “Repo Buyer”), and any other parties thereto, under which Parent and/or such Subsidiary or Subsidiaries, as the case may be, are permitted to finance the origination or acquisition of loans, Investments, Capital Stock, other securities, servicing rights and/or any other tangible or intangible property or assets and interests in any of the foregoing (collectively, “Applicable Assets”) by means of repurchase transactions pursuant to which the Repo Seller sells, on one or more occasions, Applicable Assets to the Repo Buyer with an obligation of the Repo Seller to repurchase such Applicable Assets on a date or dates and at a price or prices specified in or pursuant to such agreement, and which may also provide for payment by the Repo Seller of interest, fees, expenses, indemnification payments and other amounts, and any other similar agreement, instrument or arrangement, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents and guarantees), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing), and whether or not with the original or other sellers, buyers, guarantors, agents, lenders, banks, financial institutions, investors or other parties.
“Repurchase Agreement Assets” means any Applicable Assets that are or may be sold by Parent or any of its Subsidiaries pursuant to a Repurchase Agreement.
“Required Asset Sale” means any Asset Disposition that is a result of a repurchase right or obligation or a mandatory sale right or obligation related to Funding Indebtedness, which rights or obligations are either in existence on the Closing Date (or substantially similar in nature to such rights or obligations in existence on the Closing Date) or pursuant to the guidelines or regulations of a government-sponsored enterprise.

“Requisite Class Lenders” means, at any time of determination for any Class of Lenders, Loans, and/or Commitments, as applicable, Lenders of such Class holding more than 50% of the Exposure of such Class of Loans and/or Commitments; provided that the amount of Exposure of any Defaulting Lender shall be disregarded for purposes of this definition.
“Requisite Lenders” means one or more Lenders having or holding ~~Revolving~~ Exposure and representing more than 50% of the aggregate ~~Revolving~~ Exposure of all Lenders; provided that the ~~Revolving~~amount of Exposure ~~held or deemed held by~~of any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means (a) the declaration or payment of any dividend, or the making of any distribution, on or in respect of Parent’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving Parent) except, in the case of this clause (a), any dividends or distributions payable in Capital Stock of Parent (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of Parent (other than Disqualified Stock) and/or (b) the purchase, repurchase, redemption, retirement or other acquisition or retirement for value of any Capital Stock of Parent or any Parent Companies of Parent held by Persons other than Parent or a Subsidiary.
“Restricted Subsidiary” means any subsidiary of Parent other than an Unrestricted Subsidiary; provided that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such subsidiary shall be included in the definition of “Restricted Subsidiary”.
“Retiring Agency” as defined in the definition of “Rating Agency” or “Rating Agencies”.
“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement and/or Incremental Commitment Joinder, subject to any adjustment (including any increase pursuant to Section 2.3) or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $725,000,000.
“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.
“Revolving Commitment Termination Date” means the earliest to occur of (a) the Original Stated Termination Date, as such date may be extended at the election of Borrowers pursuant to Section 2.14, (b) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b), and (c) the date of the termination of the Revolving Commitments pursuant to Section 8.1.
“Revolving Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (b) after the termination of the Revolving Commitments, the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (ii) if that Lender is an Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by other Lenders in such Letters of Credit), and (iii) the aggregate amount of all participations by that Lender in any outstanding undrawn Letters of Credit or any unreimbursed drawing under any Letter of Credit.
“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments and the Revolving Loans made thereunder at such time.
“Revolving Lender” means a Lender having a Revolving Commitment.
“Revolving Loan” means a Loan made by a Lender to Borrowers pursuant to Section 2.2(a), and shall include, where appropriate, any loan made pursuant to Section 2.3.
“Revolving Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR.
“Sale and Leaseback Transaction” means any arrangement providing for the leasing by Parent or any of its Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by Parent or such Subsidiary to a third Person in contemplation of such leasing.
“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any applicable European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.
“Secured Indebtedness” means any Indebtedness of Parent or any of its Restricted Subsidiaries secured by a Lien upon the property of Parent or any of its Restricted Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Securitization” means a public or private transfer, sale or financing of servicing advances, mortgage loans, installment contracts, other loans, accounts receivable, real estate assets, mortgage receivables and any other assets capable of being securitized (collectively, the “Securitization Assets”) by which Parent or any of its Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets including any such transaction involving the sale of specified servicing advances or mortgage loans to a Securitization Entity.
“Securitization Asset” ~~has the meaning set forth~~as defined in the definition of “Securitization.”
“Securitization Entity” means (i) any Person (whether or not a Subsidiary of Parent) established for the purpose of issuing asset-backed or mortgage-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities), (ii) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such person is not an obligor with respect to any Indebtedness of Borrowers or any Guarantor and (iii) any special purpose Subsidiary of Parent formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such person is not an obligor with respect to any Indebtedness of Borrowers or any Guarantor other than under Credit Enhancement Agreements. As of the Closing Date, except for Ladder Capital Commercial Mortgage Securities LLC, LCCM 2021-FL2 Trust, Ladder 2021-FL2 Parent LLC, LCCM 2021-FL3 Trust and Ladder 2021-FL3 Parent LLC, none of the Subsidiaries of Parent are Securitization Entities.
“Securitization Indebtedness” means (i) Indebtedness of Parent or any of its Subsidiaries incurred pursuant to on-balance sheet Securitizations treated as financings and (ii) any Indebtedness consisting of advances made to Parent or any of its Subsidiaries based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by Parent or any of its Subsidiaries.
“Securitization Transaction” as defined in the definition of Consolidated Securitization Subsidiary.
“Senior Management” means the officers, directors, and other members of senior management of Parent or any of its Subsidiaries on the Closing Date, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of Parent or any of its Subsidiaries.
“Senior Notes” means, collectively, (a) (i) the 5.250% Senior Notes due 2025 issued pursuant to that certain Indenture dated as of September 25, 2017, among Parent, LCFC, the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “2025

Notes”), (ii) the 4.250% Senior Notes due 2027 issued pursuant to that certain Indenture dated as of January 30, 2020, among Parent, LCFC, the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “2027 Notes”), (iii) the 4.750% Senior Notes due 2029, issued pursuant to that certain Indenture dated as of June 23, 2021, among Parent, LCFC, the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “2029 Notes”) and (iv) the 7.000% Senior Notes due 2031 issued pursuant to that certain Indenture dated as of July 5, 2024, among Parent, LCFC, the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “2031 Notes” and, collectively with the 2025 Notes, the 2027 Notes and the 2029 Notes, the “Existing Notes”) and (b) (i) any notes issued or guaranteed after the date hereof by Ladder Capital Corp, LCFC, Parent or any of their Subsidiaries that receive an Investment Grade Rating (the “New Notes”), (ii) any additional notes issued in respect of any of the Existing Notes or New Notes (the “Additional Notes”), (iii) any notes issued in exchange for any Existing Notes or any New Notes (the “Exchange Notes”) and (iv) any notes that Refinance any of the foregoing.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.
“Similar Business” means (a) any businesses, services or activities engaged in by Parent or any of its Subsidiaries or any Associates on the Closing Date and (b) any businesses, services and activities engaged in by Parent or any of its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions, expansions or developments of any thereof.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Determination Date” ~~has the meaning set forth~~as defined in the definition of “Daily Simple SOFR”.
“SOFR Loan” means a Loan bearing interest at a rate determined by reference to Term SOFR.
“SOFR Rate Day” ~~has the meaning set forth~~as defined in the definition of “Daily Simple SOFR”.
“Solvency Certificate” means a Solvency Certificate substantially in the form of Exhibit G-2.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the assets of such Person and its Subsidiaries, taken as a whole; (ii) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iii) such Person and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Specified Equity Contribution” as defined in Section 8.3(a).
“Specified Subsidiary” means a Wholly-Owned Domestic Subsidiary of Parent that is not an Excluded Subsidiary, a Securitization Entity or an Immaterial Subsidiary.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subordinated Indebtedness” means any Indebtedness expressly subordinated in right of payment to the Obligations pursuant to a written agreement.
“Subsidiary” means, with respect to any Person:
(1) any corporation, association, or other business entity (other than a partnership, Joint Venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or
(2) any partnership, Joint Venture, limited liability company or similar entity of which:
(a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and
(b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For purposes of this Agreement and the other Credit Documents, “Subsidiary” means, unless the context otherwise requires, a Restricted Subsidiary of Parent; provided that, for purposes of Section 4.22 only, references to “Subsidiaries” shall be deemed also to be references to Unrestricted Subsidiaries. For purposes of clarity, it is understood and agreed that, anything in this Agreement to the contrary notwithstanding, variable interest entities (within the meaning of GAAP) shall be deemed not to be Subsidiaries of any Person.

“Syndication ~~Agent~~Agents” means the Syndication Agents – Revolving Facility and/or the Syndication Agents – Delayed Draw Term Loan Facility, as applicable.
“Syndication Agents – Delayed Draw Term Loan Facility” means, collectively, Wells Fargo Bank, N.A., M&T Bank and U.S. Bank National Association, each in its capacity as a Syndication Agent for the Delayed Draw Term Loan Facility.
“Syndication Agents – Revolving Facility” means, collectively, Wells Fargo Bank, N.A., Bank of America, N.A., Société Générale, M&T Bank, Citibank, N.A., Raymond James Bank ~~and~~, U.S. Bank National Association, Citizens Bank, N.A., The Huntington National Bank and Barclays Bank PLC, each in its capacity as a Syndication Agent for the Revolving Facility.
“Tax” means any present or future tax, levy, impost, duty, deduction, withholding (including backup withholding), assessment, fee or other charge imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
    “Term SOFR” means, for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period at approximately 5:00 a.m., Chicago time on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
        “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Administrative Agent in its reasonable discretion).

        “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Terminated Lender” as defined in Section 2.23.
“Total Assets” means, as of any date, the total assets of Parent and its Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of Parent and its Subsidiaries that is internally available, determined on a pro forma basis in the manner described in the immediately succeeding sentences. For purposes of making the computation referred to above, any Investments, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by Parent or any of its Subsidiaries subsequent to the date of the most recent consolidated balance sheet for which Total Assets is being calculated but prior to or simultaneously with the event for which the calculation of Total Assets is made shall be included in such calculation assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations, as applicable, had occurred prior to the date of the most recent consolidated balance sheet for which Total Assets is being calculated. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of Parent.
“Total Unencumbered Assets” means, as of any date of determination, an amount equal to the sum of (a) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness and (b) all other assets (but excluding goodwill) of Parent and its Subsidiaries not securing any portion of Secured Indebtedness, in each case, determined on a consolidated basis for Parent and its Subsidiaries in accordance with GAAP; provided that, notwithstanding the application of GAAP, loan interests related to loans made to Joint Ventures shall be included in such assets to the extent not securing any portion of Secured Indebtedness; provided, further, that (i) Capital Stock, and any assets, of any Person that is not a Subsidiary shall be excluded in any calculation of Total Unencumbered Assets, (ii) Liens on the Capital Stock of a Subsidiary of Parent required by the terms of any Credit Facility shall be disregarded for purposes of this definition (other than for purposes of the immediately succeeding clause (iii)) and neither the Capital Stock of such Subsidiary nor the assets held by such Subsidiary shall be deemed to secure any portion of Secured Indebtedness solely as a result of such Liens and (iii) the portion of the Total Unencumbered Assets attributable to (x) CRE Mezzanine Finance Assets, (y) unencumbered Capital Stock, and unencumbered assets, of any Joint Venture and (z) CLO Equity, collectively, shall not exceed 15% of Total Unencumbered Assets, with any excess excluded from such calculation.
“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing an Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), and the Letter of Credit Usage.
“Trigger Guarantor” as defined in Section 5.8.

“Triggering Indebtedness” means senior Unsecured Indebtedness for borrowed money in an aggregate principal amount in excess of $50,000,000.
“Type of Loan” means with respect to Delayed Draw Term Loans or Revolving Loans, whether such Loan is a Base Rate Loan, an RFR Loan or a SOFR Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undepreciated Real Estate Assets” means, as of any date of determination, the cost (being the original cost to Parent or any of its Restricted Subsidiaries plus capital improvements) of real estate assets of Parent and its Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, it is understood and agreed that, anything in the foregoing sentence to the contrary notwithstanding, the cost of real estate assets shall include any portion of such cost that may be allocated to intangible assets under GAAP.
“Unrestricted Subsidiary” means:
(1) any subsidiary of Parent that at the time of determination is an Unrestricted Subsidiary (as designated by Parent in the manner provided below); and
(2) any subsidiary of an Unrestricted Subsidiary.
Parent may designate any subsidiary of Parent, respectively, (including any newly acquired or newly formed subsidiary or a Person becoming a subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:
(1) such subsidiary or any of its subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, Parent or any other subsidiary of Parent which is not a subsidiary of the subsidiary to be so designated or otherwise an Unrestricted Subsidiary;
(2) such subsidiary is not an issuer of and does not guarantee or provide security for any of the Senior Notes or any other Non-Funding Indebtedness of Parent or any of its Subsidiaries; and

(3) such designation and the Investment of Parent in such subsidiary complies with Section 5.11 hereof.
“Unsecured Indebtedness” means Indebtedness of Parent or any of its Restricted Subsidiaries that is not Secured Indebtedness determined on a consolidated basis in accordance with GAAP; provided that, Unsecured Indebtedness shall not include obligations under Hedge Agreements.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” as defined in Section 2.20(g).
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.
“Weighted Average Life to Maturity” when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient (in number of years) obtained by dividing: (1) the sum of the products obtained by multiplying (a) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock, by (b) the amount of such payment, by (2) the sum of all such payments; provided that, for purposes of determining the Weighted Average Life to Maturity of any Indebtedness, the effects of any prepayments or amortization made on such Indebtedness prior to the date of such determination will be disregarded.
“Wholly-Owned Domestic Subsidiary” means a Domestic Subsidiary of Parent, all of the Capital Stock of which is owned by Parent.
“Withholding Agent” means any Credit Party and Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2. Accounting Terms.
Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements required to be delivered by Parent to Administrative Agent pursuant to Section 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall (i) utilize accounting principles and policies in conformity with GAAP and (ii) shall not give effect to any election made by Parent or any of its Subsidiaries under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party or any Joint Venture at “fair value.” If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Parent shall so request, Administrative Agent and Parent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in conformity with those accounting principles and policies in effect before giving effect to such change in GAAP.
1.3. Interpretation, Etc.
1.4. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made as set forth in Section 2.16(e) and (g), the provisos set forth in the definition of “Interest Period”, or, to the extent provided in any amendment, waiver, or modification of a Credit Document, as provided therein, as applicable. Whenever performance of any other obligation or agreement is required on a day that is not a Business Day, the date for such performance shall be extended to the next succeeding Business Day. Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.5.
1.6. Rates. Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR, SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, comparable, replacement or successor rate thereto, including whether the composition or characteristics of any such alternative, comparable, replacement or successor rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR, SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes made to this Agreement or any other Credit Document with respect to the implementation or replacement of any of the aforementioned benchmark rates. Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR, any alternative, successor or replacement rate thereto or any relevant adjustments thereto, in each case, in a manner adverse to Borrowers, the Lenders or any other party to any Credit Document. Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement and the other Credit Documents, and shall have no liability to Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.7.
1.8. Borrower Representative. Parent hereby (i) is designated and appointed by each Borrower as its representative and agent on its behalf (in such capacity, “Borrower Representative”) and (ii) accepts such appointment as Borrower Representative, in each case, for the purposes of issuing Funding Notices, Conversion/Continuation Notices and Issuance Notices, delivering certificates (including Compliance Certificates, U.S. Tax Compliance Certificates), giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Credit Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Credit Documents. Administrative Agent, each Lender and each Issuing Bank may regard any notice or other communication pursuant to any Credit Document from Borrower Representative as a notice or communication from all Borrowers. Each warranty, covenant, agreement and undertaking made on behalf of a Borrower by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.
1.9.
1.10. Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.
SECTION 2. LOANS AND LETTERS OF CREDIT
2.1. ~~Intentionally Omitted~~Delayed Draw Term Loans
2.2.
.
(a) Delayed Draw Term Loan Commitments. During the Delayed Draw Commitment Period, subject to the terms and conditions hereof, each Delayed Draw Term Loan Lender severally agrees to make Delayed Draw Term Loans to Borrowers in an aggregate amount up to but not exceeding such Delayed Draw Term Loan Lender’s then outstanding Delayed Draw Term Loan Commitment. Any amounts borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. All amounts owed hereunder with respect to the Delayed Draw Term Loans shall be Paid in Full no later than the Delayed Draw Term Loan Maturity Date, respectively.
(b) Borrowing Mechanics for Term Loans.
(i) Drawings under the Delayed Draw Term Loan Commitments (i) shall be made in an aggregate minimum amount of $5,000,000 and integral multiples of $100,000 in excess of that amount, and (ii) may not be requested on more than six (6) occasions prior to the Delayed Draw Commitment Termination Date. Each Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment shall (x) automatically and permanently be reduced by the amount of each Delayed Draw Term Loan made hereunder, and (y) terminate immediately and without further action by any Person on the Delayed Draw Commitment Termination Date.
(ii) Subject to Section 3.2(b), whenever Borrowers desire that Delayed Draw Term Loan Lenders make Delayed Draw Term Loans, Borrower Representative shall deliver to Administrative Agent a fully executed and delivered Funding Notice (x) no later than 11:00 a.m. (New York City time) at least three (3) Business Days in advance of the proposed Credit Date in the case of a Delayed Draw Term Loan that is a SOFR Loan and (y) no later than 1:00 p.m. (New York City time) on the proposed Credit Date in the case of a Delayed Draw Term Loan that is a Base Rate Loan or an RFR Loan. Any Funding Notice for a Delayed Draw Term Loan that is a SOFR Loan or an RFR Loan shall be subject to Section 2.18.
(iii) Notice of receipt of each Funding Notice in respect of Delayed Draw Term Loans, together with the amount of each Delayed Draw Term Loan Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Delayed Draw Term Loan Lender by facsimile or electronic mail with reasonable promptness, but (provided Administrative Agent shall have received such notice by 11:00 a.m. (New York City time)) not later than

(x) in the case of a Funding Notice in respect of SOFR Loans, 3:00 p.m. (New York City time) on the same day as Administrative Agent’s receipt of such Notice from Borrower Representative and (y) in the case of a Funding Notice in respect of Base Rate Loans or RFR Loans, 12:00 p.m. (New York City time) on the same day as Administrative Agent’s receipt of such Notice from Borrower Representative.
(iv) Each Delayed Draw Term Loan Lender shall make the amount of its Delayed Draw Term Loan available to Administrative Agent not later than (x) in the case of a Funding Notice in respect of SOFR Loans, 12:00 p.m. (New York City time) and (y) in the case of a Funding Notice in respect of Base Rate Loans or RFR Loans, 2:00 p.m. (New York City time), in each case, on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Principal Office of Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Delayed Draw Term Loans available to Borrowers on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Delayed Draw Term Loans received by Administrative Agent from Delayed Draw Term Loan Lenders to be credited to the account of Borrowers at the Principal Office designated by Administrative Agent or such other account as may be designated in writing to Administrative Agent by Borrower Representative.
2.3. Revolving Loans
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(a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make Revolving Loans to Borrowers in an aggregate amount up to but not exceeding such Revolving Lender’s Revolving Commitment; provided that, after giving effect to the making of any Revolving Loans, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Revolving Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be ~~paid~~Paid in ~~full~~Full no later than such date.
(b) Borrowing Mechanics for Revolving Loans.
(i) Revolving Loans that are Base Rate Loans (other than Revolving Loans made pursuant to Section 2.4(d)) shall be made in an aggregate minimum amount of $500,000, Revolving Loans that are RFR Loans shall be made in an aggregate minimum amount of $250,000, and Revolving Loans that are SOFR Loans shall be made in an aggregate minimum amount of $1,000,000.
(ii) Subject to Section 3.2(b), whenever Borrowers desire that Revolving Lenders make Revolving Loans, Borrower Representative shall deliver to Administrative Agent a fully executed and delivered Funding Notice (x) no later than 11:00 a.m. (New York City time) at least three (3) Business Days in advance of the proposed Credit Date in the case of a Revolving Loan that is a SOFR Loan~~,~~ and (y) no later than 1:00 p.m. (New York City time) on the proposed Credit Date in the case of a

Revolving Loan that is a Base Rate Loan or an RFR Loan. Any Funding Notice for a Revolving Loan that is a SOFR Loan or an RFR Loan shall be subject to Section 2.18.
(iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Revolving Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Revolving Lender by facsimile or electronic mail with reasonable promptness, but (provided Administrative Agent shall have received such notice by 11:00 a.m. (New York City time)) not later than (x) in the case of a Funding Notice in respect of SOFR Loans, 3:00 p.m. (New York City time) on the same day as Administrative Agent’s receipt of such Notice from Borrower Representative and (y) in the case of a Funding Notice in respect of Base Rate Loans or RFR Loans, 12:00 p.m. (New York City time) on the same day as Administrative Agent’s receipt of such Notice from Borrower Representative.
(iv) Each Revolving Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than (x) in the case of a Funding Notice in respect of SOFR Loans, 12:00 p.m. (New York City time) and (y) in the case of a Funding Notice in respect of Base Rate Loans or RFR Loans, 2:00 p.m. (New York City time), in each case, on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Principal Office of Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Borrowers on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Revolving Lenders to be credited to the account of Borrowers at the Principal Office designated by Administrative Agent or such other account as may be designated in writing to Administrative Agent by Borrower Representative.
2.4. Increase of Commitments; Additional Lenders
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(a) At any time and from time to time after the Closing Date and prior to the Revolving Commitment Termination Date and in accordance with this Section 2.3(a), Borrower Representative may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the applicable Lenders), request to increase the aggregate Revolving Commitments (each, an “Incremental Revolving Commitment” and the loans made pursuant thereto, “Incremental Revolving Loans”) so long as the following conditions are satisfied:
(i) after giving effect to any such Incremental Revolving Commitments made pursuant to this Section 2.3, the aggregate amount of Revolving Commitments (for the avoidance of doubt, together with any Incremental Revolving Commitments previously or then being established) shall not exceed $1,250,000,000;
(ii) at the time of and immediately after giving effect to any such Incremental Revolving Commitment, (x) no Event of Default shall exist and (y) all representations and warranties of each Credit Party set forth in the Credit Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date of the establishment of such Incremental Revolving Commitment (or, if such representation or warranty relates to an earlier date, as of such earlier date); ~~and~~

(iii) any Incremental Revolving Commitments shall have identical terms (including pricing, obligors, payment priority and termination date, other than upfront fees which will be determined by Borrowers and the lenders providing such Incremental Revolving Commitments and which fees may be variable, including based upon the amount of such Incremental Revolving Commitment any such Incremental Revolving Lender is willing to provide) to the Revolving Commitments and be treated as the same ~~class~~Class as the Revolving Commitments and Borrowers shall, after the establishment of any Incremental Revolving Commitments pursuant to this Section 2.3, repay and incur Revolving Loans ratably as between the Incremental Revolving Commitments and the Revolving Commitments outstanding immediately prior to such increase (provided that such repayment and incurrence may, with Administrative Agent’s consent, be effectuated through assignments among Lenders with Revolving Commitments, which shall not require an Assignment Agreement and may be effectuated by Administrative Agent through changes in the Register and fundings from such Lenders providing Incremental Revolving Commitments); and
(iv) such other conditions as Borrowers, each Incremental Revolving Lender providing such Incremental Revolving Commitments and Administrative Agent shall agree.
(b) At any time and from time to time after the Amendment No. 2 Effective Date and in accordance with this Section 2.3(b), Borrower Representative may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the applicable Lenders), request to establish one or more tranches (or increase an existing tranche) of pari passu term loans (each, an “Incremental Term Loan Commitment” and the loans made pursuant thereto, “Incremental Term Loans”) so long as the following conditions are satisfied:
(i) after giving effect to any such Incremental Term Loan Commitments made pursuant to this Section 2.3, the aggregate amount of all Incremental Term Loan Commitments established pursuant to this Section 2.3(b) (for the avoidance of doubt, together with the Delayed Draw Term Loan Commitments and any Incremental Term Loan Commitments previously or then being established) shall not exceed $500,000,000;
(ii) at the time of and immediately after giving effect to any such Incremental Term Loan Commitment, (x) no Event of Default shall exist and (y) all representations and warranties of each Credit Party set forth in the Credit Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date of the establishment of such Incremental Term Loan Commitment (or, if such representation or warranty relates to an earlier date, as of such earlier date);
(iii) such Incremental Term Loans (A) shall rank pari passu in right of payment with the Revolving Loans, the Delayed Draw Term Loans and any other outstanding Incremental Term Loans, (B) shall not mature earlier than the Latest Maturity Date then in effect (but may have amortization prior to such date so long as the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of any previously funded and then outstanding Incremental Term Loans (if any) at such time), (C) the Obligations of the Credit Parties in respect of the Incremental Term Loans shall not be guaranteed by any Person that is not a Guarantor under this Agreement and (D) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans, the Delayed Draw Term Loans and any other outstanding Incremental Term Loans; provided that (1) the Incremental Term Loans may be priced differently than the Revolving Loans, the Delayed Draw Term Loans and any other outstanding Incremental Term Loans and (2) other terms and conditions applicable to Incremental Term Loans may be materially different from those of the Revolving Loans and the Delayed Draw Term Loans to the extent such differences are solely administrative in nature or are terms and conditions reasonably acceptable to the Administrative Agent that customarily apply to syndicated term loan facilities but not revolving credit facilities (as determined in good faith by Borrowers); and
(iv) such other conditions as Borrowers, each Incremental Term Loan Lender providing such Incremental Term Loan Commitments and Administrative Agent shall agree.
(c) ~~(b)~~ Each notice from Borrower Representative pursuant to this Section 2.3 shall set forth the requested amount and proposed terms of the relevant Incremental Revolving Commitment and/or Incremental Term Loan Commitment, as applicable. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Revolving Commitments and/or establish Incremental Term Loan Commitments shall be reasonably satisfactory to Borrower Representative and (solely to the extent such consent would be required under Section 10.6(c) for an assignment of Revolving Commitments to such new lender) Administrative Agent and each Issuing Bank (such approvals of Administrative Agent and Issuing Banks not to be unreasonably withheld) as additional Lenders hereunder in accordance with this Section 2.3 (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Revolving Lender” or “Incremental Term Loan Lender,” as applicable) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an Incremental Commitment Joinder or Incremental Term Loan Amendment, as applicable. No Incremental Commitment Joinder shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Commitment Joinder and Borrower Representative shall not be required to offer any Incremental Revolving Commitment to any Lender. No Incremental Term Loan Amendment shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Term Loan Commitment and Borrower Representative shall not be required to offer any Incremental Revolving Commitment and/or Incremental Term Loan Commitment to any Lender. No Lender (or any successor thereto) shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolving Commitment or establish new Incremental Term Loan Commitments or Incremental Term Loans, and any decision by a Lender to increase its Revolving Commitment or provide Incremental Term Loan

Commitments or Incremental Term Loans shall be made in its sole discretion independently from any other Lender. Only the consent of each Additional Lender shall be required for Incremental Revolving Commitments or Incremental Term Loan Commitments pursuant to this Section 2.3. Borrower Representative shall have discretion to adjust the allocation of such Incremental Revolving Commitments or Incremental Term Loan Commitments among the then-existing Lenders and the Additional Lenders (as it may elect).
(d) ~~(c)~~ Subject to clauses (a) and (~~b~~c) of this Section 2.3, any Incremental Revolving Commitment increase requested by Borrower Representative shall be effective upon delivery to Administrative Agent of each of the following documents:
(i) in the case of any Incremental Revolving Commitments, an originally executed copy of an instrument of joinder (each, an “Incremental Commitment Joinder”), or, in the case of an Incremental Term Loan Commitments, an originally executed copy of an amendment to this Agreement (each, an “Incremental Term Loan Amendment”), in each case, in form reasonably acceptable to Administrative Agent, executed by Administrative Agent, Borrowers and each Additional Lender, setting forth the Incremental Revolving Commitments or Incremental Term Loan Commitments of ~~such~~the Lenders, as applicable, and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof;
(ii) such evidence of appropriate corporate authorization on the part of Borrowers with respect to such Incremental Revolving Commitment and such opinions of counsel for Borrowers with respect to such Incremental Revolving Commitment as Administrative Agent may reasonably request;
(iii) a certificate of Borrower Representative signed by an Authorized Officer certifying that each of the conditions in clause (a)(i) and (a)(ii) of this Section 2.3 has been satisfied;
(iv) to the extent requested by any Additional Lender, executed promissory notes evidencing such Incremental Revolving Commitments issued by Borrowers in accordance with Section 2.3; and
(v) any other customary certificates, reaffirmation agreements or documents that Administrative Agent shall reasonably request.
(e) Subject to clauses (b) and (c) of this Section 2.3, any establishment of Incremental Term Loan Commitments or increase in existing Incremental Term Loan Commitments requested by Borrower Representative shall be effective upon delivery to Administrative Agent of each of the following documents:
(i) an Incremental Term Loan Amendment, in form reasonably acceptable to Administrative Agent, executed by Administrative Agent, Borrowers and each Additional Lender, setting forth the Incremental Term Loan Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof;

(ii) such evidence of appropriate corporate authorization on the part of Borrowers with respect to such Incremental Term Loan Commitment and such opinions of counsel for Borrowers with respect to such Incremental Term Loan Commitment as Administrative Agent may reasonably request;
(iii) a certificate of Borrower Representative signed by an Authorized Officer certifying that each of the conditions in clause (b)(i) and (b)(ii) of this Section 2.3 has been satisfied;
(iv) to the extent requested by any Additional Lender, executed promissory notes evidencing such Incremental Term Loan Commitments issued by Borrowers in accordance with Section 2.3; and
(v) any other customary certificates, reaffirmation agreements or documents that Administrative Agent shall reasonably request.
(f) ~~(d)~~ Upon the effectiveness of any such Incremental Revolving Commitment or Incremental Term Loan Commitment that is an increase to the Delayed Draw Term Loan Commitments, as applicable, the Revolving Commitments, Delayed Draw Term Loan Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the Incremental Revolving Commitments and/or Incremental Term Loan Commitments, and Appendix A-1 and Appendix A-2 shall automatically be deemed amended accordingly.
(g) ~~(e)~~ Notwithstanding anything to the contrary in Section 10.5, Administrative Agent and Borrower Representative are expressly permitted to amend the Credit Documents to the extent necessary to give effect to any Incremental Revolving Commitments, Incremental Revolving Loans, Incremental Term Loan Commitments and/or Incremental ~~Revolving~~Term Loans pursuant to this Section 2.3 and mechanical changes necessary or advisable in connection therewith (including amendments to implement the requirements in the preceding sentence or the foregoing clause (a)(iv) of this Section 2.3, amendments to ensure pro rata allocations of SOFR Loans, Base Rate Loans and RFR Loans between Loans incurred pursuant to this Section 2.3 and Loans outstanding immediately prior to any such incurrence and amendments to implement ratable participation in Letters of Credit between the Incremental Revolving Commitments and the Revolving Commitments outstanding immediately prior to any such incurrence).
(h) ~~(f)~~ This Section 2.3 shall supersede any provisions in Section 10.5 to the contrary.
2.5. Issuance of Letters of Credit and Purchase of Participations Therein
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(a) Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit for the account of Borrowers in the aggregate amount up to but not exceeding such Issuing Bank’s Letter of Credit Commitment; provided, (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $5,000 or such lesser amount as is acceptable to such Issuing Bank and Borrower Representative; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; and (v) in no event shall any Letter of Credit have an expiration date later than the earlier of (1) five days prior to the ~~Maturity~~Revolving Commitment Termination Date (the “Letter of Credit Expiration Date”) and (2) (unless otherwise agreed by such Issuing Bank and Borrower Representative) the date which is one year from the date of issuance of such Letter of Credit; provided, however, that an Issuing Bank may agree that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each (but in any event, not beyond the Letter of Credit Expiration Date unless Borrowers shall, not later than five days preceding the Letter of Credit Expiration Date, Cash collateralize in accordance with Section 2.4(i), on terms and conditions reasonably satisfactory to Administrative Agent and such Issuing Bank, an amount equal to the Letter of Credit Usage with respect to any Letters of Credit having an expiry date later than the Letter of Credit Expiration Date; provided, further, that the obligations under this Section 2.4 in respect of such Letters of Credit of (i) Borrowers shall survive the Revolving Commitment Termination Date and shall remain in effect until no such Letters of Credit remain outstanding and (ii) each Lender shall be reinstated, to the extent any such Cash collateral, the application thereof or reimbursement in respect thereof is required to be returned to Borrowers by an Issuing Bank after the Revolving Commitment Termination Date and while the related Letter of Credit remains outstanding. Amounts held in such Cash collateral account shall be held and applied by Administrative Agent in the manner and for the purposes set forth in Section 2.4(d)), unless an Issuing Bank elects not to extend for any such additional period; provided, no Issuing Bank shall extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time such Issuing Bank must elect to allow such extension; provided, further, if any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue any Letter of Credit unless (x) first, after taking into account the reallocation of such Defaulting Lender’s participation obligations pro rata, among the non-Defaulting Lenders, the Total Utilization of Revolving Commitments does not exceed the aggregate Revolving Commitments of such non-Defaulting Lenders, (y) second, and only after giving effect to reallocation pursuant to clause (x), Administrative Agent is holding sufficient Cash collateral for the Letter of Credit participation obligations of such Defaulting Lender to the extent such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage exceeds the aggregate Revolving Exposure of the non-Defaulting Lenders, or (z) third, after giving effect to clauses (y) and (x), such Issuing Bank has entered into arrangements reasonably satisfactory to it and Borrower Representative to eliminate such Issuing Bank’s risk with respect to the Defaulting Lenders’ participation obligations in respect of Letters of Credit of the Defaulting Lender, including by Cash collateralizing such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage.
(b) Notice of Issuance. Subject to Section 3.2(b), whenever Borrowers desire the issuance of a Letter of Credit, Borrower Representative shall deliver to Administrative Agent an Issuance Notice no later than 12:00 p.m. (New York City time) at least three Business Days, or such shorter period as may be agreed to by the applicable Issuing Bank in any particular instance, in advance of the requested date of issuance. Subject to satisfaction or waiver of the conditions set forth in Section 3.2, the applicable Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance in accordance with such Issuing Bank’s standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, the applicable Issuing Bank shall promptly notify each Lender with a Revolving Commitment of such issuance, and, if requested by a Lender, provide a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.4(e).

(c) Responsibility of Issuing Banks With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between Borrowers and Issuing Banks, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by an Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, No Issuing Bank shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of any Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by an Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of such Issuing Bank to Borrowers. Notwithstanding anything to the contrary contained in this Section 2.4(c), Borrowers shall retain any and all rights it may have against an Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(d) Reimbursement by Borrowers of Amounts Drawn or Paid Under Letters of Credit. In the event an Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify Borrowers and Administrative Agent, and Borrowers shall reimburse such Issuing Bank on ~~or before~~ the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless Borrower Representative shall have notified Administrative Agent and such Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that Borrower intends to reimburse such Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Borrowers shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders with Revolving Commitments to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Lenders with Revolving Commitments shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by such Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Borrowers shall reimburse such Issuing Bank, on written demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.4(d) shall be deemed to relieve any Lender with a Revolving Commitment from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Borrowers shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.4(d).
(e) Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Borrowers shall fail for any reason to reimburse an Issuing Bank as provided in Section 2.4(d), such Issuing Bank shall promptly notify each Lender with a Revolving Commitment of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the Revolving Commitments. Each Lender with a Revolving Commitment shall make available to the applicable Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first Business Day after the date notified by such Issuing Bank. In the event that any Lender with a Revolving Commitment fails to make available to such Issuing Bank on such Business Day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.4(e), such Issuing Bank shall be entitled to recover such amount on written demand from such Lender together with interest thereon for three Business Days at the rate customarily used by such Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.4(e) shall be deemed to prejudice the right of any Lender with a Revolving Commitment to recover from an Issuing Bank any amounts made available by such Lender to such Issuing Bank pursuant to this Section in the event that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Bank. In the event an Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.4(e) for all or any portion of any drawing honored by such Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.4(e) with respect to such honored drawing such Lender’s Pro Rata Share of all payments subsequently received by such Issuing Bank from Borrowers in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix C or at such other address as such Lender may request.
(f) Obligations Absolute. The obligation of Borrowers to reimburse an Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.4(d) and the obligations of Lenders under Section 2.4(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), such Issuing Bank, Lender or any other Person or, in the case of a Lender, against Borrowers, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between a Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by such Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Parent or any of its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by an Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Bank under the circumstances in question as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(g) Indemnification. Without duplication of any obligation of Borrowers under Sections 2.20, 10.2 or 10.3, in addition to amounts payable as provided herein, Borrowers hereby, jointly and severally, agree to protect, indemnify, pay and save harmless each Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable out of pocket fees, expenses and disbursements of counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of such Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction or (2) the wrongful dishonor by such Issuing Bank of a proper written demand for payment made under any Letter of Credit issued by it, or (ii) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act; provided that this Section 2.4(g) shall not apply with respect to Taxes other than any Taxes that represent claims, demands, liabilities, damages, losses, costs, charges and expenses arising from any non-Tax claim.
(h) Resignation and Removal of Issuing Banks. An Issuing Bank may resign as Issuing Bank upon 60 days prior written notice to Administrative Agent, Lenders and Borrower Representative; provided that on or prior to the expiration of such 60-day period, such Issuing Bank shall have identified, in consultation with Borrower Representative, a successor Issuing Bank willing to accept its appointment as a successor Issuing Bank. In the event of any such resignation, Borrower Representative shall be entitled to appoint from among the Lenders willing to accept such appointment a successor Issuing Bank hereunder; provided that no failure by Borrower Representative to appoint any such successor shall affect the resignation of such Issuing Bank except as expressly provided above. An Issuing Bank may be replaced at any time by written agreement among Borrower Representative, Administrative Agent, the replaced Issuing Bank (provided that no consent of the replaced Issuing Bank will be required if the replaced Issuing Bank has no Letters of Credit or reimbursement Obligations with respect thereto outstanding) and the successor Issuing Bank. At the time any such replacement or resignation shall become effective, Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. Administrative Agent shall notify Lenders of any such replacement of such Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, and shall retain the option to, but shall not be required to issue additional Letters of Credit.

(i) Cash Collateral. For purposes of this Agreement, providing “Cash collateral” or “Cash collateralization” for, or to “Cash collateralize” a Letter of Credit means to pledge and deposit with or deliver to Administrative Agent, for the benefit of the applicable Issuing Bank and Lenders funding a participation in Letters of Credit pursuant to Section 2.4(e), as collateral for the Obligations under the Letters of Credit, Cash in the currency in which the Letters of Credit are denominated and in an amount equal to the undrawn amount of such Letter of Credit and pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and Borrower Representative. Each Borrower hereby grants to Administrative Agent, for the benefit of the applicable Issuing Bank and each Lender funding a participation in Letters of Credit pursuant to Section 2.4(e), a security interest in all such Cash, deposit accounts and all proceeds of the foregoing. All Cash collateral shall be maintained with Administrative Agent for the benefit of the applicable Issuing Bank and each Lender in an account subject to an account control agreement in form and substance reasonably satisfactory to Administrative Agent.
(j) Conflicts with Letter of Credit Documentation. In the event of any conflict or inconsistency between the terms hereof and any Letter of Credit documentation, the terms hereof shall control and all representations, warranties or covenants contained in any Letter of Credit documentation shall be qualified in the manner and to the extent set forth herein mutatis mutandis and to the extent not contained herein shall be null and void.
2.6. Pro Rata Shares; Availability of Funds
.
(a) Pro Rata Shares. Subject to Section 2.22, all Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Delayed Draw Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.
(b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrowers a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower Representative and Borrowers shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Delayed Draw Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.
2.7. Use of Proceeds.
The proceeds of the Delayed Draw Term Loans made from and after the Amendment No. 2 Effective Date and the proceeds of the Revolving Loans and Letters of Credit made from and after the Closing Date may be applied by Borrowers for financing working capital needs and general corporate purposes (including, but not limited to, capital expenditures, acquisitions and investments, restricted payments and the repayment of all or a portion of any of the Senior Notes) of Parent and its Subsidiaries and for any other purpose not prohibited by this Agreement. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act. Borrowers will not directly or, knowingly, indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person or in any country, region or territory, that is at the time of such financing, itself the subject of any Sanctions in violation of applicable Sanctions.
2.8. Evidence of Debt; Register; Lenders’ Books and Records; Notes.
(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrowers to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrowers, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Delayed Draw Term Loan Commitments, Revolving Commitments or Borrowers’ Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
(b) Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Delayed Draw Term Loan Commitments, Revolving Commitments and Loans (and stated interest) of each Lender from time to time and Issuing Banks and the Letter of Credit Commitments and outstanding Letters of Credit of each Issuing Bank from time to time (the “Register”). The Register shall be available for inspection by Borrowers or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Delayed Draw Term Loan Commitments, Revolving Commitments, the Letter of Credit Commitments, the Loans and the Letters of Credit in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrowers and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Delayed Draw Term Loan Commitments, Revolving Commitments, any Issuing Bank’s Letter of Credit Commitment or Borrowers’ Obligations in respect of any Loan or Letter of Credit. Borrowers hereby designate Administrative Agent to serve as Borrowers’ agent solely for purposes of maintaining the Register as provided in this Section 2.7, and Borrowers hereby agree that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its

Affiliates and its and their respective officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”
(c) Notes. If so requested by any Lender by written notice to Borrower Representative (with a copy to Administrative Agent) at least three Business Days prior to the Closing Date, or at any time thereafter, Borrowers shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower Representative’s receipt of such notice) a Note or Notes to evidence such Lender’s Delayed Draw Term Loan or Revolving Loan, as the case may be.
2.9. Interest on Loans
.
(a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:
(i) in the case of a Base Rate Loan, at the Base Rate plus the Applicable Rate;
(ii) in the case of an RFR Loan, at Daily Simple SOFR plus the Applicable Rate; or
(iii) in the case of a SOFR Loan, at Term SOFR plus the Applicable Rate.
(b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any SOFR Loan, shall be selected by Borrowers and notified by Borrower Representative to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.
(c) In connection with SOFR Loans there shall be no more than eight (8) Interest Periods outstanding at any time. In the event Borrower Representative fails to specify between a Base Rate Loan, an RFR Loan or a SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a SOFR Loan or an RFR Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). As soon as practicable on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower Representative and each Lender.
(d) Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of SOFR Loans and RFR Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan (or, with respect to (x) a Delayed Draw Term Loan, the last Interest Payment Date with respect to such Delayed Draw Term Loan or (y) a Base Rate Loan being converted from a SOFR Loan or an RFR Loan, the date of conversion of such SOFR Loan or RFR Loan to such Base Rate Loan or (~~y~~z) an RFR Loan being converted from a SOFR Loan or a Base Rate Loan, the date of conversion of such SOFR Loan or Base Rate Loan to such RFR Loan) shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan (or with respect to (x) a Base Rate Loan being converted to a SOFR Loan or an RFR Loan, the date of conversion of such Base Rate Loan to such SOFR Loan or RFR Loan or (y) an RFR Loan being converted to a SOFR Loan or a Base Rate Loan, the date of conversion of such RFR to such SOFR Loan or Base Rate Loan) shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.
(e) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in cash in arrears on each Interest Payment Date with respect to interest accrued on and to the day immediately preceding such payment date; (ii) shall accrue on a daily basis and shall be payable in cash in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in cash in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of a Delayed Draw Term Loan or Revolving Loan that is a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.
(f) Except to the extent funded with Revolving Loans deemed made pursuant to Section 2.4(d), Borrowers, jointly and severally, agree to pay to the applicable Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Borrowers at a rate equal to (i) for the period from the date one Business Day following the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans and (ii) thereafter, a rate determined in accordance with Section 2.10.
(g) Interest payable pursuant to Section 2.8(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on written demand or, if no such demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by an Issuing Bank of any payment of interest pursuant to Section 2.8(f), such Issuing Bank shall distribute to each Lender, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event an Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.4(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which such Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrowers.
2.10. Conversion/Continuation
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(a) Subject to Section 2.18, Borrowers shall have the option:
(i) to convert at any time all or any part of any Delayed Draw Term Loan or Revolving Loan in a minimum amount of $1,000,000 and minimum increments of $100,000, from one Type of Loan to another Type of Loan; provided, a SOFR Loan may only be converted on the expiration of the Interest Period applicable to such SOFR Loan unless Borrowers shall pay all amounts due under Section 2.18 in connection with any such conversion; provided, further, that, if so elected in a writing by Administrative Agent or Requisite Lenders to Borrowers, no Loan may be converted to a SOFR Loan at any time when an Event of Default has occurred that is continuing; or
(ii) upon the expiration of any Interest Period applicable to any SOFR Loan, to continue all or any portion of such Loan in a minimum amount of $1,000,000 and minimum increments of $100,000, as a SOFR Loan; provided, that, if so elected in a writing by Administrative Agent or Requisite Lenders to Borrowers, no SOFR Loan may be continued as a SOFR Loan at any time when an Event of Default has occurred that is continuing.
(b) Subject to Section 3.2(b), Borrower Representative shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan or an RFR Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a SOFR Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any SOFR Loans shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to effect a conversion or continuation in accordance therewith. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.
2.11. Default Interest
. Upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), the overdue principal amount of Loans outstanding and, to the extent permitted by applicable Legal Requirements, any overdue interest payments on the Loans or any overdue fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on written demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, (x) in the case of SOFR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such SOFR Loans and (y) in the case of RFR Loans, on the last day of the then current calendar month, in each case, RFR Loans, in each case, shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon written demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.12. Fees
.
(a) Borrowers, jointly and severally, agree to pay to Lenders having Revolving Exposure:
(i) facility fees equal to (1) the average daily amount of Revolving Commitments during the applicable period, times (2) the Applicable Rate; provided that any facility fees accrued with respect to any of the Revolving Commitments of a Defaulting Lender during the period prior to the Default Period shall not be payable by Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such facility fees shall otherwise have been due and payable by Borrowers prior to such time; provided, further, that no facility fees shall accrue on any of the Commitments of a Defaulting Lender during the Default Period; and
(ii) letter of credit fees equal to (1) the Applicable Rate for Revolving Loans that are SOFR Loans, times (2) the aggregate daily maximum net amount available to be drawn under all such outstanding Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination); provided that (x) if any portion of a Defaulting Lender’s Pro Rata Share of any Letter of Credit is cash collateralized by Borrowers or reallocated to the other Lenders pursuant to Section 2.4(a), then Borrowers shall not be required to pay a Letter of Credit fee to such Defaulting Lender with respect to such portion of such Defaulting Lender’s Pro Rata Share so long as it is cash collateralized by Borrowers or reallocated to the other Lenders, but such Letter of Credit fee shall instead be payable to such other Lenders in accordance with their Pro Rata Share of such reallocated amount, and (y) if any portion of a Defaulting Lender’s Pro Rata Share is not cash collateralized or reallocated pursuant to Section 2.4(a), then the Letter of Credit fee with respect to such Defaulting Lender’s Pro Rata Share shall be payable to the applicable Issuing Bank until such Pro Rata Share is cash collateralized or reallocated or the Default Period ends.
All fees referred to in this Section 2.11(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.
(b) Borrowers, jointly and severally, agree to pay directly to each Issuing Bank, for its own account, the following fees:
(i) a fronting fee equal to 0.125% per annum or such lesser amount as Borrowers and such Issuing Bank may agree (which shall not be less than $500 per annum per Letter of Credit), times the aggregate daily maximum amount available to be drawn under all outstanding Letters of Credit issued by such Issuing Bank (determined as of the close of business on any date of determination); and
(ii) such documentary and processing charges and a courier delivery fee of $15 for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.
(c) Borrowers agree to pay to Lenders having Delayed Draw Term Loan Commitments, a ticking fee equal to (i) the average daily unused Delayed Draw Term Loan Commitments during such period, multiplied by (ii) (A) for the period commencing on the

Amendment No. 2 Effective Date through and including the date that is ninety (90) days after the Amendment No. 2 Effective Date, 0.00% per annum and (B) for the period commencing on the date that is ninety one (91) days after the Amendment No. 2 Effective Date through and including the Delayed Draw Commitment Termination Date, 0.25% per annum; provided, however, that any ticking fee accrued with respect to any of the Delayed Draw Term Loan Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such ticking fee shall otherwise have been due and payable by Borrowers prior to such time; provided, further that no ticking fee shall accrue on any of the unused Delayed Draw Term Loan Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The ticking fee shall accrue at all times during the period commencing on the date that is ninety one (91) days after the Amendment No. 2 Effective Date through and including the Delayed Draw Commitment Termination Date, including at any time during which one or more of the conditions in Section 3 are not met, and shall be due and payable (A) fifteen (15) days after the end of each Fiscal Quarter (commencing with the Fiscal quarter ending June 30, 2026 (which shall be prorated for the number of days actually elapsed from the date that is ninety one (91) days after the Closing Date until such date)), and (B) on the last day of the Delayed Draw Commitment Period.
(d) ~~(c)~~ All fees referred to in Section 2.11(a), 2.11(b)(i) and 2.11(~~b)(i~~c), (A) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and (B) accrued through and including the last day of March, June, September and December of each year shall be payable in cash in arrears on the fifteenth day following such last day during the Revolving Commitment Period or Delayed Draw Commitment Period, as applicable, and on the Revolving Commitment Termination Date or Delayed Draw Commitment Termination Date, as applicable.
(e) ~~(d)~~ In addition to any of the foregoing fees, Borrowers, jointly and severally, agree to pay to Agents such other fees in the amounts and at the times separately agreed upon in writing.
2.13. Scheduled Payments/Commitment Reductions.
The principal amount of the Delayed Draw Term Loans, together with all other amounts owed hereunder with respect thereto, shall be Paid in Full no later than the Delayed Draw Term Loan Maturity Date. The principal amounts of the Revolving Loans, together with all other amounts owed hereunder with respect thereto, shall be ~~paid~~Paid in ~~full~~Full no later than the Revolving Commitment Termination Date.
2.14. Voluntary Prepayments/Commitment Reductions
.
(a) Voluntary Prepayments.
(i) ~~Any~~Borrowers have the right at any time and from time to time~~;~~ to prepay any Loans of any Class, without premium or penalty (subject to Section 2.18):

1.    with respect to Base Rate Loans, Borrowers may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 (or the remaining outstanding balance of such Loans);
2.    with respect to SOFR Loans, Borrowers may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 (or the remaining outstanding balance of such Loans); and
3.    with respect to RFR Loans, Borrowers may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $250,000 (or the remaining outstanding balance of such Loans).
(ii) All such prepayments shall be made:
4.    upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans or RFR Loans; and
5.    upon not less than three Business Days’ prior written or telephonic notice in the case of SOFR Loans, in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to Administrative Agent (and Administrative Agent will promptly transmit such original notice for Delayed Draw Term Loans or Revolving Loans, as the case may be, by facsimile, electronic mail or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that any such notice may be conditioned on the consummation of a refinancing or other transaction and may be rescinded or postponed on or prior to the proposed prepayment date if such refinancing or other transaction is not consummated or is delayed. Any such voluntary prepayment shall be applied as specified in Section 2.15(a) or Section 2.16(b), as applicable.
(b) Voluntary Commitment Reductions.
(i) Borrowers may, upon not less than three Business Days’ prior written or telephonic notice promptly confirmed by delivery of written notice thereof by Borrower Representative to Administrative Agent (which original written notice Administrative Agent will promptly transmit by facsimile, electronic mail or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitment of any Class, including (A) the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction (after giving effect to any concurrent prepayments on such date) and (B) the Delayed Draw Term Loan Commitments;

provided, any such partial reduction of the Revolving Commitments or Delayed Draw Term Loan Commitments shall be in an aggregate minimum amount of $1,000,000.
(ii) Borrower Representative’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments or the Delayed Draw Term Loan Commitments or any other Commitments shall be effective on the date specified in Borrower Representative’s notice and shall reduce the Revolving Commitment or Delayed Draw Term Loan Commitment or other Commitments, as applicable, of each Lender proportionately to its Pro Rata Share thereof; provided that any such notice may be conditioned on the consummation of a refinancing or other transaction and may be rescinded or postponed on or prior to the proposed reduction date if such refinancing or other transaction is not consummated or is delayed; provided that any such notice may be revoked, subject to Section 2.18(c).
2.15. Extension of ~~the Revolving Commitments~~Maturity Date
.
(a) Extension of Revolving Commitments
(i) ~~(a)~~ Provided that no Event of Default shall have occurred and be continuing, Borrowers shall have the option, to be exercised by Borrower Representative giving written notice to Administrative Agent at least thirty (30) days (but no more than ninety (90) days) prior to the Original Stated Termination Date, subject to the terms set forth in this Agreement and the conditions set forth in Section 2.14(~~c~~a)(iii) (and no others), to extend the Original Stated Termination Date by six (6) months to the six-month anniversary of the Original Stated Termination Date (the “Initial Extended Termination Date”). The request by Borrowers for the extension of the Original Stated Termination Date shall constitute a representation and warranty by the Credit Parties that no Event of Default then exists.
(ii) ~~(b)~~ To the extent the Original Stated Termination Date has been extended pursuant to the immediately preceding clause (a)(i), provided that no Event of Default shall have occurred and be continuing, Borrowers shall have the option, to be exercised by Borrower Representative giving written notice to Administrative Agent at least thirty (30) days (but no more than ninety (90) days) prior to the Initial Extended Termination Date, subject to the terms set forth in this Agreement and the conditions set forth in Section 2.14(~~c~~a)(iii) (and no others), to extend the Initial Extended Termination Date by six (6) months to the six-month anniversary of the Initial Extended Termination Date (the “Final Extended Termination Date”). The request by Borrowers for the extension of the Initial Extended Termination Date shall constitute a representation and warranty by the Credit Parties that no Event of Default then exists.
(iii) ~~(c)~~ The obligations of Administrative Agent and the Revolving Lenders to extend the Original Stated Termination Date and/or the Initial Extended Termination Date as provided in the foregoing clauses (a)(i) and (~~b~~a)(ii) shall be subject to the prior satisfaction of each of the following conditions precedent as determined by Administrative Agent in its good faith judgment: (~~i~~A) on the Original Stated Termination

Date and/or the Initial Extended Termination Date, as the case may be, there shall exist no Event of Default; (~~ii~~B) Borrowers shall have paid to Administrative Agent for the ratable benefit of the Revolving Lenders an extension fee equal to 0.0625% of the total Revolving Commitments then outstanding (which fee Borrowers hereby agree shall be fully earned and nonrefundable under any circumstances when paid) in connection with each such extension; (~~iii~~C) the representations and warranties made by the Credit Parties in the Credit Documents shall be true and correct in all material respects on the Original Stated Termination Date and/or the Initial Extended Termination Date, as the case may be; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (~~iv~~D) Borrowers shall have paid all reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent, to the extent invoiced at least three (3) Business Days after receipt of the notice given by Borrower Representative under clause (a)(i) or (~~b~~a)(ii) above, as applicable, and prior to the Original Stated Termination Date and/or the Initial Extended Termination Date, as applicable, in connection with such extension; and (~~v~~E) the Credit Parties shall have acknowledged and ratified that their obligations under the Credit Documents remain in full force and effect and that such Credit Documents continue to guaranty and secure, as applicable, the Obligations under the Credit Documents, as extended.
(iv) ~~(d)~~ Administrative Agent shall notify each of the Revolving Lenders in the event that Borrowers request that the Original Stated Termination Date and/or the Initial Extended Termination Date, as the case may be, be extended as provided in this Section 2.14(a) and upon any such extension.
(b) Extension of Delayed Draw Term Loan Maturity Date.
(i) Provided that no Event of Default shall have occurred and be continuing, Borrowers shall have the option, to be exercised by Borrower Representative giving written notice to Administrative Agent at least thirty (30) days (but no more than ninety (90) days) prior to the then current Delayed Draw Term Loan Maturity Date for the Delayed Draw Term Loans, subject to the terms set forth in this Agreement and the conditions set forth in Section 2.14(b)(iii) (and no others), to extend the then current Delayed Draw Term Loan Maturity Date for the Delayed Draw Term Loans by twelve (12) months. The request by Borrowers for the extension of the Delayed Draw Term Loan Maturity Date for the Delayed Draw Term Loans shall constitute a representation and warranty by the Credit Parties that no Event of Default then exists.
(ii) The obligations of Administrative Agent and the Delayed Draw Term Loan Lenders to extend the then current Delayed Draw Term Loan Maturity Date for the Delayed Draw Term Loans as provided in the foregoing clause (b)(i) shall be subject to the prior satisfaction of each of the following conditions precedent as determined by Administrative Agent in its good faith judgment: (A) on the then current Delayed Draw Term Loan Maturity Date for Delayed Draw Term Loans, as the case may be, there shall exist no Event of Default; (B) Borrowers shall have paid to Administrative

Agent for the ratable benefit of the applicable Delayed Draw Term Loan Lenders an extension fee equal to 0.125% of the total Delayed Draw Term Loans then outstanding (which fee Borrowers hereby agree shall be fully earned and nonrefundable under any circumstances when paid) in connection with each such extension; (C) the representations and warranties made by the Credit Parties in the Credit Documents shall be true and correct in all material respects on the then current Delayed Draw Term Loan Maturity Date for the Delayed Draw Term Loans, as the case may be; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (D) Borrowers shall have paid all reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent, to the extent invoiced at least three (3) Business Days after receipt of the notice given by Borrower Representative under clause (b)(i) above, as applicable, and prior to the then current Delayed Draw Term Loan Maturity Date for Delayed Draw Term Loans in connection with such extension; and (E) the Credit Parties shall have acknowledged and ratified that their obligations under the Credit Documents remain in full force and effect and that such Credit Documents continue to guaranty and secure, as applicable, the Obligations under the Credit Documents, as extended.
(iii) Administrative Agent shall notify each of the Delayed Draw Term Loan Lenders in the event that Borrowers request that the Delayed Draw Term Loan Maturity Date for the Delayed Draw Term Loans be extended as provided in this Section 2.14(b) and upon any such extension.
2.16. Application of Prepayments/Reductions
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(a) Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied to repay outstanding Loans to the full extent thereof as specified by Borrower Representative in the applicable notice of prepayment; provided, in the event Borrower Representative fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:
first, to repay outstanding ~~Revolving~~ Loans to the full extent thereof; and
second, to the extent an Event of Default has occurred and is continuing, to Cash collateralize any outstanding Letters of Credit;
provided that application pursuant to clause second above shall be made with the objective of minimizing breakage costs, if any, that would be payable by Borrowers pursuant to Section 2.18(c).
(b) Application of Prepayments of Loans to Base Rate Loans, RFR Loans and SOFR Loans. ~~Any~~Considering each Class of Loans being prepaid separately, any prepayment shall be applied (i) first to Base Rate Loans to the full extent thereof before application to RFR Loans and SOFR Loans and (ii) second to RFR Loans to the full extent thereof before application to SOFR Loans, in each case, in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to Section 2.18(c).

2.17. General Provisions Regarding Payments
.
(a) All payments by Borrowers of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 2:00 p.m. (New York City time) on the date due at the Principal Office of Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day.
(b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.
(c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.
(d) Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans or RFR Loans in lieu of its Pro Rata Share of any SOFR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.
(e) Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.
(f) Administrative Agent shall invoice Borrowers for all principal, interest, fees and expenses due hereunder.
(g) Administrative Agent shall deem any payment by or on behalf of Borrowers hereunder that is not made in same day funds prior to 2:00 p.m. (New York City time) on the date due to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower Representative and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is ~~paid~~Paid in ~~full~~Full.

(h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents in respect of any of the Obligations shall be applied in accordance with the application arrangements described in Section 8.2.
2.18. Ratable Sharing
. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrowers expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.17 shall not be construed to apply to (a) any payment made by Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.
2.19. Making or Maintaining SOFR Loans
.
(a) Inability to Determine Applicable Interest Rate. Subject to Section 2.24, in the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on (x) any Interest Rate Determination Date with respect to any SOFR Loans or (y) any day with respect to RFR Loans, that by reason of circumstances affecting the applicable market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Term SOFR or Daily Simple SOFR, as applicable, Administrative Agent shall on such date give notice (by facsimile, electronic mail or by telephone confirmed in writing) to Borrower Representative and each Lender of such determination, whereupon (i) no

Loans may be made as, converted to or continued as, SOFR Loans or RFR Loans, as applicable, until such time as Administrative Agent notifies Borrower Representative and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower Representative with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded or converted into a request for borrowing of Base Rate Loans at Borrower Representative’s option, in each case without payment of any amount under Section 2.18(c).
(b) Illegality or Impracticability of SOFR Loans or RFR Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its SOFR Loans or RFR Loans, as applicable, (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the applicable market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by e-mail or by telephone confirmed in writing) to Borrower Representative and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). If Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting Requisite Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make or continue Loans as, or to convert Loans to, SOFR Loans or RFR Loans, as applicable, shall be suspended until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a SOFR Loan or an RFR Loan, as applicable, then being requested by Borrower Representative pursuant to a Funding Notice or a Conversion/Continuation Notice, the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding SOFR Loans or RFR Loans, as applicable (the “Affected Loans”), shall be terminated at the earlier to occur of (x) the expiration of the Interest Period then in effect with respect to the Affected Loans that are SOFR Loans and the last day of the then current calendar month with respect to the Affected Loans that are RFR Loans, or (y) when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a SOFR Loan or an RFR Loan then being requested by Borrower Representative pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower Representative shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, SOFR Loans or RFR Loans, as applicable, in accordance with the terms hereof.
(c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrowers shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to lenders of funds borrowed by it to make or carry its SOFR Loans and/or RFR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) deemed by such Lender to be attributable to and which such Lender may sustain: (i) if for any reason other than a default by such Lender a borrowing of any SOFR Loan or RFR Loan, as applicable, does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any SOFR Loan or RFR Loan, as applicable, does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its SOFR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its SOFR Loans or RFR Loans, as applicable, is not made on any date specified in a notice of prepayment (whether written or telephonic) given by Borrower Representative.
(d) Booking of SOFR Loans. Any Lender may make, carry or transfer SOFR Loans and/or RFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
2.20. Increased Costs; Capital Adequacy
.
(a) Compensation For Increased Costs and Taxes. In the event that any Lender (which term shall include Issuing Banks for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Governmental or quasi-Governmental Authority (whether or not having the force of law) (a “Change in Law”): (i) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; (ii) subjects any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrowers shall promptly, but in no event more than fifteen (15) Business Days after such Lender’s written demand, pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder, so long as such Lender generally requires similar obligors under other credit facilities of this type made available by such Lender to similarly so compensate such Lender. Such Lender shall deliver to Borrower Representative (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
(b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include Issuing Banks for purposes of this Section 2.19(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy or liquidity requirement, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy or liquidity requirements), then from time to time, promptly but in any event no more than fifteen (15) Business Days after receipt by Borrower Representative from such Lender of the statement referred to in the next sentence, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction, so long as such Lender generally requires similar obligors under other credit facilities of this type made available by such Lender to similarly so compensate such Lender. Such Lender shall deliver to Borrower Representative (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
2.21. Taxes; Withholding, Etc.
(a) Defined Terms. For purposes of this Section 2.20, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c) Payment of Other Taxes by Borrowers. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d) Indemnification by Borrowers. Without duplication of amounts payable under Section 2.20(b), the Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower Representative by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e) Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (e).
(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.20, such Credit Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(g) Status of Lenders.
(i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to Borrower Representative and Administrative Agent, at the time or times reasonably requested by Borrower Representative or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower Representative or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by Borrower Representative or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower Representative or Administrative Agent as will enable Borrower Representative or

Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense (provided that in no case shall the documentation pursuant to Section 2.20(g)(ii)(A), (ii)(B) and (ii)(D) below be deemed to subject any Recipient to any material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of such would materially prejudice the legal or commercial position of such Recipient.
(ii) Without limiting the generality of the foregoing,
(iii) (A) any Recipient that is a U.S. Person shall deliver to Borrower Representative and Administrative Agent on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Administrative Agent), executed originals of IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding tax;
(iv) (B) any Non-US Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-US Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Administrative Agent), whichever of the following is applicable:
(v) (i) in the case of a Non-US Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(vi) (ii) executed originals of IRS Form W-8ECI;
(iii) in the case of a Non-US Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of

Exhibit F-1 to the effect that such Non-US Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(iv) to the extent a Non-US Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-US Lender is a partnership and one or more direct or indirect partners of such Non-US Lender are claiming the portfolio interest exemption, such Non-US Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Non-US Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-US Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower Representative or Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Recipient shall deliver to Borrower Representative and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Representative or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower Representative or Administrative Agent as may be necessary for Borrower Representative and Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Representative and Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i) Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.
2.22. Obligation to Mitigate
. Each Lender (which term shall include Issuing Banks for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Delayed Draw Term Loan Commitments, Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Delayed Draw Term Loan Commitments, Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless Borrowers agree to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrowers pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower Representative (with a copy to Administrative Agent) shall be conclusive absent manifest error. Notwithstanding anything in Section 2.18, 2.19 or 2.20 to the contrary, Borrowers shall not be required to compensate a Lender pursuant to such Sections for any amount incurred or reductions suffered more than (1) ninety (90) days prior to the date that such Lender obtains actual knowledge of the event that gives rise to such claim (except that, if the change giving rise to such claim is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof) or (2) twelve (12) months prior to the date such Lender claims such amount under such Sections.
2.23. Defaulting Lenders
. Anything contained herein to the contrary notwithstanding, in the event that any Lender becomes a Defaulting Lender, then during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of any amendment, waiver or consent with respect to any provision of the Credit Documents that requires the approval of Requisite Lenders, and Borrowers shall pay to Administrative Agent such additional amounts of cash as reasonably requested by an Issuing Bank pursuant to Section 2.4(a) to be held as security for Borrowers’ reimbursement Obligations in respect of Letters of Credit issued by such Issuing Bank that are then outstanding (such amount not to exceed such Defaulting Lender’s obligations under Section 2.4) (after taking into account the reallocation of such Defaulting Lender’s participation obligations pro rata, among the non-Defaulting Lenders (so long as no such non-Defaulting Lender’s Delayed Draw Term Loan Exposure or Revolving Exposure, as applicable, after giving effect to such reallocation, exceeds its respective Delayed Draw Term Loan Commitment and/or Revolving Commitment, as applicable) provided for in the immediately succeeding sentence). During any Default Period with respect to any Defaulting Lender, (a) subject to Section 10.25, any amounts that would otherwise be payable to such Defaulting Lender with respect to its Delayed Draw Term Loans, Delayed Draw Term Loan Commitments, Revolving Loans and Revolving Commitments under the Credit Documents (including, without limitation, voluntary and mandatory prepayments, interest, fees or other amounts received by Administrative Agent for the account of a Defaulting Lender) may, in lieu of being distributed to such Defaulting Lender, at the written direction of Borrower Representative to Administrative Agent, be retained by Administrative Agent and applied in the following order of priority: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent and to collateralize indemnification and reimbursement obligations of such Defaulting Lender in an amount reasonably determined by Administrative

Agent, second, to the payment of any amounts owing by such Defaulting Lender to Issuing Banks, third, if so determined by Administrative Agent and Borrower Representative, to be held in a non-interest bearing deposit account and released in order to (x) satisfy obligations of such Defaulting Lender to fund Delayed Draw Term Loans or Revolving Loans, as applicable, under this Agreement and (y) be held as Cash collateral for any Issuing Bank’s future funding obligations of such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.4, fourth, to the payment of any amounts owing to the Lenders or Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, so long as no Event of Default has occurred and is continuing, to the payment of any amounts owing to Borrowers as a result of any judgment of a court of competent jurisdiction obtained by Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; (b) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender; and (c) any Revolving Loans to be made or participation interests with respect to Letters of Credit shall first be reallocated to non-Defaulting Lenders holding Revolving Commitments (but not in excess of such Lenders’ Revolving Commitments) prior to the requirement that Borrowers provide Cash to secure Borrowers’ reimbursement Obligations. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.22, performance by Borrowers of their respective Obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Lender becoming a Defaulting Lender or the operation of this Section 2.22. The rights and remedies against a Defaulting Lender under this Section 2.22 are in addition to other rights and remedies which Borrowers may have against such Defaulting Lender as a result of it becoming a Defaulting Lender and which Administrative Agent or any Lender may have against such Defaulting Lender with respect thereto. Administrative Agent shall not be required to ascertain or inquire as to the existence of any Defaulting Lender. Notwithstanding any other provision of this Agreement to the contrary, solely to the extent that and so long as the application of Section 2.22(a) with respect to an Insolvency Defaulting Lender would violate the Bankruptcy Code or any final order of a court of competent jurisdiction entered pursuant to a bankruptcy or similar insolvency proceeding with respect to such Insolvency Defaulting Lender, Section 2.20(b) shall not apply with respect to such Insolvency Defaulting Lender, and any amounts that would otherwise be payable to such Insolvency Defaulting Lender under the Credit Documents (including without limitation, voluntary prepayments and fees) shall, to the extent permitted under applicable law and at the written direction of Borrower Representative to Administrative Agent, be retained by Administrative Agent to collateralize the indemnification and reimbursement obligations of such Insolvency Defaulting Lender in an amount reasonably determined by Administrative Agent, in lieu of being distributed to such Insolvency Defaulting Lender.
2.24. Removal or Replacement of a Lender
. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower Representative that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section

2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower Representative’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrower Representative’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Borrowers may, by Borrower Representative giving written notice to Administrative Agent and any Terminated Lender of their election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans, Delayed Draw Term Loan Commitments and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Borrowers shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender or a Non-Consenting Lender (and no fees shall be payable in connection with any such assignment from a Defaulting Lender); provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings under Letters of Credit that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, Borrowers shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20 or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Borrowers may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, arrangements reasonably satisfactory to such Issuing Bank (including (x) the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such Issuing Bank or (y) the depositing of Cash collateral into a cash collateral account, in each case in an amount not to exceed 103% of the face amount of all Letters of Credit of such Issuing Bank and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to each outstanding Letter of Credit issued by such Issuing Bank (or such outstanding Letter of Credit has been cancelled). Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Delayed Draw Term Loan Commitments or Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if Borrowers exercise their option hereunder to cause an assignment by such Lender as a Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Terminated Lender and any such documentation so executed by Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.6.
2.25. Benchmark Replacement Setting.
(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders.
(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent, in consultation with Borrower Representative, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.
(c) Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower Representative and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of any such Benchmark Replacement. Administrative Agent will promptly notify Borrower Representative of the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) of this Section 2.24. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.24, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.24.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e) Benchmark Unavailability Period. Upon Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or RFR Loans, as applicable, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
SECTION 3. CONDITIONS PRECEDENT
3.1. Closing Date
. The obligation of each Lender or Issuing Bank, as applicable, to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:
(a) Credit Documents. Administrative Agent and Joint Lead Arrangers shall have received sufficient copies of each Credit Document as Administrative Agent shall request, originally executed and delivered by each applicable Credit Party.
(b) Organizational Documents; Incumbency. Administrative Agent and Joint Lead Arrangers shall have received, in respect of each Credit Party, (i) copies of the Organizational Documents of such Credit Party, certified as of a recent date by the appropriate Governmental Authority if applicable; (ii) signature and incumbency certificates of the officers of such Credit Party; (iii) copies of resolutions of the Board of Directors or similar governing body of such Credit Party, approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business where the failure to be so qualified would have a Material Adverse Effect, each dated the Closing Date or a recent date prior thereto.
(c) Organizational and Capital Structure. The organizational structure and capital structure of Parent and its Subsidiaries shall be as set forth on Schedule 3.1(c).
(d) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent and Joint Lead Arrangers.
(e) [Reserved].
(f) Financial Statements. Administrative Agent shall have received unaudited consolidated balance sheets and related statements of income and cash flows of Parent (or Ladder Capital Corp) for each Fiscal Quarter of 2024 (other than the fourth Fiscal Quarter of 2024) ended more than 60 days prior to the Closing Date, and certified by the chief financial officer of Parent that they fairly present, in all material respects, the financial condition of Parent as at the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.
(g) Opinions of Counsel to Credit Parties. Agents and Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Kirkland & Ellis LLP, counsel for the Credit Parties, as to such matters as Administrative Agent may reasonably request, dated as of the Closing Date.
(h) Fees. Lenders, Administrative Agent and Joint Lead Arrangers shall have received all fees due as of the Closing Date under the Credit Documents, the Agent Fee Letter and the Arranger Fee Letter, and all expenses required to be paid under the Credit Documents, the Agent Fee Letter and the Arranger Fee Letter for which invoices have been presented at least three business days prior to the Closing Date.
(i) Solvency Certificate. On the Closing Date, Administrative Agent and Joint Lead Arrangers shall have received a Solvency Certificate from Parent.
(j) Closing Date Certificate. Borrower Representative shall have delivered to Administrative Agent an originally executed Closing Date Certificate.
(k) No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, singly or in the aggregate, materially impairs the transactions contemplated by the Credit Documents, or that would have a Material Adverse Effect.
(l) Completion of Proceedings. All partnership, corporate and other proceedings required to authorize the transactions contemplated hereby shall have been completed, and Administrative Agent and its counsel shall have received copies of all documents incidental thereto as Administrative Agent may reasonably request.

(m) PATRIOT Act; Beneficial Ownership Regulation. At least five (5) days prior to the Closing Date, Administrative Agent and Lenders shall have received (i) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “PATRIOT Act”) that has been reasonably requested by Administrative Agent at least ten (10) days prior to the Closing Date and (ii) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower.
(n) Lien, Judgment and Tax Lien Search Results. Administrative Agent shall have received the results of recent Uniform Commercial Code Lien, judgment and tax Lien searches in each relevant jurisdiction with respect to each of the Credit Parties, and such search results shall reveal no Liens on any of the assets of any Credit Party, except for Permitted Liens or Liens to be discharged on or prior to the Closing Date.
(o) No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2023.
(p) Refinancing. On or prior to the Closing Date, the Refinancing shall have occurred.
(q) The making of the initial Credit Extension by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by Administrative Agent and each Lender that each of the conditions precedent set forth in this Section 3.1 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.
3.2. Conditions to Each Credit Extension
.
(a) Conditions Precedent. The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:
(i) Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;
(ii) after making the Credit Extensions requested on such Credit Date, (x) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect after giving effect to such Credit Extensions and (y) any such Credit Extensions requested in respect of Delayed Draw Term Loans shall not exceed the Delayed Draw Term Loan Commitments immediately prior to giving effect to such Credit Extensions;
(iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;
(iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and
(v) on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as the applicable Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit;
(vi) provided that the conditions set forth in clauses (iii) and (iv) above shall not apply in the case of extensions, renewals or amendments of Letters of Credit not resulting in an increase in the face amount thereof.
(b) Notices. Any Notice shall be executed by an Authorized Officer of Borrower Representative in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Borrower Representative may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion or continuation of any Loan or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the close of business on the date that the telephonic notice is given. In the event of a discrepancy between the telephone notice and the written Notice, the written Notice shall govern. Neither Administrative Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Authorized Officer of Borrower Representative or for otherwise acting in good faith, including, without limitation, as a result of a discrepancy between a telephonic notice and a subsequent written Notice.
SECTION 4. REPRESENTATIONS AND WARRANTIES
In order to induce Agents, Lenders and Issuing Banks to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent, Lender and Issuing Bank, on the Closing Date and on each Credit Date (other than the extension, renewal or amendment of Letters of Credit not resulting in an increase in the face amount thereof), that the following statements are true and correct:
4.1. Organization; Requisite Power and Authority; Qualification.
Each of Parent and its Subsidiaries (a) is duly organized, validly existing and in good standing (where relevant) under the laws of its jurisdiction of organization (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except (1) in the case of clauses (a) (other than (x) in the case of due organization and valid existence, with respect to any Borrower and any Credit Party that is a Material Subsidiary and (y) in the case of good standing (where relevant) any Borrower), (b) and

(c) to the extent failure to comply therewith has not had, and would not be reasonably expected to have, a Material Adverse Effect and (2) for assets disposed of in an Asset Disposition.
4.2. Capital Stock and Ownership
. The Capital Stock of each of Parent and its Material Subsidiaries has been duly authorized and validly issued and, to the extent applicable, is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Parent or any of its Material Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Parent or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Parent or any of its Subsidiaries of any additional membership interests or other Capital Stock of Parent or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Parent or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Parent and each of its Material Subsidiaries in their respective Material Subsidiaries as of the Closing Date.
4.3. Due Authorization
. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
4.4. No Conflict
. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Parent or any of its Subsidiaries, (ii) any of the Organizational Documents of any Credit Party, or (iii) any order, judgment or decree of any court or other agency of government binding on Parent or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute a default under any Material Contract of Parent or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Administrative Agent for its benefit and the benefit of the Lender Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract of Parent or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders, except with respect to any violation, conflict, breach, default referred to in the foregoing clauses (a)(i), (a)(iii), (c) and (d), as would not, individually or in the aggregate, have a Material Adverse Effect.
4.5. Governmental Consents
. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for those approvals, consents, notices, registrations or other actions, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

4.6. Binding Obligation
. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
4.7. Historical Financial Statements
. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.
4.8. No Material Adverse Effect
. In the case of the Closing Date and prior to the first delivery of audited financial statements delivered pursuant to Section 5.1(b), since December 31, 2023, and in all other cases, since the date of the most recent audited financial statement delivered pursuant to Section 5.1(b), no event, circumstance or change has occurred that has caused, or would reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect.
4.9. Adverse Proceedings, Etc.
There are no Adverse Proceedings, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect. Neither Parent nor any of its Material Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Parent or its Material Subsidiaries, or otherwise result in a Material Adverse Effect.
4.10. Payment of Taxes.
Except as otherwise permitted under Section 5.3, all federal and other Tax returns and reports of Credit Parties and their Subsidiaries required to be filed by any of them have been timely filed, except where failure to file any such returns would not reasonably be expected to have a Material Adverse Effect, all such Tax returns are true and correct in all respects, except where failure to be true or correct would not reasonably be expected to have a Material Adverse Effect, and all Taxes shown on such tax returns to be due and payable and all material assessments, fees and other governmental charges upon Credit Parties and their Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid (other than those the amount or validity of which is the subject of a Good Faith Contest), except when failure to take any such action would not reasonably be expected to have a Material Adverse Effect.
4.11. Properties
.

(a) Title. Except as set forth on Schedule 4.12, each of Parent and its Subsidiaries has (i) good, and marketable title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective material properties and assets (other than intellectual property, which is the subject of Section 4.11(b)), in each case except (i) where the failure to have such title or other property interest would not reasonably be expected to have a Material Adverse Effect, and (ii) for assets disposed of since the date of such financial statements in the ordinary course of business or in an Asset Disposition.
(b) Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect, (i) each of Parent and its Subsidiaries owns, or is licensed or otherwise has the right to use, all intellectual property necessary for the conduct of its business as currently conducted, (ii) no claim has been asserted and is pending against Parent or any of its Subsidiaries by any Person challenging or questioning the use of any such intellectual property or the validity or effectiveness of any such intellectual property and (iii) the use of such intellectual property by each of Parent and its Subsidiaries does not infringe on the rights of any Person.
4.12. Environmental Matters
. Neither Parent nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received any written letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law that would reasonably be expected to have a Material Adverse Effect. There are and, to each of Parent’s and its Subsidiaries’ knowledge, have been, no conditions or Hazardous Materials Activities which would reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither Parent nor any of its Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Parent or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility in violation of applicable Environmental Laws, and none of Parent’s or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, in each case that would reasonably be expected to have a Material Adverse Effect. Compliance by Parent and its Subsidiaries with applicable Environmental Laws for their current operations would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No unresolved event or condition has occurred or is occurring with respect to Parent or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or would reasonably be expected to have, a Material Adverse Effect.
4.13. No Defaults
. No Default or Event of Default has occurred and is continuing.
4.14. Governmental Regulation

. None of the Credit Parties is required to be, and none of the Credit Parties is, “registered as an investment company” under the Investment Company Act of 1940.
4.15. Margin Stock
. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any borrowing or drawing under any Letter of Credit will be used, whether directly or indirectly, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose in violation of Regulation T, U or X or (ii) for any purpose that entails a violation of, the provisions of the regulations of the Board, including Regulation T, U or X.
4.16. Employee Matters
. There are no strikes or work stoppages against Parent or any of its Subsidiaries pending or to the knowledge of any Borrower threatened that (either individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect.
4.17. Employee Benefit Plans
. Except as would not result in a Material Adverse Effect: (a) each Employee Benefit Plan is in compliance with all applicable Legal Requirements; (b) no liability to the PBGC (other than required premium payments) has been or is reasonably expected to be incurred by a Credit Party or any of its ERISA Affiliates; (c) no ERISA Event has occurred or is reasonably expected to occur; (d) the Credit Parties and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan; and (d) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified.
4.18. Solvency
. On and as of the Closing Date, after giving effect to this Agreement and the transactions contemplated hereby, Parent and its Subsidiaries, on a consolidated basis, are Solvent.
4.19. [Reserved]
.
4.20. Compliance with Statutes, Etc.
Each of Parent and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
4.21. Disclosure
. No report, documents, certificates or written statements furnished to any Agent or Lender by or on behalf of Parent or any of its Subsidiaries for use in connection with the transactions contemplated hereby (as modified or supplemented by other information so furnished) when taken as a whole contains when furnished any untrue statement of a material fact or omits to state a material fact (known to a Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained therein not materially misleading in light of the circumstances in which the same were made; provided that with respected to projections and pro forma financial information Borrowers represent only that such information was prepared in good faith based upon assumptions believed by Borrowers to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
4.22. PATRIOT Act
. To the extent applicable, each Credit Party and each other Subsidiary is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
4.23. Sanctioned Persons
. None of Parent or any of its Subsidiaries nor, to the knowledge of any Borrower, any director or officer of Parent or any of its Restricted Subsidiaries is currently the subject of any Sanctions; and Borrowers will not directly or, knowingly, indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person or in any country, region or territory, that is at the time of such financing, itself the subject of any Sanctions in violation of applicable Sanctions.
4.24. Use of Proceeds
. The proceeds of the Loans shall be used for purposes permitted by Section 2.6.

SECTION 5. AFFIRMATIVE COVENANTS
Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent Obligations for which no claim has been made) and cancellation or expiration or Cash collateralization in accordance with Section 2.4(i) of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.
5.1. Financial Statements and Other Reports

. Parent will deliver to Administrative Agent (for further distribution to Lenders), which delivery may be made in accordance with Section 10.1(b):
(a) Quarterly Financial Statements. As soon as available, and in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 2025, the consolidated balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of Parent and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, together with a Financial Officer Certification and a Narrative Report with respect thereto;
(b) Annual Financial Statements. As soon as available, and in any event within one hundred and twenty (120) days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2024, (i) the consolidated balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and cash flows of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Ernst & Young, any other “Big Four” accounting firm selected by Parent, or any other independent certified public accountants of recognized national standing selected by Parent and reasonably satisfactory to Administrative Agent (which report and/or the accompanying financial statements shall be unqualified as to “going concern” and scope of audit except for (A) qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by such independent certified public accountants, (B) qualifications on the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary, (C) a “going concern” qualification resulting from an upcoming maturity date under any Indebtedness of Parent and its Subsidiaries permitted hereunder occurring within one (1) year from the time the report is delivered and (D) any anticipated (but not actual) Event of Default (or similar term in the definitive agreement governing any other Indebtedness) in respect of any financial covenant under this Agreement and/or any other Indebtedness of Parent and its Subsidiaries, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);
(c) Compliance Certificate. Together with each delivery of financial statements of Parent and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate;
(d) Notice of Default. Promptly upon any Authorized Officer of any Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to such Borrower with respect thereto; or (ii) of the occurrence of any event or change that has had, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrowers have taken, are taking and proposes to take with respect thereto;
(e) Notice of Litigation. Promptly upon any Authorized Officer of any Borrower obtaining knowledge of any Adverse Proceeding not previously disclosed in writing by Borrowers to Lenders that would be reasonably expected to have a material adverse effect on Parent or any of its Material Subsidiaries, written notice thereof together with such other information as may be reasonably available to Borrowers to enable Lenders and their counsel to evaluate such matters;
(f) ERISA. (i) Promptly upon any Authorized Officer of any Borrower obtaining knowledge of the occurrence of or forthcoming occurrence of any ERISA Event that would result in a Material Adverse Effect, a written notice specifying the nature thereof, what action the Credit Parties or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness after a request has been made by Administrative Agent, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by a Credit Party with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by a Credit Party from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan sponsored by a Credit Party as Administrative Agent shall reasonably request;
(g) [Reserved];
(h) Other Information. Such other information and data with respect to Parent or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or the Requisite Lenders (acting through Administrative Agent) (provided that nothing in this clause (h) shall require Parent or any of its Subsidiaries to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law, regulation or contract or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product); and
(i) Certification of Public Information. Each Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak, DebtDomain, ClearPar or another relevant website or other information platform (the “Platform”), any document or notice that any Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such Public Lenders. Each Borrower agrees to clearly designate all information provided to Administrative Agent by or on behalf of Borrowers which is suitable to make available to Public Lenders. If a Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Non-Public Information, Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to Parent, its Subsidiaries and their securities.
Notwithstanding the foregoing, the obligations in Sections 5.1(a) and (b) may be satisfied with respect to financial information of Parent and its Subsidiaries by furnishing (I) the applicable financial statements of Parent (or any Parent Company) or (II) Parent’s (or any Parent Company’s) Form 10-K or 10-Q, as applicable, filed with the SEC.
Documents required to be delivered pursuant to Section 5.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent posts such documents, or provides a link thereto on the website on the Internet at www.laddercapital.com; or (ii) on which such documents are posted on Borrowers’ behalf on IntraLinks or another relevant website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent). Each Lender shall be solely responsible for timely accessing posted documents from Administrative Agent and maintaining its copies of such documents.
5.2. Existence
. Except pursuant to an Asset Disposition or as otherwise permitted under Section 6.12, each Credit Party shall, and shall cause each of its Material Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party (other than any Borrower and any Credit Party that is a Material Subsidiary, in each case, with respect to existence) or any of its Material Subsidiaries shall be required to preserve any such existence, right or franchise, licenses or permits if the failure to do so would not reasonably be expected to have a material Adverse Effect.
5.3. Payment of Taxes, Claims, and Obligations
. Each Credit Party shall, and shall cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, no such Tax or claim need be paid if it is the subject of a Good Faith Contest. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Parent or any of its Subsidiaries).
5.4. Maintenance and Operation of Properties
. Except pursuant to an Asset Disposition or as otherwise permitted under Section 6.12, each Credit Party will, and will cause each of its Material Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Parent and its Material Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.5. Insurance
. Parent will maintain or cause to be maintained, with financially sound and reputable insurers (or, to the extent reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Parent and its Subsidiaries, a program of self-insurance), such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, property and business of Parent and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses in similar geographical locations, in each case in such amounts (giving effect to self-insurance), covering such risks and in such amounts as shall be customary for such Persons.
5.6. Books and Records; Inspections
. Each Credit Party shall, and shall cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (with an Authorized Officer present), all upon reasonable notice and at such reasonable times during normal business hours of Borrowers; provided that Borrowers shall not be responsible for the costs of more than one such visit and inspection in any fiscal year of Parent unless an Event of Default has occurred and is continuing.
5.7. Compliance with Laws
. Each Credit Party shall comply, and shall cause each of its Material Subsidiaries to comply, in all material respects, with the requirements of all applicable Legal Requirements (including all Environmental Laws), except where such noncompliance or failure to use commercially reasonable efforts to cause, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
5.8. Subsidiaries
. Within sixty (60) days after the date on which any Specified Subsidiary that is not already a Guarantor either (i) guarantees any Triggering Indebtedness of any Borrower or one or more other Specified Subsidiaries or (ii) Incurs any Triggering Indebtedness (in each case, with the amount of such Triggering Indebtedness being determined collectively for such Specified Subsidiary and its consolidated Subsidiaries), ~~the~~ Borrowers shall cause such Specified Subsidiary (and any of its consolidated Subsidiaries (but only such consolidated Subsidiaries) that have Incurred or guaranteed such Triggering Indebtedness) to become a Guarantor hereunder by executing and delivering to Administrative Agent a Counterpart Agreement, and (ii) cause such Wholly-Owned Domestic Subsidiary to take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments and certificates to effect such Wholly-Owned Domestic Subsidiary to become a Guarantor hereunder and reasonably requested by Administrative Agent, including those which are similar to those described in Sections 3.1(b) and 3.1(e) (any such Guarantor, a “Trigger Guarantor”). Any Trigger Guarantor will be automatically released from its obligations as a Guarantor hereunder so long as (i) such Trigger Guarantor is not a guarantor in respect of, and has not Incurred, any

Triggering Indebtedness at such time and (ii) no Event of Default shall then be in existence or would occur as a result of such release.
5.9. Use of Proceeds
. Borrowers shall use the proceeds of the Loans solely for the purposes permitted by Section 2.6.
5.10. [Reserved]
.
5.11. Designation of Restricted and Unrestricted Subsidiaries
.
(a) Parent may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or an Event of Default. That designation will only be permitted if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Parent may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default or an Event of Default.
(b) Any designation of a Subsidiary of Parent as an Unrestricted Subsidiary will be evidenced by delivery to Administrative Agent by Parent of an Officer’s Certificate certifying that such designation complies with the preceding conditions.
(c) Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Parent; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Parent of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if no Default or Event of Default would be in existence following such designation. Any such designation by Parent shall be evidenced by delivery to Administrative Agent by Parent of an Officer’s Certificate certifying that such designation complies with the preceding conditions.
5.12. Environmental Compliance
. Parent shall, and shall cause each of its Subsidiaries to:
(a) Keep and maintain all Material Real Estate Assets and all other Real Estate Assets in compliance with any Environmental Laws except to the extent such noncompliance or failure to keep and maintain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b) Promptly (i) cause the removal of any Hazardous Materials Released in, on or under any Material Real Estate Assets or any other Real Estate Assets that are in violation of any Environmental Laws and which would be reasonably expected to result in a Material Adverse Effect, and (ii) cause any remediation to the extent required by any Environmental Laws or Governmental Authority to be performed, except where the failure to so cause such removal or remediation with respect to any Material Real Estate Asset or any other Real Estate Assets would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that no such removal or remediation shall be required if any removal or remediation is subject to a Good Faith Contest; and
(c) Promptly advise Administrative Agent in writing of any of the following: (i) any Environmental Claims known to Borrowers that would be reasonably expected to result in a Material Adverse Effect; (ii) the receipt of any notice of any alleged violation of

Environmental Laws with respect to any Material Real Estate Asset (and Borrowers shall promptly provide Administrative Agent with a copy of such notice of violation), provided that such alleged violation, if true (and if any Release of the Hazardous Materials alleged therein were not promptly remediated), would reasonably be expected to result in a breach of subsections (a) or (b) above; and (iii) the discovery of any occurrence or condition on any Material Real Estate Asset that would cause such Material Real Estate Asset, such other Real Estate Assets or any part thereof to be in violation of clauses (a) or, if not promptly remediated, (b) above. If Administrative Agent, any Issuing Bank or any Lender shall be joined in any legal proceedings or actions initiated in connection with any Environmental Claims, each Credit Party shall indemnify, defend, and hold harmless such Person in accordance with Section 10.3.
5.13. Post Closing Obligations
. Each of the Credit Parties shall satisfy the requirements set forth on Schedule 5.13 on or before the date specified for such requirement or such later date to be determined by Administrative Agent.
SECTION 6. NEGATIVE COVENANTS
Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent Obligations for which no claim has been made) and cancellation or expiration or Cash collateralization in accordance with Section 2.4(i) of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.
6.1. [Reserved]
.
6.2. Liens
. Parent shall not, and shall not permit any Subsidiary to create, Incur or permit to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of a Subsidiary of Parent), whether owned on the Closing Date or acquired after that date, which Lien secures any Indebtedness.
6.3. [Reserved]
Section 1.01.
6.4. Restricted Payments
. If an Event of Default has occurred and is continuing, Parent will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payments in excess of the minimum amount necessary under the Internal Revenue Code for Parent to maintain its status as a REIT and to avoid any U.S. federal income taxes on the taxable income of Parent or any tax under Section 4981 of the Internal Revenue Code.
6.5. [Reserved]
.
6.6. [Reserved]
.

6.7. Financial Covenants
.
(a) [Reserved].
(b) Leverage Ratio. Parent shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter ending after the Covenant Termination Date, to be greater than 3.50:1.00.
(c) Minimum Unencumbered Assets to Unsecured Debt Ratio. Parent shall not permit the ratio of (a) Total Unencumbered Assets to (b) the aggregate outstanding principal amount of Unsecured Indebtedness of Parent and its Restricted Subsidiaries, in each case, as of the last day of any Fiscal Quarter ending after the Covenant Termination Date to be less than 1.20:1.00.
(d) Minimum Fixed Charge Coverage Ratio. Parent shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter ending after the Covenant Termination Date, to be less than 1.25:1.00; provided that if Parent fails to maintain such Fixed Charge Coverage Ratio as of the last day of any such Fiscal Quarter and at the time of such failure, the Liquidity of Parent and its Subsidiaries exceeds $75,000,000, such failure to maintain the required Fixed Charge Coverage Ratio as of the last day of such Fiscal Quarter shall not constitute a Default or Event of Default.
6.8. [Reserved]
.
6.9. Limitation on Affiliate Transactions.

(a) Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Parent (an “Affiliate Transaction”) involving aggregate value in excess of $5,000,000 unless:
6.the terms of such Affiliate Transaction taken as a whole are not materially less favorable to Parent or such Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and
7.in the event such Affiliate Transaction involves an aggregate value in excess of $30,000,000, the terms of such transaction have been approved by Parent.
(b) Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in Section 6.9(a)(2) if such Affiliate Transaction is approved by a majority of the Disinterested Directors of Parent, if any.
(c) Section 6.9 (a) shall not apply to:
8.any Restricted Payment permitted to be made pursuant to Section 6.4 or transactions between or among Parent or any of its Subsidiaries and not involving any other Person (other than Parent or any of its Subsidiaries) that is an Affiliate;
9.any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of Parent, any Subsidiary or any Parent Companies, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by Parent in the ordinary course of business;
10.any Management Advances and any waiver or transaction with respect thereto;
11.any transaction between or among Parent and any Subsidiary (or entity that becomes a Subsidiary as a result of such transaction), or between or among Subsidiaries;
12.the payment of compensation, reasonable fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of Parent or any Subsidiary of Parent (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);
13.the entry into and performance of obligations of Parent or any of its Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Closing Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this Section 6.9 or to the extent not more disadvantageous to the Lenders in any material respect;
14.any customary transaction with a Securitization Entity effected as part of a Securitization;
15.transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business, which are fair to Parent or the relevant Subsidiary in the reasonable determination of Parent or the relevant Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

16.any transaction between or among Parent or any Subsidiary and any Person that is an Affiliate of Parent or an Associate or similar entity solely because Parent or a Subsidiary or any Affiliate of Parent or a Subsidiary or any Affiliate of any Permitted Holder owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity;
17.issuances or sales of Capital Stock (other than Disqualified Stock) of Parent or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of Parent or any Subsidiary;
18.transactions in which Parent or any Subsidiary, as the case may be, delivers to Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to Parent or such Subsidiary from a financial point of view or meets the requirements of Section 6.9 (a)(1);
19.the existence of, or the performance by Parent or any Subsidiary of its obligations under the terms of, any equityholders agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Closing Date and any similar agreement that it may enter into thereafter; provided, however, that the existence of, or the performance by Parent or any Subsidiary of its obligations under any future amendment to the equityholders’ agreement or under any similar agreement entered into after the Closing Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respects;
20.any purchases by Parent’s Affiliates of Indebtedness or Disqualified Stock of Parent or any of its Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not Parent’s Affiliates; provided that such purchases by Parent’s Affiliates are on the same terms as such purchases by such Persons who are not Parent’s Affiliates; and
21.the provision of mortgage brokerage and servicing, asset management and similar services to Affiliates not prohibited by this Agreement that are fair to Parent and its Subsidiaries (as determined in good faith by Parent) or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined in good faith by Parent).
6.10. Conduct of Business
. Parent will not, and will not permit any of its Subsidiaries to, engage in any businesses other than Similar Businesses, except to such extent as would not be material to Parent and its Subsidiaries taken as a whole.
6.11. Amendments or Waivers of Organizational Documents

. After the Closing Date, no Credit Party shall enter into any amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents, in each case, other than such amendments, restatements, supplements or other modifications or waivers that are not materially adverse to Administrative Agent or Lenders or their rights under the Credit Documents.
6.12. Fundamental Changes
. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) (other than (i) sales, leases, conveyances, assignments, transfers or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case, in the ordinary course of business and (ii) any Required Asset Sale), except:
22.mergers or consolidations of (x) any Credit Party with or into any other Credit Party and (y) any Subsidiary that is not a Credit Party with or into any other Subsidiary that is not a Credit Party or any Credit Party so long as (I) if such transaction involves LCFC (and not Parent), LCFC is the survivor of any such transaction, (II) Parent is the survivor of any such transaction involving Parent or, if Parent is not the survivor, each of the Parent Successor Conditions has been satisfied at the time of consummation of such transaction and (III) if a Credit Party is a party thereto, such merger or consolidation is consummated for good faith legitimate business purposes as determined by Parent in good faith;
23.liquidations, dissolutions or consolidations of any Subsidiary (other than LCFC (except as permitted in clause (1) above)) if Parent determines in good faith that such action is in the interests of the business of Parent; and
24.(i) amalgamations, mergers, liquidations, dissolutions and consolidations among Parent or its Subsidiaries or with any Person the purpose of which is to effect an Investment by Parent or its Subsidiaries and (ii) amalgamations, mergers, liquidations, dissolutions and consolidations the purpose of which is to effect any Asset Disposition so long as, in each case, (x) if such transaction involves LCFC (and not Parent), LCFC is the survivor of any such transaction and (y) Parent is the survivor of any such transaction involving Parent or, if Parent is not the survivor, each of the Parent Successor Conditions has been satisfied at the time of consummation of such transaction.
6.13. Fiscal Year
. No Credit Party shall change its Fiscal Year without the consent of Administrative Agent.
SECTION 7. GUARANTY
7.1. Guaranty of the Obligations

. Each Guarantor hereby, jointly and severally, irrevocably and unconditionally guarantees to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Guaranteed Obligations (as defined below) when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise. Furthermore, subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations (other than contingent Obligations not yet due and payable) when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) (collectively, the “Guaranteed Obligations”).
7.2. Contribution by Guarantors
. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their Obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the Obligations of such Contributing Guarantor under this Guaranty that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their Obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3. Payment by Guarantors
. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of any Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for any Borrower becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against any Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.
7.4. Liability of Guarantors Absolute
. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Borrower and any Beneficiary with respect to the existence of such Event of Default;
(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrowers and the obligations of any other guarantor (including any other Guarantor) of the obligations of any Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against any Borrower or any of such other guarantors and whether or not any Borrower is joined in any such action or actions;
(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents; and
(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Parent or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which any Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5. Waivers by Guarantors
. Each Guarantor hereby waives (to the extent permitted by applicable law), for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Credit Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under this Agreement or any agreement or instrument related hereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
7.6. Guarantors’ Rights of Subrogation, Contribution, Etc.
Until the Guaranteed Obligations shall have been ~~paid~~Paid in ~~full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or Cash collateralized in accordance with Section 2.4(i)~~Full, each Guarantor hereby waives (to the extent permitted by applicable law) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been ~~paid~~Paid in ~~full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or Cash collateralized in accordance with Section 2.4(i)~~Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against any Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally ~~paid~~Paid in ~~full~~Full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
7.7. Subordination of Other Obligations
. Any Indebtedness of any Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
7.8. Continuing Guaranty
. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been ~~paid~~Paid in ~~full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or Cash collateralized in accordance with Section 2.4(i)~~Full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
7.9. Authority of Guarantors or Borrowers
. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.
7.10. Financial Condition of Borrowers

. Any Credit Extension may be made to any Borrower or continued from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of any Borrower at the time of any such grant or continuation, as applicable, is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of any Borrower. Each Guarantor has adequate means to obtain information from Borrowers on a continuing basis concerning the financial condition of each Borrower and its ability to perform the Obligations under the Credit Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrowers now known or hereafter known by any Beneficiary.
7.11. Bankruptcy, Etc.
(a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against any Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which any Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(a) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(b) In the event that all or any portion of the Guaranteed Obligations are paid by Borrowers, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder; provided that interest or fees on any such reinstated Guaranteed Obligations shall not be payable for the period during which the Beneficiaries were paid such funds until the date such funds were disgorged by such Beneficiaries.

7.12. Discharge of Guaranty Upon Sale of Guarantor
. If (A) all of the Capital Stock of any Trigger Guarantor or any of its successors in interest hereunder shall be the subject of an Asset Disposition, merger, consolidation, liquidation, winding up or dissolution in accordance with the terms and conditions hereof, (B) the circumstances described in the last sentence of Section 5.8 occur with respect to any Trigger Guarantor or (C) if a Trigger Guarantor is designated as an Unrestricted Subsidiary in accordance with Section 5.11, then in the case of clauses (A), (B) and (C), the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by Administrative Agent or any other Person effective as of the time of such Asset Disposition, merger, consolidation, liquidation, winding up or dissolution and, so long as Borrowers shall have provided Administrative Agent such certifications or documents as Administrative Agent shall reasonably request, Administrative Agent shall take such actions as are necessary to effect each release described in this Section 7.12.
SECTION 8. EVENTS OF DEFAULT
8.1. Events of Default
. If any one or more of the following conditions or events shall occur:
(a) Failure to Make Payments When Due. Failure by Borrowers to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment or otherwise; (ii) when due any amount payable to an Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or other amounts due hereunder within 30 days after the date due; or
(b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due beyond the applicable grace period with respect thereto, if any, principal of or interest on or any other amount, payable at its stated final maturity in respect of one or more items of Indebtedness (other than (x) Indebtedness referred to in Section 8.1(a) and (y) Non-Recourse Indebtedness), having an aggregate outstanding principal amount in excess of $50,000,000 or (ii) breach or default by any Credit Party or any of their respective Subsidiaries with respect to any other material term of (1) one or more items of such Recourse Indebtedness in the aggregate amount in excess of the amount set forth in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Recourse Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Recourse Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation as the case may be; provided that this clause (b) shall not apply to secured Indebtedness that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the ~~Revolving~~ Commitments or acceleration of the Loans pursuant to Section 8.2; or
(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 5.1(d)(i), Section 5.2 as it relates to any Borrower or Section 6; or

(d)
(e) Breach of Representations, Etc. Any representation, certification or warranty made or deemed made by any Credit Party in any Credit Document or in any document or certificate at any time given by any Credit Party or any of its Subsidiaries pursuant to the terms hereof or thereof shall be false in any material respect as of the date made or deemed made and, to the extent capable of being cured, such representation, certification or warranty is not corrected or clarified within 30 days after it was initially made or deemed made; or
(f) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1 and such default shall not have been remedied or waived within 30 days after receipt by Borrower Representative of notice from Administrative Agent of such default; or
(g) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Borrower or any Significant Subsidiary of Parent in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; (ii) an involuntary case shall be commenced against any Borrower or any Significant Subsidiary of Parent under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and any such event described in this clause (ii) shall continue for 90 days without having been dismissed, bonded or discharged; or (iii) or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower or any Significant Subsidiary of Parent, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Borrower or any Significant Subsidiary of Parent for all or a substantial part of its property, and any such receiver, liquidator, sequestrator, trustee, custodian or other officer described in this clause (iii) shall not have been removed within 90 days of appointment; or
(h) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Any Borrower or any Significant Subsidiary of Parent shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Borrower or any Significant Subsidiary of Parent shall make a general assignment for the benefit of creditors; or (ii) any Borrower or any Significant Subsidiary shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Borrower or any Significant Subsidiary of Parent (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or
(i) Judgments and Attachments. Any final money judgments or orders, in an aggregate amount in excess of $50,000,000 (other than judgments or orders in respect of Non-Recourse Indebtedness), other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, shall be entered or filed against Parent or any of its Material Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unstayed or unbonded pending appeal for a period of 60 days; or
(j) Employee Benefit Plans. There shall occur one or more ERISA Events that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or
(k) Change of Control. A Change of Control shall occur; or
(l) Guaranties and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms or upon release of such Guaranty in accordance with this Agreement) or shall be declared to be null and void or any Guarantor or any Parent Company shall repudiate its obligations thereunder in writing, (ii) this Agreement ceases to be in full force and effect (other than by reason of the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;
THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon written notice to Borrower Representative by Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the Letter of Credit Commitments, if any, of each Issuing Bank having such Letter of Credit Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, and (II) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.4(e); (C) [reserved]; and (D) Administrative Agent shall direct Borrowers to pay (and Borrowers hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.1(f) and (g) to pay) to Administrative Agent such additional amounts of cash as reasonably requested by an Issuing Bank, to be held as security for Borrowers’ reimbursement Obligations in respect of Letters of Credit issued by such Issuing Bank then outstanding.
With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this Section 8.1, Borrowers shall at such time Cash collateralize in accordance with Section 2.4(i) an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash collateral account shall be applied by Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of Borrowers hereunder and under the other Credit Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all obligations of Borrowers to reimburse Issuing Banks pursuant to Section 2.4(i) for amounts drawn under Letters of Credit shall have been satisfied and all other Obligations of Borrowers hereunder and under the other Credit Documents that are due and payable shall have been ~~paid~~Paid in ~~full~~Full, the balance, if any, in such Cash collateral account shall be returned to Borrowers (or such other Person as may be lawfully entitled thereto).
8.2. Application of Proceeds
. After the occurrence and during the continuance of an Event of Default, except as expressly provided elsewhere in this Agreement, all payments received by Administrative Agent (or any Lender as a result of its exercise of remedies permitted under Section 10.4) shall be applied, in full or in part, promptly against the Obligations in the following order of priority:
first, to the payment in full in cash of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to Administrative Agent in its capacity as such and each Issuing Bank in its capacity as such, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;
second, after payment in full in cash of the amounts described in the foregoing clause first, to the payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to Lenders under the Credit Documents, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;
third, after payment of the amounts described in the foregoing clauses first and second, to the payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal, reimbursement Obligations with respect to Letters of Credit and obligations to Cash collateralize Letters of Credit) and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;
fourth, after payment of the amounts described in the foregoing clauses first, second and third, to the payment in full in cash, pro rata, of the principal amount of the Obligations and any premium thereon (including reimbursement Obligations with respect to Letters of Credit and obligations to Cash collateralize Letters of Credit); and
fifth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct.
In the event that any payments received by Administrative Agent (or any Lender as a result of its exercise of remedies permitted under Section 10.4) are insufficient to pay in full the items described in clauses first through fifth of this Section 8.2, the Credit Parties shall remain liable, jointly and severally, for any deficiency.
8.3. Right to Cure Financial Covenant; Credit Extension Limitation
.

(a) Notwithstanding anything to the contrary contained in Section 8.1, if Parent fails to comply with the requirements of any financial covenant set forth in Section 6.7 (each, a “Financial Covenant” and, collectively, the “Financial Covenants”), then from and after the date that is the earlier of (x) the date that an Authorized Officer of any Borrower obtains knowledge of such failure to comply and delivers a notice thereof to Administrative Agent pursuant to Section 5.1(d) and (y) the date that Administrative Agent notifies Parent of such failure to comply (such earlier date, the “Cure Trigger Commencement Date”) until the date that is the earlier of (A) the date that is 30 days after the Cure Trigger Commencement Date and (B) the date that is 10 days following the date that financial statements were required to be delivered for the relevant period pursuant to Section 5.1(a) and 5.1(b), as the case may be (such period, the “Cure Period”), Parent shall have the right (the “Cure Right”) to give irrevocable written notice to Administrative Agent of its intent (on behalf of itself or its Subsidiaries, so long as in each case such cash is received from a Person who is not a Subsidiary of Parent) to issue during the applicable Cure Period common Capital Stock for cash or otherwise receive cash capital contributions in respect of common Capital Stock, or sell assets for cash or receive cash in respect of any Investments or from any other source (each, a “Specified Equity Contribution”) in an amount that, if applied in the manner described in clause (iii) below for the relevant testing period, would have been sufficient to cause compliance with the Financial Covenants for such period (an “Equity Cure”); provided that:
(i) Parent and its Subsidiaries shall not be entitled to exercise the Equity Cure any more than five times prior to the Final Extended Termination Date and in each four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no Equity Cure shall have been made;
(ii) no Default or Event of Default shall be deemed to exist pursuant to any Financial Covenant (and any such Default or Event of Default shall be retroactively considered not to have existed or occurred) during the Cure Period (provided that, if the Equity Cure is not consummated within the Cure Period, each such Default or Event of Default shall be deemed to have occurred);
(iii) the cash amount received by Parent or its Subsidiaries pursuant to exercise of the right to make an Equity Cure shall be:
(iv)     (x)    in the case of a failure to comply with the Financial Covenant set forth in Section 6.7(b), applied to increase the Net Worth of Parent and its Subsidiaries and (without duplication of increase to Net Worth) either (A) reduce Indebtedness (if applied to the repayment of Indebtedness) or (B) increase Cash on the balance sheet of Parent and its Subsidiaries (but not both), as elected by Parent in its sole discretion, which increase shall be deemed to have occurred on the last day of the applicable Fiscal Quarter for which such Equity Cure is being made;
(v) (y)    in the case of a failure to comply with the Financial Covenant set forth in Section 6.7(c), applied to either (A) reduce Indebtedness (if applied to the repayment of Indebtedness) or (B) increase Cash on the balance sheet of Parent and its Subsidiaries solely to the extent constituting unrestricted and unencumbered Cash (but not both), as elected by Parent in its sole discretion, which increase shall be deemed to have occurred on the last day of the applicable Fiscal Quarter for which such Equity Cure is being made; and

(vi) (z)    in the case of a failure to comply with the Financial Covenant set forth in Section 6.7(d), (A) added to clause (i) of the definition of Liquidity in the calculation thereof solely to the extent constituting unrestricted and unencumbered Cash and (B) after giving effect to the proviso thereto, deemed to be rental income from real estate that is added to clause (b) of the definition of Fixed Charge Coverage Ratio in the calculation thereof for the Fiscal Quarter for which such Equity Cure is being made (which shall be taken into account for purposes of calculating compliance with such Financial Covenant on a trailing four quarter basis as of the end of any subsequent Fiscal Quarter when such trailing four quarter period includes the Fiscal Quarter for which such Equity Cure was made);
(vii) any Equity Cure pursuant to clause (iii) above shall be included in each Financial Covenant as set forth in clauses (i) and (ii) above; and
(viii) the amount of any Equity Cure shall be no more than the amount required to cause Parent to be in pro forma compliance with the applicable Financial Covenant for which the Equity Cure is being made pursuant to clause (iii)(x), clause (iii)(y) or clause (iii)(z) above, as applicable (and Parent shall deliver an updated and duly executed Compliance Certificate evidencing such pro forma compliance).
(b) Notwithstanding anything in this Agreement to the contrary, following the delivery by Parent of a written notice to Administrative Agent of its intent to exercise the Cure Right (x) the Lenders shall not be permitted to exercise any rights then available as a result of an Event of Default under this Article VIII on the basis of a breach of any of the Financial Covenants until the expiration of the Cure Period so as to enable Parent to consummate its Cure Right as permitted under this Section 8.3 and (y) if an Event of Default would have occurred and be continuing had Parent not had the option to exercise the Cure Right as set forth in clause (a) above and not exercised such Cure Right pursuant to the foregoing provisions, no Lender or Issuing Bank shall be required, from the date such Event of Default would have occurred until the date such Event of Default is cured in accordance with the terms of clause (a) above (or waived in accordance with the terms of this Agreement), to make any extension of credit (including any issuance or extension of any Letter of Credit) under this Agreement.
SECTION 9. AGENTS
9.1. Appointment of Agents.
JPMorgan is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes JPMorgan to act as Administrative Agent in accordance with the terms hereof and the other Credit Documents. Each of JPMorgan, Wells Fargo Securities, LLC, M&T Bank ~~of America, N.A.~~ and ~~Société Générale~~U.S. Bank National Association is hereby appointed as ~~Joint Bookrunners~~a Joint Lead Arranger and Joint Bookrunner hereunder for the Delayed Draw Term Loan Facility, and each Lender hereby authorizes ~~Joint Bookrunners to act as Joint Bookrunners~~JPMorgan, Wells Fargo Securities, LLC, M&T Bank and U.S. Bank National Association to act as a Joint Lead Arranger and Joint Bookrunner for the Delayed Draw Term Loan Facility in accordance with the terms hereof and the other Credit Documents. Each of JPMorgan, Wells Fargo Securities, LLC, ~~Bank of~~

~~America~~BofA Securities, ~~N.A~~Inc., Société Générale~~,~~ and M&T Bank is hereby appointed as a Joint Lead Arranger and Joint Bookrunner hereunder for the Revolving Facility, and each Lender hereby authorizes JPMorgan, Wells Fargo Securities, LLC, BofA Securities, Inc., Société Générale and M&T Bank to act as a Joint Lead Arranger and Joint Bookrunners for the Revolving Facility in accordance with the terms hereof and the other Credit Documents. Each of Citibank, N.A., The Huntington National Bank, Barclays Bank PLC, Raymond James Bank, Citizens Bank, N.A. and U.S. Bank National Association is hereby appointed as a Joint Lead ~~Arrangers~~Arranger hereunder for the Revolving Facility, and each Lender hereby authorizes ~~Joint Lead Arrangers~~Citibank, N.A., The Huntington National Bank, Barclays Bank PLC, Raymond James Bank, Citizens Bank, N.A. and U.S. Bank National Association to act as a Joint Lead ~~Arrangers~~Arranger for the Revolving Facility in accordance with the terms hereof and the other Credit Documents. Each of ~~Barclays Bank PLC and~~ Deutsche Bank ~~AG New York Branch~~Securities Inc. and Pinnacle Bank is hereby appointed as Documentation Agents hereunder, and each Lender hereby authorizes Documentation Agents to act as Documentation Agents in accordance with the terms hereof and the other Credit Documents. Each of Wells Fargo Bank, N.A., M&T Bank and U.S. Bank National Association is hereby appointed as a Syndication Agent hereunder for the Delayed Draw Term Loan Facility, and each Lender hereby authorizes Wells Fargo Bank, N.A., M&T Bank and U.S. Bank National Association to act as a Syndication Agent for the Delayed Draw Term Loan Facility in accordance with the terms hereof and the other Credit Documents. Each of Wells Fargo Bank, N.A., Bank of America, N.A., Société Générale, M&T Bank, Citibank, N.A., Raymond James Bank ~~and~~, U.S. Bank National Association, Citizens Bank, N.A., The Huntington National Bank and Barclays Bank PLC is hereby appointed as a Syndication ~~Agents~~Agent hereunder for the Revolving Facility, and each Lender hereby authorizes ~~Syndication Agents~~Wells Fargo Bank, N.A., Bank of America, N.A., Société Générale, M&T Bank, Citibank, N.A., Raymond James Bank, U.S. Bank National Association, Citizens Bank, N.A., The Huntington National Bank and Barclays Bank PLC to act as a Syndication ~~Agents~~Agent for the Revolving Facility in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Parent or any of its Subsidiaries. The Syndication Agent and the Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, neither the Syndication Agent, in its capacity as the Syndication Agent, nor the Documentation Agent, in its capacity as the Documentation Agent, shall have any obligations but shall be entitled to all benefits of this Section 9. Each of the Syndication Agent, the Documentation Agent and any Agent described in clause (f) of the definition thereof may resign from such role at any time, with immediate effect, by giving prior written notice thereof to Administrative Agent and Borrower Representative. Unless the context shall otherwise require, each reference to “Lender” in this Section 9 shall include each Issuing Bank.
9.2. Powers and Duties

. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein. In case of the pendency of any proceeding with respect to any Credit Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation under any Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, each Issuing Bank and the Agents (including any claim under Sections 2.8, 2.11, 2.19, 2.20, 10.2 and 10.3) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender Party to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lender Parties, to pay to Administrative Agent any amount due to it, in its capacity as Administrative Agent, under the Credit Documents (including under Sections 10.2 and 10.3). Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender Party or to authorize Administrative Agent to vote in respect of the claim of any Lender Party in any such proceeding. Administrative Agent shall have no duty to monitor the ratings of the Senior Notes, independently determine or verify whether a Covenant Termination Date has occurred or notify the Lenders or any other Person of any of the foregoing.

9.3. General Immunity
.
(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof. Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.1(d) unless and until written notice thereof stating that it is a “notice under Section 5.1(d)” in respect of this Agreement and identifying the specific clause under said Section is given to Administrative Agent by Borrower Representative, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to Administrative Agent by Borrower Representative, a Lender or an Issuing Bank.
(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence, bad faith or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided, further, that the applicable Agent may seek clarification or direction from the Requisite Lenders (or such other Lenders, as the case may be) prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Parent and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5). Notwithstanding anything herein to the contrary, no Agent shall be required to take any action that (i) such Agent in good faith believes exposes it to liability unless such Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Credit Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors. Nothing in this Agreement shall require any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Administrative Agent, in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit.
(c) Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent appointed by such Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any Affiliates of an Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by an Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Agent that appointed it and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. No Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
9.4. Agents Entitled to Act as Lender
. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Parent or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection herewith and otherwise without having to account for the same to Lenders.
9.5. Lenders’ Representations, Warranties and Acknowledgment

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Parent and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Parent and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.
(b) Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement, Incremental Commitment Joinder or Incremental Term Loan Amendment, as applicable, and funding its Delayed Draw Term Loans and/or Revolving Loans, if any, on the Closing Date or the applicable Credit Date, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date or the applicable Credit Date.
9.6. Right to Indemnity
. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence, bad faith or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
9.7. Successor Administrative Agent.
(a) Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to Lenders and Borrower Representative. If Administrative Agent is a Defaulting Lender, Borrowers may remove such Defaulting Lender from such role upon 15 days’ notice by Borrower Representative to the Lenders. Administrative Agent shall have the right to appoint a financial institution to act as Administrative Agent hereunder and Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Administrative Agent by Borrowers and Requisite Lenders or (iii) such other date, if any, agreed to by Requisite Lenders and Borrowers. Upon any such notice of resignation, if a successor

Administrative Agent has not already been appointed by the retiring Administrative Agent, Requisite Lenders shall have the right, upon five Business Days’ notice to Borrower Representative, to appoint a successor Administrative Agent that is acceptable to Borrowers. If neither Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that, until a successor Administrative Agent acceptable to Borrowers is so appointed by Requisite Lenders or Administrative Agent, any Cash collateral held by Administrative Agent on behalf of Lenders or Issuing Banks under any of the Credit Documents shall continue to be held by the retiring Administrative Agent as nominee until such time as a successor Administrative Agent is appointed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all Cash collateral held under this Agreement, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests in any Cash collateral created under this Agreement, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.
(b) Notwithstanding anything in this Section 9.7 to the contrary, Borrowers shall have the right to consent (such consent not to be unreasonably withheld) to the identity of any successor Agent appointed pursuant to this Section 9.7 so long as no Event of Default described in Section 8.1(f) or 8.1(g) has occurred and is continuing.
9.8. Guaranty
.
(a) Administrative Agent under Guaranty. Each Lender Party hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lender Parties, to be the agent for and representative of Lender Parties with respect to the Guaranty. Subject to Section 10.5, without further written consent or authorization from any Lender Party, Administrative Agent may execute any documents or instruments necessary to release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.
(b) Right to Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrowers, Administrative Agent and each Lender Party hereby agree that no Lender Party shall have any right individually to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lender Parties in accordance with the terms hereof.
(c) [Reserved].
(d) Release of Guarantees, Termination of Credit Documents. A Guarantor Subsidiary ~~Guarantor~~ shall automatically be released from its obligations under the Credit Documents (1) upon the consummation of any single transaction or related series of transactions permitted by this Agreement as a result of which such Guarantor Subsidiary ~~Guarantor~~ ceases to be a Restricted Subsidiary (including pursuant to a merger with a Subsidiary that is not a Credit Party or a designation as an Unrestricted Subsidiary) or becomes an Excluded Subsidiary, an Immaterial Subsidiary, a Securitization Entity or a Foreign Subsidiary or (2) upon the request of Borrower Representative, in connection with a transaction permitted under this Agreement, as a result of which such Guarantor Subsidiary ~~Guarantor~~ ceases to be a Wholly-Owned Domestic Subsidiary unless, in the case of this clause (2), the primary purpose of such Guarantor Subsidiary ~~Guarantor~~ ceasing to be a Wholly-Owned Domestic Subsidiary was to evade the Guaranty of such Guarantor Subsidiary ~~Guarantor~~. Upon the payment in full of all of the Obligations (other than contingent Obligations for which no claim has been made) and the termination of the Commitments hereunder and if no Letter of Credit then remains outstanding, all obligations under the Credit Documents shall be automatically released. In connection with any termination or release pursuant to this Section 9.8(d), Administrative Agent shall (without notice to, or vote or consent of, any Lender Party) take such actions as shall be required to evidence any such termination or release. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
9.9. Erroneous Payments
.
(a) If Administrative Agent (x) notifies a Lender Party, or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient (and each of their respective successors and assigns), but in any event excluding the Credit Parties and their Affiliates, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from Administrative Agent) received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent pending its return or repayment as contemplated below in this Section 9.9 and held in trust for the benefit of Administrative Agent, and such Lender Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as Administrative Agent may, in its sole discretion, specify in writing), return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Payment Recipient (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 9.9(b).
For the avoidance of doubt, the failure to deliver a notice to Administrative Agent pursuant to this Section 9.9(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.9(a) or on whether or not an Erroneous Payment has been made.
(c) Each Lender Party hereby authorizes Administrative Agent to set off, net and apply any and all deposits of such Lender Party (general or special, time or demand, provisional of final) at any time held by or on behalf of Administrative Agent (or its Affiliates, including by branches and agencies of Administrative Agent, wherever located) for the account of such Lender Party against any amount that Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant ~~class~~Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance)), and is hereby

(together with Borrowers) deemed to execute and deliver an Assignment Agreement (or, to the extent applicable, an agreement incorporating an Assignment Agreement by reference pursuant to an electronic platform approved as to which Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to Borrowers or Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) Administrative Agent and Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(e) (ii) Subject to Section 10.6, Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by Administrative Agent) and (y) may, in the sole discretion of Administrative Agent, be reduced by any amount specified by Administrative Agent in writing to the applicable Lender from time to time.
(f) The parties hereto agree that (x) irrespective of whether Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender Party, to the rights and interests of such Lender Party, as the case may be) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Credit Parties’ Obligations under the Credit Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrowers or any other Credit Party; provided that this Section 9.9 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from Borrowers for the purpose of paying or repaying any Obligation.
(g) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(h) Each party’s obligations, agreements and waivers under this Section 9.9 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.
(i) Notwithstanding anything to the contrary herein or in any other Credit Document, neither any Credit Party nor any of its respective Affiliates who is a Payment Recipient shall have any obligations or liabilities (including the payment of any assignment or processing fee payable to Administrative Agent in connection therewith) directly or indirectly arising out of this Section 9.9 in respect of any Erroneous Payment (other than having consented to the assignment referenced in Section 9.9(d)(i) above).
9.10. Prior Collateral Agent
(a) . Notwithstanding anything to the contrary herein or in any other Credit Document, each of the parties hereto hereby acknowledges and agrees that, notwithstanding the release and discharge of JPMorgan as “collateral agent” that was effected pursuant to the IG Status Achievement Amendment, JPMorgan, in its capacity as “collateral agent” under this Agreement and the other Credit Documents (in each case, as in effect prior to the occurrence of the IG Status Achievement Amendment), shall continue to have the benefits provided to it pursuant to Sections 9.6, 10.2 and 10.3 of this Agreement as to any actions taken or omitted to be taken by it while it was “collateral agent”.
9.11. Certain ERISA Matters
.
(a) Each Lender (x) represents and warrants, as of the later of the Closing Date and the date such Person became a Lender party hereto, to, and (y) covenants, from the later of the Closing Date and the date such Person became a Lender party hereto, to, the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Credit Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and the conditions of such exemption are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (k) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the later of the Closing Date and the date such Person became a Lender party hereto, to, and (y) covenants, from the later of the Closing Date and the date such Person became a Lender party hereto, to, the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Credit Party, that none of the Agents or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by any Agent under this Agreement, any other Credit Document or any documents related to hereto or thereto).
(c) Each Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (1) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Credit Documents (2) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (3) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
SECTION 10. MISCELLANEOUS
10.1. Notices
.
(a) Notices Generally. Any notice or other communication herein required or permitted to be given to any Credit Party, Administrative Agent, or any Issuing Bank, shall be sent to such Person’s address as set forth on Appendix C or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix C or otherwise indicated to Administrative Agent in writing. Except as otherwise set forth in Section 3.2(b) or clause (b) below, each notice hereunder shall be in writing and may be personally served or sent by facsimile or electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated in writing by Administrative Agent from time to time.
(b) Electronic Communications.
(i) Notices and other communications to any Agent, Lender, and Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Agent, any Lender, or any applicable Issuing Bank pursuant to Section 2 if such Person has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrowers shall accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by such Person, provided that approval of may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received on the date (x) on which Borrowers post such notices, communications or documents, or provide a link thereto on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of Parent at www.laddercapital.com or (y) on which such notices are posted on Borrowers’ behalf on the Platform or another website to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by

Administrative Agent); provided that Borrower Representative shall notify Administrative Agent of any such communications (which notice may be by facsimile or electronic mail as described in the foregoing clause (i)).
(ii) Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct, bad faith or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.
(iv) Each Credit Party, each Lender, each Issuing Bank and each Agent agrees that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.
(v) Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.
(c) Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Legal Requirements, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to Parent, its Subsidiaries or their securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither any Borrower nor Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.
10.2. Expenses
. Whether or not the transactions contemplated hereby shall be consummated, Borrowers, jointly and severally, agree to pay (i) with respect to expenses incurred on or prior to the Closing Date, such expenses on the Closing Date to the extent invoiced 3 Business Days prior to the Closing Date and (ii) with respect to expenses incurred after the Closing Date, within 30 days following receipt by Borrower Representative of any invoice relating thereto (setting forth such expenses in reasonably detail): (a) all the actual, documented and reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the actual, documented and reasonable out-of-pocket costs of furnishing all opinions by counsel for Borrowers and the other Credit Parties; (c) the actual, documented and reasonable out-of-pocket fees, expenses and disbursements of one primary outside counsel to Agents, one local counsel to Agents in each material relevant jurisdiction, if necessary, in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrowers; provided that if counsel for Administrative Agent determines in good faith that there is an actual or potential conflict of interest that requires separate representation for Agents, Borrowers shall be required to pay for additional counsel for such Agents; (d) [reserved]; (e) [reserved]; (f) all other actual, documented and reasonable out-of-pocket costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the transactions contemplated by the Credit Documents and any consents, amendments, waivers or other modifications thereto and (g) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable out-of-pocket attorneys’ fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings; provided that attorney related legal costs shall be limited to one counsel to Administrative Agent and the Lenders taken as a whole and, if reasonably necessary, one local counsel in each relevant jurisdiction material to the interests of the Lenders taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected parties.
10.3. Indemnity
.
(a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel; provided, however, that the Indemnitees shall use a single outside counsel for all such Indemnitees taken as a whole (and, if reasonably necessary, one local counsel in any relevant material jurisdiction) to represent them, with exceptions in the case of conflicts of interest and in all cases the total legal fees for all counsel representing the Indemnitees must be reasonable taken as a whole, taking into account the nature of the investigative, administrative or judicial proceeding or hearing involved and, in the case of multiple counsel, the necessity of same), indemnify, pay and hold harmless, each Agent, Lender, Issuing Bank, Joint Lead Arranger, Joint Bookrunner and each of their respective Affiliates and its and their respective officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its controlled Affiliates or their respective directors, officers, employees, partners, advisors or other representatives, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) any investigative, administrative or judicial proceeding or hearing that is brought by an Indemnitee against any other Indemnitee that does not also include a claim against any Credit Party or any of their respective Subsidiaries; provided that Administrative Agent shall remain indemnified in respect of such disputes to the extent otherwise entitled to be so indemnified hereunder in such capacity as Administrative Agent, (iii) a material breach of any obligations under any Credit Document by such Indemnitee or of any of its controlled Affiliates or their respective directors, officers, employees, partners, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (iv) or relate to Hazardous Materials Activities, Releases or violations of Environmental Laws that first occur at any property after such property is transferred to an Indemnitee or any successor or assign by foreclosure, deed-in-lieu of foreclosure or similar transfer or (v) any Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-tax claim. No Credit Party shall be liable for any settlement in connection with any Indemnified Liabilities effected without Borrowers’ written consent (which consent shall not be unreasonably withheld or delayed), but if settled with Borrowers’ written consent or if there is a final judgment against such Indemnitee, Borrowers, jointly and severally, agree to indemnify and hold harmless each Indemnitee from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements by reason of such settlement or judgment in accordance with the other provisions of this Section 10.3. Borrowers shall not, without the prior written consent of any Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless (x) such settlement includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability on claims that are the subject matter of such proceedings and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any Legal Requirements or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
(b) To the extent permitted by applicable Legal Requirements, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, any Joint Lead Arranger, any Joint Bookrunner and any of their respective Affiliates, directors, employees, attorneys, agents and sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party hereto hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(c) Each Credit Party also agrees that no Lender, Agent, Joint Lead Arranger, Joint Bookrunner nor their respective Affiliates, directors, employees, attorneys, agents or sub-agents will have any liability to any Credit Party or any person asserting claims on behalf of or in right of any Credit Party or any other person in connection with or as a result of this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in each case, except in the case of any Credit Party to the extent that any losses, claims, damages, liabilities or expenses incurred by such Credit Party or its affiliates, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Lender, Agent, Joint Lead Arranger, Joint Bookrunner or their respective Affiliates, directors, employees, attorneys, agents or sub-agents in performing its obligations under this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, however, that in no event will such Lender, Agent, Joint Lead Arranger, Joint Bookrunner or their respective Affiliates, directors, employees, attorneys, agents or sub-agents have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender’s, Agent’s, Joint Lead Arranger’s, Joint Bookrunner’s or their respective Affiliates’, directors’, employees’, attorneys’, agents’ or sub-agents’ activities related to this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.
10.4. Set-Off
. In addition to any rights now or hereafter granted under applicable Legal Requirements and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender and Issuing Bank is hereby authorized by each Credit Party at any time or from time to time upon notice to Administrative Agent (but with no consent required and without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including escrow, payroll, petty cash, trust and tax accounts) and any other Indebtedness at any time held or owing by such Lender or Issuing Bank to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of any Credit Party to such Lender or Issuing Bank hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender or Issuing Bank shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such Obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
10.5. Amendments and Waivers
.
(a) Requisite Lenders’ Consent. Subject to Section 2.24, Section 2.3 in respect of an Incremental Commitment Joinder or Incremental Term Loan Amendment, as applicable, Section 2.14 in respect of an extension of an applicable Maturity Date, and the additional requirements of Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that Administrative Agent may, with the consent of Borrowers only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or Issuing Bank; provided further that the written concurrence of Requisite Lenders shall not be required for any amendment, modification, termination, or consent set forth in Section 10.5(b)(i), 10.5(b)(ii), 10.5(b)(iii), 10.5(b)(iv) or 10.5(b)(v) that is consented to by each Lender that would be directly and adversely affected thereby.
(b) Affected Lenders’ Consent. Subject to Section 2.24, without the written consent of each Lender that would be directly and adversely affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:
(i) extend the scheduled final maturity of any Loan or Note (it being understood that a waiver of any condition precedent set forth in Section 3.1 or 3.2, or the waiver of any Default or Event of Default shall not constitute such an extension);
(ii) other than as expressly set forth in Section 2.14, extend the Revolving Commitment Termination Date or, other than as expressly set forth in Section 2.4(a), the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;
(iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder;
(iv) extend the time for payment of any such interest or fees (it being understood that the waiver (or amendment to the terms of) of any obligation of Borrowers to pay interest at the default rate, any Default or Event of Default shall not constitute such a postponement of any date scheduled for the payment of principal or interest);
(v) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit (it being understood that (i) the waiver of (or amendment to the terms of) any obligation of Borrowers to pay interest at the default rate or any Default or Event of Default shall not constitute such a reduction);
(vi) amend, modify, terminate or waive any provision of Section 2.13(b)(ii), this Section 10.5(b), Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;
(vii) amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of Requisite Lenders, (x) additional extensions of credit pursuant hereto (which may or may not be new money tranches) may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Revolving Commitments and the Revolving Loans are included on the Closing Date, (y) such terms and any provisions in any Credit Document requiring pro rata payments, distributions or commitment reductions may be amended on customary terms in connection with (I) such additional extension of credit referred to in clause (x) or (II) “amend and extend” transactions;
(viii) release all or substantially all of value of the Guaranty except as expressly provided in the Credit Documents;

(ix) consent to the assignment or transfer by any Borrower of any of its rights and Obligations under any Credit Document except as expressly provided in the Credit Documents; or
(x) contractually subordinate the payment priority of the Obligations to any other Indebtedness of any Borrower or any Guarantor for borrowed money without the written consent of each Lender, except in connection with a “debtor in possession” financing (or any similar financing arrangement in an insolvency proceeding in a non-U.S. jurisdiction);
(xi) provided that, for the avoidance of doubt, all Lenders shall be deemed directly affected thereby with respect to any amendment described in clauses (vii), (viii), (ix) and (x).
(c) Other Consents. Subject to Section 2.24, no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:
(i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;
(ii) increase any Letter of Credit Commitment of any Issuing Bank over the amount thereof then in effect without the consent of such Issuing Bank; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Letter of Credit Commitment of any Issuing Bank;
(iii) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.4(e) without the written consent of Administrative Agent and of each Issuing Bank;
(iv) amend, modify or waive this Agreement so as to alter the ratable treatment of Obligations arising under the Credit Documents or the definition of “Lender Party” or “Obligations,” in each case in a manner adverse to any Agent or Lender Party with Obligations then outstanding without the written consent of any such Agent or Lender Party; or
(v) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.
(d) Execution of Amendments, Etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.
(e) [Reserved.]
(f) Subject to Section 2.24, Section 2.3 in respect of an Incremental Commitment Joinder or Incremental Term Loan Amendment, as applicable, Section 2.14 in respect of an extension of an applicable Maturity Date, no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:
(i) amend the definition of “Requisite Class Lenders” without the consent of Requisite Class Lenders of each directly and adversely affected Class; provided, with the consent of Administrative Agent and the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such “Requisite Class Lenders” on substantially the same basis as the Delayed Draw Term Loan Commitments, the Delayed Draw Term Loans, the Revolving Commitments and the Revolving Loans as of the Amendment No. 2 Effective Date; or
(ii) amend, modify, terminate or waive any provision of Section 3.2 with regard to any Credit Extension consisting of a Revolving Loan or a Delayed Draw Term Loan without the consent of Requisite Class Lenders of such Class of Loans;
(iii) provided, that the written concurrence of Requisite Lenders shall not be required for any amendment, modification, termination, or consent set forth in this Section 10.5(f) that is consented to by the Requisite Class Lenders of the applicable Class that would be directly and adversely affected thereby.
10.6. Successors and Assigns; Participations
.
(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) Register. Borrowers, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d). Each assignment shall be recorded in the Register promptly following receipt by Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to Borrower Representative and a copy of such Assignment Agreement shall be maintained by Administrative Agent. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.
(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments; provided further, that outstanding Delayed Draw Term Loans may be assigned by any Lender to any other Lender or to any Affiliate or any Related Fund of such Lender separately from one another):
(i) to any Person meeting the criteria of clause (a) of the definition of the term of “Eligible Assignee” upon the giving of notice to Borrower Representative and Administrative Agent but with no consent required of any of them; and
(ii) to any Person meeting the criteria of clause (b) of the definition of the term of “Eligible Assignee” upon giving of notice to Borrower Representative and Administrative Agent and, in the case of assignments of Loans or Revolving Commitments to any such Person, consented to by Borrower Representative and Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of Borrower Representative, required at any time an Event of Default under Section 8.1(a), Section 8.1(f) or Section 8.1(g) shall have occurred and then be continuing); provided, further, that (A) Borrower Representative shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to Administrative Agent within ten Business Days after having received notice thereof and (B) each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (x) in the case of Revolving Commitments (and corresponding Revolving Loans) or Delayed Draw Term Loan Commitments, $5,000,000 (or such lesser amount as may be agreed to by Borrower Representative and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments (and corresponding Revolving Loans) or Delayed Draw Term Loan Commitments of the assigning Lender) and (y) in the case of Delayed Draw Term Loans, $1,000,000 (or such lesser amount as may be agreed to by Borrower Representative and Administrative Agent or as shall constitute the aggregate amount of the Delayed Draw Term Loans of the assigning Lender).
(d) Mechanics. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(g), together with payment to Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender) unless waived by Administrative Agent. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, the Default Period has ended.
(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).
(f) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) an Issuing Bank shall continue to have all rights and obligations thereof with respect to all Letters of Credit issued by it until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrowers shall issue and deliver new Notes, if so requested by the assignee or assigning Lender, to such assignee or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and outstanding Loans of the assignee and/or the assigning Lender.
(g) Participations.
(i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than any Disqualified Institutions, Defaulting Lenders, Parent or any of its Subsidiaries or any of their Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. Each Lender that sells a participation pursuant to this Section 10.6(g) shall maintain a register on which it records the name and address of each participant and the principal amounts of each participant’s participation interest (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation for all purposes under this Agreement, notwithstanding any notice to the contrary.
(ii) The holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver pursuant to Section 10.5(b) or (c)(i) that would require the consent of such Lender.
(iii) Borrowers agree that each participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(g) (it being understood that the documentation required under Section 2.20(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section; provided, a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Nothing herein shall require any notice to Borrowers or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17 as though it were a Lender.
(h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6 any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided that no Lender, as between Borrowers and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; and provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.
(i) Notwithstanding anything herein to the contrary, Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution. The Administrative Agent will be permitted to make the list of Disqualified Institutions available on a confidential basis to any Lender who specifically requests a copy thereof in connection with an assignment or participation of its Loans and commitments and agrees to keep it confidential.
10.7. Independence of Covenants
. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
10.8. Survival of Representations, Warranties and Agreements
. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18, 2.19, 2.20, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17, 9.3(b) and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.
10.9. No Waiver; Remedies Cumulative
. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
10.10. Marshalling; Payments Set Aside
. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent, Issuing Banks or Lenders (or to Administrative Agent, on behalf of Lenders or Issuing Banks), or any Agent, Issuing Bank or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
10.11. Severability
. In case any provision herein or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
10.12. Obligations Several; Independent Nature of Lenders’ Rights
. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
10.13.
10.14. Headings
. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
10.15. APPLICABLE LAW
. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
10.16. CONSENT TO JURISDICTION
. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT OR AN ASSIGNMENT AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN

ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY CREDIT DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.
10.17. WAIVER OF JURY TRIAL
. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
10.18. Confidentiality
. Each Agent (which term shall for the purposes of this Section 10.17 include Joint Lead Arrangers and Joint Bookrunners), and each Lender (which term shall for the purposes of this Section 10.17 include Issuing Banks) shall hold all Information confidential, it being understood and agreed by Borrowers that, in any event, Administrative Agent may disclose Information to the Lenders and each Agent and each Lender may make (i) disclosures of such Information to Affiliates of such Lender or Agent and to their respective employees, directors, officers, independent auditors, agents, consultants, service providers, advisors and other experts (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such Information in connection with disclosures otherwise made in accordance with this Section 10.17), in each case, other than to Disqualified Institutions and on a “need to know basis” (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and agree to keep such Information confidential), (ii) disclosures of such Information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to any Borrower and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), in each case, other than to a Disqualified Institution, (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any Information relating to Credit Parties received by it from any Agent or any Lender, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document, (v) disclosures required by any Governmental Authority or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order and to the extent practicable, each Lender and each Agent shall make reasonable efforts to notify Borrower Representative of any disclosure required by any Governmental Authority or representative thereof (other than any such disclosure in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority or representative thereof) for disclosure of any such Information prior to disclosure of such information and (vi) to the extent that such Information (x) becomes publicly available other than as a result of a breach of this Section 10.17, or (y) becomes available to any Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a non-confidential basis from a source other than the Credit Parties, disclosures of such Information to any other Person. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates. For the purposes of this Section 10.17, “Information” means all information received from the Credit Parties relating to any Credit Party, its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, other than any such information that is publicly available to any Agent, any Issuing Bank or any Lender prior to disclosure by any

Credit Party other than as a result of a breach of this Section 10.17 or any other confidentiality obligation owed to any Credit Party or their Affiliates.

For the avoidance of doubt, nothing in this Section 10.17 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this Section 10.17 to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.17 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

10.19. Usury Savings Clause
. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrowers.
10.20. Counterparts; Electronic Execution
. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Credit Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.1), certificate, request, statement, disclosure, Assignment Agreement, or authorization related to this Agreement, any other Credit Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Credit Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Credit Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require any Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent an Agent has agreed to accept any Electronic

Signature, such Agent and each of the other Agents and Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Credit Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of any Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each other Credit Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agents, the Lenders, Borrowers and/or the other Credit Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Credit Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) each Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Credit Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Credit Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Credit Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Agent, any Lender, any Affiliate of any Agent or any Lender and any officer, partner, member, director, trustee, advisor, employee, agent, or sub-agent of any of the foregoing for any Liabilities arising solely from such Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower and/or any other Credit Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
10.21. Effectiveness; Entire Agreement
. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto or receipt by Borrowers and Administrative Agent of written notification of such execution and authorization of delivery thereof.
10.22. PATRIOT Act
. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.
10.23. Joint and Several

10.24. . Each Borrower hereby agrees that the Obligations are the joint and several obligations of each Borrower without preferences or distinction among them, not merely as surety, but also as co-debtors.
10.25.
10.26. No Fiduciary Duty
. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their Affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its Affiliates, on the other. The Credit Parties acknowledge and agree that (a) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (b) in connection with the transactions contemplated by the Credit Documents and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its Affiliates with respect to the transactions contemplated by the Credit Documents (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party in connection therewith except the obligations expressly set forth in the Credit Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.
10.27. Disclosure of Information Relating to Agreement
. Each Agent and each Lender may disclose the existence of this Agreement, the size of the credit facilities hereunder, the number and nature of tranches (i.e., revolver, term loan, etc.) hereunder, the Revolving Commitment Termination Date, the names and title of the Agents hereunder and the number of Lenders to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.
10.28. Acknowledgement and Consent to Bail-In of Affected Financial Institutions
. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
(a)
[Signature Pages Intentionally Omitted]